UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Tyson Foods, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, Arkansas 72762-6999
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 8, 2024
To Tyson Foods, Inc. Shareholders:
Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (the “Company”), will be held at Tyson Foods, Inc., 2008 South Thompson Street, Springdale, Arkansas, on Thursday, February 8, 2024 at 10:00 a.m., Central time, for the following purposes:
1.To elect the fourteen (14) director nominees named in the accompanying Proxy Statement to the Company’s Board of Directors;
2.To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2024;
3.To consider and act upon the shareholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and
4.To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on December 11, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket will be required for entry to the Annual Meeting venue, and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live on the Company’s Investor Relations website at http://ir.tyson.com. Cameras, video and audio recording equipment, and other similar electronic devices, as well as large bags (including backpacks, handbags, and briefcases) are not permitted at the meeting location, and attendees will be subject to security inspections prior to entry.
The health and wellbeing of our employees and shareholders is our top priority. As such, we may announce alternative arrangements for the Annual Meeting, which may include switching to a hybrid in-person/virtual format, a virtual-only meeting format or changing the time, date or location of the Annual Meeting. If we take this step, we will announce any changes in advance in a press release available on our website (http://ir.tyson.com) and filed with the Securities and Exchange Commission (“SEC”) as additional proxy materials.
This year we will again take advantage of the rules of the SEC that allow us to furnish our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of our proxy materials. This process helps the environment and substantially reduces the costs associated with printing and distributing our proxy materials. To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card, describe how to use these convenient services.

By Order of the Board of Directors,
Springdale, Arkansas	Adam Deckinger, General Counsel and Secretary
December 21, 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. SUBMITTING A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 8, 2024: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2023 are also available at http://ir.tyson.com or http://www.proxyvote.com.

i

Frequently Requested Information

Board Leadership Structure	15

CEO Pay Ratio Disclosure	66

Certain Transactions	73

Clawback Policy	53

Committees of the Board	16

Director Compensation for Fiscal Year 2023	24

Director Nominee Diversity, Tenure and Age	iv

Environmental, Social and Governance	20

Human Capital Management	22

Pay Versus Performance Disclosure	66

Policy on Hedging and Pledging	53

Political Contributions and Expenditures Policy	22

Stock Ownership Requirements	53

PROXY STATEMENT SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting, or at any adjournments or postponements thereof. This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted on at the Annual Meeting, or at any adjournments or postponements thereof, and our fiscal year 2023 performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

INFORMATION ABOUT OUR ANNUAL MEETING

Date and Time:	Thursday, February 8, 2024 at 10:00 a.m., Central time

Place:	Tyson Foods, Inc., 2008 South Thompson Street, Springdale, Arkansas

Record Date:	December 11, 2023

Attendance/Voting:	Only shareholders of record at the close of business on the record date for the Annual Meeting are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote for each director nominee and one vote for each other proposal, and each share of Class B Common Stock will entitle the holder to ten votes for each director nominee and ten votes for each other proposal.

Advance Voting:	Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods:
•Visit the website listed on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form to vote by Internet.
•If you have requested a paper copy of the proxy materials, call the telephone number on your proxy card or voting instruction form to vote by telephone.
•If you have requested a paper copy of the proxy materials, mark, sign, date and return your proxy card or voting instruction form in the envelope provided to vote by mail.
PROPOSALS AND VOTING RECOMMENDATIONS

Voting Items	Board Recommendation	Votes Required for Approval	Page No.
Election of directors	FOR All Nominees	Majority of votes cast	8
Ratification of selection of independent registered public accounting firm	FOR	Majority of votes cast	26
Shareholder proposal regarding corporate climate lobbying	AGAINST	Majority of votes cast	28
Shareholder proposal regarding the Company’s labor practices	AGAINST	Majority of votes cast	30
Shareholder proposal regarding deforestation-free supply chains	AGAINST	Majority of votes cast	34
Shareholder proposal regarding a circular economy for packaging	AGAINST	Majority of votes cast	37

DIRECTOR NOMINEES
The following table contains information about the candidates who have been nominated for election to the Board of Directors (the “Board”) of the Company, including committee assignments as of the last day of fiscal year 2023 (September 30, 2023). Each nominee, except for Kate B. Quinn, is currently a director of the Company. Additional biographical information about the nominees can be found in the section titled “Election of Directors” in this Proxy Statement. Effective November 16, 2023, the Board increased the number of directors on the Board from thirteen (13) to fourteen (14), and nominated Kate B. Quinn to be elected as a member of the Board at the Annual Meeting. Ms. Quinn was nominated for election by the Board upon recommendation by the Governance and Nominating Committee, following a candidate search conducted by a third-party search firm under the direction of the committee.

Name	Age	Director Since	Independent During Fiscal Year 2023	Committee Assignments for Fiscal Year 2023
John H. Tyson m	70	1984	No	E
Les R. Baledge	66	2020	Yes (1)	G*
Mike Beebe	76	2015	Yes	G
Maria Claudia Borras	54	2021	Yes	C, S
David J. Bronczek	69	2020	Yes	C, G
Mikel A. Durham	60	2015	Yes	A, S
Donnie King	61	2022	No
Jonathan D. Mariner :	69	2019	Yes	A*
Kevin M. McNamara † :	67	2007	Yes	A, E
Cheryl S. Miller :	51	2016	Yes	A, C*
Kate B. Quinn	58	—	—
Jeffrey K. Schomburger	61	2016	Yes	C, S*
Barbara A. Tyson	74	1988	Yes	E
Noel Whites	65	2018	No

(1) Mr. Baledge qualified as independent during fiscal year 2023. Subsequent to the end of fiscal year 2023, Mr. Baledge was appointed as one of the trustees of the Donald J. Tyson Revocable Trust, a general partner of the Tyson Limited Partnership. Upon his appointment, the Board determined that Mr. Baledge no longer qualified as an independent director beginning November 16, 2023.

A - Audit Committee	C - Compensation and Leadership Development Committee	G - Governance and Nominating Committee
S - Strategy and Acquisitions Committee	E - Executive Committee	m Chairman of the Board
† Lead Independent Director and Vice Chairman of the Board	* Committee Chairperson	: Audit Committee Financial Expert
s Executive Vice Chairman of the Board (through December 31, 2023)
DIRECTOR NOMINEE DIVERSITY, TENURE AND AGE
The following charts provide summary information about our director nominees’ personal characteristics, including gender, ethnicity, independence and tenure, to illustrate the diversity of perspectives of our director nominees. Additional biographical information about the nominees can be found in the section titled “Election of Directors” in this Proxy Statement.

DIRECTOR NOMINEE SKILLS AND EXPERIENCE

Executive Leadership	Strategy & Growth Experience
Executive leadership experience brings skills and qualifications that help our Board advise and support our management team and execute our strategies.	Strategy and growth experience assists our Board with evaluating potential strategic acquisitions, joint ventures or divestitures.

Financial Expertise	Foodservice and Consumer Products Industry Experience
Financial expertise experience assists our Board in overseeing our financial reporting, capital structure and internal audit and controls processes.	Foodservice and consumer products industry experience and market knowledge bring a deep understanding of factors affecting our industry, operations, business needs and strategic goals.

Public Company Board Experience	Global Experience
Public company board experience provides insight into new and best practices for corporate governance and mitigating significant business risks.	Directors with a global perspective help us make key strategic decisions in international markets.
FISCAL YEAR 2023 FINANCIAL RESULTS
For information on the Company’s fiscal year 2023 financial results, see the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE AND HUMAN CAPITAL MANAGEMENT HIGHLIGHTS
Environmental, Social and Governance
Throughout our history, we have found innovative and creative ways to offer affordable, accessible and nutritious protein, and we are on a journey to find new ways to do so in the future. We are working to help build a food system that is more sustainable and equitable for current and future generations. Through our ESG strategy, Formula to Feed the Future, we aim to bring together a diverse set of expertise and the scalable resources needed to take on the difficult dilemmas facing our world in the 21st century and beyond. For example, we recently signed an agreement for an investment and joint venture with Protix to create more efficient sustainable proteins and lipids, including the upcycling of food manufacturing byproducts for use in the pet food, aquaculture and livestock industries.
For a more detailed discussion regarding environmental, social and governance highlights, see the section titled “Board of Directors and Corporate Governance Information—Environmental, Social and Governance” in this Proxy Statement.
Human Capital Management
Our commitment to health, safety, and wellbeing revolves around rigorous safety training and providing essential equipment to our team members. We continuously strive to reduce workplace incidents and hazards, with a specific focus on decreasing OSHA recordable incidents year by year. Additionally, we make healthcare easily accessible for team members and their families by operating health clinics near our main production facilities.
Diversity, equity, and inclusion (“DE&I”) are core to our company's strength. With approximately 39% women and over 60% representation from minority groups in our workforce, we actively promote a culture of DE&I. This commitment extends across the employee lifecycle, encompassing recruitment, individual development, and team member engagement. We establish employee-led business resource groups and DE&I councils to create a culture of inclusion where every team member feels respected and valued.
Our talent strategy, known as "Grow With Us," is centered on attracting the best talent, recognizing and rewarding performance, and continuously developing and engaging our team members. We prioritize the team member experience, streamline HR processes, and place a strong emphasis on frontline team member retention. To support this, we offer an array of educational opportunities through the Upward Academy Program, which provides training in areas such as language, education, and financial literacy. Furthermore, we have launched Upward Academy online, an initiative that supports career development and advancement at no cost to participants, creating opportunities for our team members to progress into higher-paying, senior-level roles. In addition, we strengthened our commitment to immigrant team members through a partnership and investment in Immigrant Connection, a non-profit organization that provides immigrants with legal services, including petitions for citizenship. Our overarching goal is to be a highly sought-after company within our markets, by continually nurturing the skills and capabilities needed and maintaining a robust talent pipeline throughout the organization.

v

For a more detailed discussion regarding human capital management highlights, see the section titled “Board of Directors and Corporate Governance Information—Human Capital Management” in this Proxy Statement.
GOVERNANCE HIGHLIGHTS
The Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens the Board of Directors and management accountability, and helps build public trust in the Company. Some of the Company’s key governance features include:
•10 of 13 directors independent during fiscal year 2023;
•Board and committee meeting attendance of approximately 95% during fiscal year 2023;
•Deferred shares for directors and strong ownership requirements for directors and senior officers;
•Majority-independent Board committees, with four of five standing Board committees composed entirely of independent directors during fiscal year 2023;
•Majority voting for directors in uncontested elections;
•Regular executive sessions for independent directors, presided over by the Lead Independent Director;
•Robust director nomination process;
•Robust governance policies and procedures, including our Code of Conduct;
•Board composition highlighted by strong leadership, diversity and experience; and
•Active Board participation in succession planning for senior management roles.
The following table contains certain information about the Board and its committees during fiscal year 2023:

	Number of Members at the End of Fiscal Year 2023	Independence % During Fiscal Year 2023	Number of Meetings During Fiscal Year 2023	Number of Actions by Written Consent During Fiscal Year 2023
Board of Directors	13	77%	5	3
Audit Committee	4	100%	4	2
Compensation and Leadership Development Committee	4	100%	6	1
Governance and Nominating Committee	3	100%	5	0
Strategy and Acquisitions Committee	3	100%	3	0
Executive Committee	3	67%	0	0
EXECUTIVE COMPENSATION SUMMARY
Our executive compensation program is based on a strong link between pay and performance, which we believe results in a better alignment of compensation with Company goals and shareholder interests. Through our executive compensation program, we emphasize attainment of Company goals, both short- and long-term, and seek to foster a commitment to performance that enhances sustainable shareholder value. Our key executive compensation practices include the following:

•High percentage of pay is variable and at risk
•Strong stock ownership guidelines
•Balanced mix of short- and long-term incentives
•Performance targets set at challenging levels that seek to balance short- and long-term goals
We provide a compensation package designed to attract, motivate and retain top executive talent for the long-term. We believe that total compensation opportunities should reflect each executive officer’s role, skills, experience level and individual contributions to the Company and be competitive with the organizations with which we compete for talent. We also believe that as an executive officer’s responsibility increases, a significant portion of his or her compensation should be dependent on Company earnings and performance goals. In fiscal year 2023, approximately 86% of the target total compensation opportunity for our continuing named executive officers was at risk. In addition, in fiscal year 2023, we continued to include a “Leadership Scorecard” modifier in our Annual Incentive Compensation Plan for Senior Executive Officers (“Executive Incentive Plan”), which we had first added in fiscal year 2021.
Detailed information regarding our executive compensation programs, practices and philosophy can be found in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.

HOW PAY IS TIED TO COMPANY PERFORMANCE
Incentive payments under the Company’s Executive Incentive Plan are based on performance measures established by the Compensation and Leadership Development Committee. For fiscal year 2023, the Compensation and Leadership Development Committee selected two performance measures under the Executive Incentive Plan: (i) Adjusted Operating Income, weighted at 75% of the total funding to be made available for the plan, and (ii) Adjusted Total Volume as a new performance measure, weighted at 25% of the total funding to be made available for the plan. The Compensation and Leadership Development Committee believes Adjusted Operating Income and Adjusted Total Volume are appropriate measures of Company performance to utilize in making performance-based compensation decisions because these are good indicators of value creation and are some of the factors used by senior management to evaluate the performance of the business. In addition, the Company’s Executive Incentive Plan included certain “Leadership Scorecard” performance modifiers to promote and reward behaviors in support of (1) diversity, equity and inclusion, (2) health and safety and (3) sustainability. Each of the three above-referenced factors can modify annual incentive payments by plus or minus 5% of target performance incentive payments, with a total potential impact of plus or minus 15% of annual incentive payments. A positive modifier applies if we exceed these goals, no modifier applies if we meet these goals and a negative modifier applies if we do not meet these measured goals. The Adjusted Operating Income target for purposes of the Executive Incentive Plan was $4.1 billion for fiscal year 2023 and the Adjusted Total Volume target for fiscal year 2023 was 28,813 million pounds. For fiscal year 2023, the Company achieved the Adjusted Total Volume goal but not the Adjusted Operating Income goal, resulting in an overall incentive payment of 25% of the respective target eligibilities for each of our named executive officers. In addition, the “Leadership Scorecard” resulted in a net payout modifier of -7.5%, which was applied to the fiscal year 2023 annual incentive payments for executives who were team members throughout all of fiscal year 2023. For further information, please see the “Compensation Discussion and Analysis” section in this Proxy Statement.
Performance stock grants under the Company’s equity compensation plans are also based on performance measures chosen by the Compensation and Leadership Development Committee. For fiscal year 2023, the Compensation and Leadership Development Committee selected the achievement of a three-year cumulative Adjusted Operating Income performance goal measured from the beginning of fiscal year 2023, a comparison of the relative total shareholder return on the Company’s Class A Common Stock to the total shareholder return of a compensation peer group over the same three-year period and the achievement of a return on invested capital (“ROIC”) metric over the same three-year period. The cumulative Adjusted Operating Income performance criterion accounted for 50% of the performance stock award, while the relative total shareholder return and the ROIC criterion accounted for 25% each. Three-year cumulative Adjusted Operating Income was selected to further focus our executive officers on what we believe to be the drivers of long-term value creation and relative total shareholder return was selected to assess and motivate our executive officers to outperform peer group companies and further align their interests with shareholder value creation. ROIC was selected as an additional performance metric due to the Compensation and Leadership Development Committee’s view that this metric is a robust indicator of Company performance that is aligned with shareholders’ interests, takes into account operating performance and balance sheet health and is complementary to, and not duplicative of, the cumulative Adjusted Operating Income criterion.

Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, Arkansas 72762-6999
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held
February 8, 2024
GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Why am I receiving these proxy materials?
The Company has made this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (together, the “proxy materials”) available to you in connection with the solicitation of proxies on behalf of the Company by the Board of Directors of the Company, for use at the Annual Meeting, to be held at Tyson Foods, Inc., 2008 South Thompson Street, Springdale, Arkansas, on Thursday, February 8, 2024 at 10:00 a.m., Central time. These materials were first sent or made available to shareholders on or about December 21, 2023. As a shareholder of the Company, you are entitled to vote on the important proposals described in this Proxy Statement. Since it is not practical for all shareholders to attend and vote at the Annual Meeting, the Board is seeking your proxy to vote on these matters.
Why did I receive a one-page notice in the mail regarding the availability of the proxy materials instead of a full set of the proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet rather than mailing paper copies to each shareholder. Accordingly, on or about December 21, 2023, the Company sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of our proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of the Annual Meeting.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials, including the Notice, to you electronically by email. The Company’s proxy materials are also available on the Company’s Investor Relations website at http://ir.tyson.com.
If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.
What is “householding”?
We are sending only one copy of the Notice or one copy of our proxy materials to shareholders who share the same last name and address, unless they have notified us that they want to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. If any shareholder residing at such address wishes to receive a separate copy of our proxy materials in the future, or if any shareholders sharing an address are receiving multiple copies of the Notice or our proxy materials and would like to request delivery of a single copy, he or she may contact the General Counsel and Secretary by mail at 2200 West Don Tyson Parkway, Mail Stop AR076124, Springdale, Arkansas 72762-6999 or our Investor Relations department at (479) 290-4524, and provide his or her name, the name of each of his or her brokerage firms or banks where his or her shares are held, and his or her account numbers. If you hold shares in “street name,” you may contact your brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What items will be voted on at the Annual Meeting?
The following matters will be presented for shareholder consideration and voting at the Annual Meeting:
•To elect the fourteen (14) director nominees named in this Proxy Statement to the Board;
•To ratify the selection of PwC as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2024; and
•To consider and act upon each of the shareholder proposals described in this Proxy Statement, if properly presented at the Annual Meeting.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•FOR the election of each of the director nominees named in this Proxy Statement to the Board;
•FOR ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2024; and
•AGAINST each of the shareholder proposals described in this Proxy Statement.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you by the Company. As a shareholder of record, you can vote your shares via the Internet, telephone, mail or by attending the annual meeting. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a voting instruction form from the organization holding your shares.
If I am a shareholder of record of the Company’s shares, how do I vote?
If you are a shareholder of record, you may vote using any of the following methods:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials be sent to you by mail, by following the instructions provided on the proxy card.
•By telephone. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
•By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.
•In person. You may vote in person at the Annual Meeting. If you desire to vote in person at the Annual Meeting, an admission ticket will be required for entry to the annual meeting venue, which can be requested by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. Ballots will be available at the shareholder meeting venue upon request.

If I am a beneficial owner of shares held in street name, how do I vote?
If you are a beneficial owner of shares, you may vote using any of the following methods:
•Via the Internet. You may vote by proxy via the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice, or, if you request printed copies of the proxy materials be sent to you by mail, by following the instructions provided in the voting instruction form you received from the organization holding your shares.
•By telephone. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares.
•By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by marking, signing and dating the voting instruction form you received from the organization that holds your shares and returning it in the envelope provided.
•In person. You may vote in person at the Annual Meeting by first obtaining a legal proxy from the organization that holds your shares. If you obtain such a proxy and desire to vote in person at the Annual Meeting, please request a ballot when you arrive.
Can I change my vote after I have submitted my vote using the Internet or telephone or mailed in my proxy card or voting instruction form?
You may revoke your proxy and change your vote at any time before it is voted at the Annual Meeting by:
•Voting again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted);
•Marking, signing and returning a proxy card with a later date;
•Delivering a written notice of revocation to the Company’s General Counsel and Secretary at 2200 West Don Tyson Parkway, Mail Stop AR076124, Springdale, Arkansas 72762-6999, prior to the Annual Meeting; or
•Attending the Annual Meeting and voting in person.
Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your proxy be revoked by delivering written notice of revocation to the Company’s General Counsel and Secretary as set forth above.
If you are a beneficial owner of shares held in street name, you must contact your broker, bank or other nominee for specific instructions on how to revoke your proxy and change your vote.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•as necessary to meet applicable legal requirements;
•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by Broadridge Financial Solutions, Inc., the inspector of the Annual Meeting, and published within four business days following conclusion of the Annual Meeting.

How can I attend the Annual Meeting?
Only persons owning shares at the close of business on December 11, 2023, the record date for the Annual Meeting, will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof. The Annual Meeting will be held at Tyson Foods, Inc., 2008 South Thompson Street, Springdale, Arkansas on Thursday, February 8, 2024 at 10:00 a.m., Central time. If you plan to attend the Annual Meeting, an admission ticket will be required for entry to the Annual Meeting venue, and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. Cameras, video and audio recording equipment, and other similar electronic devices, as well as large bags (including backpacks, handbags, and briefcases) are not permitted at the Annual Meeting venue, and attendees will be subject to security inspections prior to entry. The Annual Meeting will also be webcast live on the Company’s Investor Relations website at http://ir.tyson.com. A replay of the Annual Meeting will be viewable as soon as practical after the Annual Meeting at http://ir.tyson.com.
The health and wellbeing of our employees and shareholders is our top priority. As such, we may announce alternative arrangements for the Annual Meeting, which may include switching to a hybrid in-person/virtual format, a virtual-only meeting format or changing the time, date or location of the Annual Meeting. If we take this step, we will announce any changes in advance in a press release available on our website (http://ir.tyson.com) and filed with the SEC as additional proxy materials.

OUTSTANDING STOCK AND VOTING RIGHTS
Generally. As of December 11, 2023, the outstanding shares of the Company’s capital stock consisted of 286,350,745 shares of Class A Common Stock, $0.10 par value (“Class A Common Stock”), and 70,009,005 shares of Class B Common Stock, $0.10 par value (“Class B Common Stock”). The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on December 11, 2023, the record date for the Annual Meeting, will vote together as a single class on all matters submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote on all such matters and each share of Class B Common Stock will entitle the holder to ten votes on all such matters.
Quorum. The holders of a majority of the voting power of the Company’s outstanding Class A Common Stock and Class B Common Stock, treated as a single class, must be present in person or represented by proxy to hold the Annual Meeting.
Approval Standards. The Company’s by-laws provide that in an uncontested election of directors, each director nominee will be elected by a majority of the votes cast for his or her election at the meeting. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the directors will be elected by a plurality of the votes cast on the election of directors. The election of directors to be held at the Annual Meeting is an uncontested election, and, therefore, the majority of votes cast standard will apply.
A majority of the votes cast at the Annual Meeting is also required to ratify the selection of PwC as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2024 and to approve each of the shareholder proposals.
The form of proxy card or voting instruction form provides a method for shareholders to vote for, against or to abstain from voting with respect to (i) each director nominee, (ii) the ratification of the selection of PwC as the Company’s independent registered public accounting firm, (iii) the shareholder proposal regarding corporate climate lobbying, (iv) the shareholder proposal regarding the Company’s labor practices, (v) the shareholder proposal regarding a deforestation-free supply chain and (vi) the shareholder proposal regarding a circular economy for packaging.
Broker Non-Votes and Abstentions. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting or giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, broker non-votes are not considered “votes cast.” The election of directors and each of the shareholder proposals are considered “non-routine” matters under applicable NYSE rules. Therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. However, broker non-votes will have no impact on the outcome of these matters because, as stated above, they are not considered “votes cast” for voting purposes. On the other hand, the ratification of the selection of PwC as the Company’s independent registered public accounting firm is considered a “routine” matter under the current rules of the NYSE. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.
As with broker non-votes, abstentions are counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, abstentions are not considered “votes cast.” Accordingly, abstentions will have no impact on the outcome of the proposals contained in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below sets forth certain information as of December 11, 2023 regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class B Common Stock	Tyson Limited Partnership 2200 West Don Tyson Parkway Springdale, AR 72762-6999	70,000,000	(1)	99.99%
Class A Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	38,724,256	(2)	13.52%
Class A Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	25,131,112	(3)	8.78%
_______________________________
(1)70,000,000 shares of Class B Common Stock and 2,743,680 shares of Class A Common Stock are owned of record by the Tyson Limited Partnership, a Delaware limited partnership (“TLP”). The limited partners (and their respective partnership interests in the TLP) are as follows: the DT Family 2009, LLC (53.4881%), the BT 2015 Fund (45.2549%) and the JCC Family, LLC (.1257%). Trusts for the descendants of Don Tyson, including Mr. John H. Tyson, Chairman of the Board of the Company, are the sole members of the DT Family 2009, LLC and the JCC Family, LLC. Ms. Barbara A. Tyson, a director of the Company, is the sole income beneficiary of and has limited dispositive power with respect to the BT 2015 Fund. Mr. John H. Tyson is one of the contingent beneficiaries of the BT 2015 Fund. The general partners of the TLP, who in the aggregate have a 1.1313% partnership interest in the TLP, are the Tyson Family GP Trust of which Mr. John H. Tyson is the Investment Trustee, the Barbara Tyson GP Revocable Trust of which Ms. Tyson is the trustee and the Donald J. Tyson Revocable Trust of which Mr. John H. Tyson, Mr. John R. Tyson, Ms. Olivia Tyson and Mr. Les R. Baledge are the trustees. A managing general partner of the TLP has the exclusive right, subject to certain restrictions, to do all things on behalf of the TLP necessary to manage, conduct, control and operate the TLP’s business, including the right to vote all shares or other securities held by the TLP, as well as the right to mortgage, pledge or grant security interests in any assets of the TLP. However, the TLP has no managing general partner at this time. Until a new managing general partner is selected, the management rights of the managing general partner may be exercised by a majority of the percentage interests of the general partners, which no single general partner currently possesses. The percentage of general partnership interests of the TLP are as follows: Donald J. Tyson Revocable Trust (44.44%); Tyson Family GP Trust (44.445%); and Barbara Tyson GP Revocable Trust (11.115%). The TLP terminates December 31, 2040. The descendants of Don Tyson, including Mr. John H. Tyson, are the sole beneficiaries of the Donald J. Tyson Revocable Trust. The descendants of John H. Tyson are the sole beneficiaries of the Tyson Family GP Trust. Ms. Tyson is the sole beneficiary of the Barbara Tyson GP Revocable Trust. Additionally, the TLP may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the TLP will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the TLP will not be in the best interest of the partners, (ii) an election to dissolve the TLP by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, or (iii) the sale of all or substantially all of the TLP’s assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause the dissolution of the TLP. Upon dissolution of the TLP, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the TLP assets.
(2)This amount includes 423,413 shares, 37,458,573 shares and 1,265,683 shares in which the holder exercises shared voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on or about February 9, 2023, by The Vanguard Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A.
(3)This amount includes 22,499,493 shares and 25,131,112 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on or about January 25, 2023, by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of Class A Common Stock, as of December 11, 2023, by (i) each of the named executive officers (“NEOs”) identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company and (iii) all directors, nominees and current executive officers as a group (who, individually or collectively, do not directly own any shares of Class B Common Stock):

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership (#)(1)	Percent of Class
John H. Tyson (2)(3)	3,872,650	1.35%
Les R. Baledge (4)	24,000	*
Mike Beebe (4)	15,960	*
Maria Claudia Borras (4)	—	*
David J. Bronczek (4)	—	*
Mikel A. Durham (4)	8,055	*
Donnie King	532,579	*
Jonathan D. Mariner (4)	—	*
Kevin M. McNamara (4)	53,701	*
Cheryl S. Miller (4)	4,323	*
Kate B. Quinn (4)	—	*
Jeffrey K. Schomburger (4)	4,993	*
Barbara A. Tyson (2)(4)	202,267	*
Noel White	376,032	*
Melanie Boulden	103,501	*
Brady Stewart	74,264	*
John R. Tyson	61,231	*
All directors, nominees and current executive officers as a group (23 persons)	5,874,060	2.05%
_______________________________
*    Indicates less than 1%.
(1)    The amounts in this column include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the table include shares owned directly, shares held in such person’s account under the Company’s Employee Stock Purchase Plan, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. The amounts in this column also include shares subject to options exercisable on or within 60 days of December 11, 2023, held by Mr. John H. Tyson (949,176); Ms. Boulden (0); Mr. King (258,905); Mr. Stewart (0); Mr. John R. Tyson (27,412); Mr. White (303,550); and the other executive officers as a group (262,353). Mr. White is an employee but not an executive officer of the Company.
(2)    The amounts in these rows do not include any shares of Class A Common Stock or Class B Common Stock owned by the TLP. The TLP owns 99.99% of the outstanding shares of Class B Common Stock and 0.96% of the outstanding shares of Class A Common Stock, which results in the TLP controlling 71.24% of the aggregate vote of Class A Common Stock and Class B Common Stock. When combined with the total ownership of directors and executive officers as a group, the aggregate voting percentage increases to 71.84%. The TLP and its ownership of such stock are further described in footnote (1) to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(3)    Mr. John H. Tyson’s amount includes 1,555,844 shares pledged as security for loans.
(4)    The amounts in these rows do not include grants of deferred stock awards of Class A Common Stock made in connection with the election or re-election to the Board by shareholders that will not be awarded within 60 days of December 11, 2023 (see the section titled “Director Compensation for Fiscal Year 2023” in this Proxy Statement) to each of Mr. Baledge (9,532); Governor Beebe (3,100); Ms. Borras (7,321); Mr. Bronczek (9,546); Ms. Durham (15,018); Mr. Mariner (11,270); Mr. McNamara (64,114); Ms. Miller (12,546); Ms. Quinn (0); Mr. Schomburger (14,882); and Ms. Tyson (43,825).

ELECTION OF DIRECTORS
The number of directors that will serve on the Board following the Annual Meeting is expected to be fourteen (14) but may be changed in the manner provided in the Company’s by-laws. Each director is elected until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified. Our by-laws provide that no person shall be nominated to serve as a director after he or she has passed his or her 72nd birthday (the “Retirement Age By-law”), unless the Board has voted, on an annual basis, to waive or continue to waive the Retirement Age By-law for a nominee.
Set forth below is biographical information for each director nominee chosen by the Board to stand for election at the Annual Meeting. The slate consists of ten (10) independent director nominees and four (4) non-independent director nominees. Each of the director nominees, except Kate B. Quinn, is currently serving as a director of the Company and, except for Kate B. Quinn, was elected at the 2023 annual meeting of shareholders. The Board recommends that each director nominee be elected at the Annual Meeting.

John H. Tyson

John H. Tyson, 70, is Chairman of the Board. Mr. John H. Tyson has been a member of the Board since 1984, has served as Chairman since 1998, and served as Chief Executive Officer from 2000 until 2006. Mr. John H. Tyson has devoted his professional career to the Company and brings extensive understanding of the Company, its operations and the protein and food processing industries to the Board. Through his leadership experience gained as Chief Executive Officer, Mr. John H. Tyson provides the Board with critical insight into the Company’s business. In addition, Mr. John H. Tyson, through his association with the Tyson Limited Partnership and his individual shareholding interests, has a substantial personal interest in the Company. The Board believes that Mr. John H. Tyson’s leadership experience and knowledge of the Company acquired through his years of service to the Company and his personal stake in its success qualify him to serve on the Board.

Position: Chairman of the Board
Age: 70
Director Since: 1984

Les R. Baledge
Les R. Baledge, 66, is a private investor with broad experience who served as Executive Vice President and General Counsel of the Company from 1999 to 2004. Prior to joining the Company, Mr. Baledge practiced corporate and finance law where he served as a financial, strategic and legal advisor to numerous private and public entities. He began assisting the Company with legal matters in 1982. Mr. Baledge previously served on the boards of two public companies, BMP Sunstone Corp. and Fairfield Communities, Inc. and has been a member of the Board since February 2020. The Board believes that Mr. Baledge’s significant financial and legal expertise, his service on and advice to boards of other public and private companies and his long association with the Company qualify him to serve on the Board.
Age: 66
Director Since: 2020

Mike Beebe

Mike Beebe, 76, currently serves as a member of the Governors’ Council of the Bipartisan Policy Center (“BPC”) in Washington, D.C. Prior to joining the BPC, he served as the Governor of the State of Arkansas from 2007 to 2015. Prior to the governorship, he served as the state’s Attorney General from 2003 to 2007, prior to which he served as a state senator for 20 years. Governor Beebe also serves on the board of Home BancShares, Inc. Governor Beebe has been a member of the Board since 2015. The Board believes that his extensive leadership experience, ability to collaborate and his long-time support and understanding of business qualify him to serve on the Board. In consideration of these qualities and Governor Beebe’s tenure on the Board, the Board waived the Retirement Age By-law and nominated him to serve on the Board for the coming year.

Age: 76
Director Since: 2015
Independent

Maria Claudia Borras

Maria Claudia Borras, 54, is Executive Vice President, Oilfield Services & Equipment, at Baker Hughes Company, an international energy technology company. The Baker Hughes Oilfield Services & Equipment product company is one of the world’s largest oilfield services businesses, with approximately 35,000 employees working in more than 120 countries. Ms. Borras has held this position since 2017, immediately following a two-year period during which she served as Chief Commercial Officer for GE Oil & Gas. Prior to 2015 and beginning in 1994, Ms. Borras served in various executive and management roles, both domestic and international, at Baker Hughes Incorporated. During her 30-year career, Ms. Borras has gained deep experience in both industrial manufacturing and oilfield service delivery for complex project environments, while consistently improving underperforming businesses, growing market share, and delivering sustainable results. Ms. Borras has been a member of the Board since February 2021. The Board believes that her successful record and broad experience in organizational transformations, process improvements, and growth strategies, as well as her extensive experience overseeing operations in multiple countries, qualify her to serve on the Board.

Age: 54
Director Since: 2021
Independent

David J. Bronczek

David J. Bronczek, 69, previously served as President and Chief Operating Officer of FedEx Corporation, a global logistics and transportation company, until his retirement in 2019. He worked at FedEx for more than 40 years, starting as a courier and progressing into the company’s management ranks. His roles included leading FedEx Express in Canada, Europe, the Middle East, Asia and Africa, and later serving for 17 years as President and CEO of FedEx Express. Mr. Bronczek also has experience as an independent company director, serving on the board of Yellowstone Acquisition Group since October 2020, where he was a member of the Audit Committee and served as Chair of the Compensation Committee. He also served on the boards of IATA, International Air Transportation Association, and International Paper. Mr. Bronczek has been a member of the Board since May 2020. The Board believes that his extensive experience managing the logistics operation of a large global company qualify him to serve on the Board.

Age: 69
Director Since: 2020
Independent

Mikel A. Durham

Mikel A. Durham, 60, has over 25 years of business experience, across multiple countries, of which 20 have been spent in food and beverages. Most recently she served as CEO of American Seafoods, a highly regulated privately held company which owns US resource rights to harvest and process fish and which sells its sustainable products all over the world until February 2022. She also chaired the trade association for Wild Alaska Pollock, the largest global fishery for human consumption. Ms. Durham has also held executive roles at PepsiCo in packaged goods and foodservice, Cadbury Schweppes in supply chain, and Diageo in packaged goods and foodservice. She has served as a Board member of Tyson Foods since 2015. Since 2023 she has served on the Board of the Marine Stewardship Council. The Board believes her background in branded consumer packaged goods, deep understanding of the foodservice industry and experience leading international growth strategies qualify her to serve on the Board.

Age: 60
Director Since: 2015
Independent

Donnie King

Donnie King, 61, has served as President and Chief Executive Officer since June 2021 after serving as Chief Operating Officer since February 2021 and Group President Poultry since September 2020. Mr. King served as Group President, International and Chief Administration Officer from February 2019 to September 2020, in addition to the role of Group President, International from January 2019 to February 2020. Mr. King previously served as President, North American Operations from 2015 to 2016 and President, North American Operations and Foodservice in 2014. Mr. King was initially employed by Valmac Industries in 1982. Valmac Industries was acquired by the Company in 1984. Mr. King was self-employed from 2017 to 2019 before returning to the Company. Mr. King has been a member of the Board since 2022. The Board believes Mr. King’s more than 39 years of experience in the food industry and his successful tenure in various senior leadership roles with the Company qualify him to serve on the Board.

Age: 61
Director Since: 2022

Jonathan D. Mariner
Jonathan D. Mariner, 69, is the founder and president of TaxDay, LLC, a private software firm. Mr. Mariner previously served as the Chief Administrative Officer of Enjoy Technologies, based in Menlo Park, California, from December 1, 2020 to September 30, 2022, and was a member of its board of directors. He also served, on an interim basis in 2019, as the Head of Regional Sports Networks for the Walt Disney Company. He spent the majority of his professional career as an executive in professional sports, serving as Executive Vice President and Chief Financial Officer for Major League Baseball from 2002 to 2014, where he led the league’s accounting, treasury and budgeting functions, completed more than a dozen franchise purchase and sale transactions, and helped create the league’s strategic investment fund, and as Chief Investment Officer from 2015 to 2016. Prior to his position at Major League Baseball, Jonathan was the CFO for the Florida Marlins Baseball Club, Florida Panthers Hockey Club and Dolphins Stadium. Mr. Mariner was elected to the board of Rocket Companies, Inc., a technology-driven real estate, mortgage and financial services business in November 2020, where he also serves as the chair of its audit committee; he was also elected to the board of Five9 in May 2023, a leading provider of cloud contact center software, and serves on their audit committee. He also serves on audit committees of private companies, including OneStream, IEX Stock Exchange, and Little League Baseball International. He previously served as a director for Ultimate Software, a software company engaged in research, development, and delivery of human capital management technology, from 2017 to 2019, where he served as the chair of its audit committee and on the compensation committee and chaired the audit committee of McGraw Hill Education. He has been a member of the Board since 2019. His experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Mr. Mariner’s financial expertise and management experience as both a principal financial officer and director of other public and private companies qualify him to serve on the Board.

Age: 69
Director Since: 2019
Independent

Kevin M. McNamara
Kevin M. McNamara, 67, is the founding principal of McNamara Family Ventures, a family investment office providing venture and growth capital to health care companies. He served as a director until March 2023 at SignifyHealth (NYSE: SGFY) (formerly CenseoHealth), a nationwide leader in physician in-home health assessments, after having served as its Chief Executive Officer from 2015 to June 2018. Mr. McNamara has been a member of the Board since 2007, has served as Lead Independent Director since September 2019 and was appointed Vice Chairman of the Board in February 2020. Mr. McNamara’s financial expertise and professional experience are critical to the Board and its committees. His experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Mr. McNamara’s financial expertise and management experience as both a principal financial officer and director of other public companies qualify him to serve on the Board.
Age: 67
Director Since: 2007
Independent

Cheryl S. Miller

Cheryl S. Miller, 51, most recently served as Chief Financial Officer of West Marine, the nation’s leading omni-channel provider of products, services and expertise for the marine aftermarket, from January 2022 to October 2022. She previously served as Executive Strategic Advisor to JM Family Enterprises, a diversified automotive company, from May 2021 to December 2021, prior to which she served as Executive Vice President and Chief Financial Officer of JM Family Enterprises from January 2021 to April 2021. She also currently serves on the board of directors and as chair of the audit committee of Celsius Holdings, a global lifestyle fitness drink company. She previously served as President and Chief Executive Officer of AutoNation, Inc., a publicly traded automotive retailer with major metropolitan franchises and e-commerce operations from July 2019 to April 2020, prior to which she served as Executive Vice President and Chief Financial Officer of AutoNation, Inc. since 2014, and as its Treasurer and Vice President of Investor Relations since 2010. Ms. Miller also served on the Board of AutoNation, Inc. from July 2019 to July 2020. Ms. Miller has been a member of the Board since 2016. Her experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies her as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Ms. Miller’s more than 20 years of corporate finance experience, financial statement expertise and deep understanding of public company shareholder matters qualify her to serve on the Board.

Age: 51
Director Since: 2016
Independent

Kate B. Quinn
Kate B. Quinn, 58, has been the Vice Chair and Chief Administrative Officer of U.S. Bancorp since 2017, joining U.S. Bancorp in 2013. Prior to joining U.S. Bancorp Ms. Quinn served as senior vice president and chief marketing officer at Anthem, a health benefits company, where she directed marketing, customer communications, digital, customer experience, and retail strategies. She previously served as Anthem’s vice president of corporate marketing. Ms. Quinn has also previously served as Chief Marketing and Strategy Officer at a division of The Hartford, following leadership roles in strategy and product development at CIGNA and PacifiCare Health Systems, respectively. Ms. Quinn also currently serves on the board of Rite Aid, as well as the Fastbreak Foundation. She served on the Board of Trustees at United Way U.S.A. from 2017 to 2022. She has previously served on the board of Ontrak, Inc. and Taylor Communications. The Board believes that Ms. Quinn’s extensive experience with business strategy, marketing, customer experience and retail operations qualify her to serve on the Board.

Age: 58
Director Nominee
Independent

Jeffrey K. Schomburger

Jeffrey K. Schomburger, 61, retired as Global Sales Officer for The Procter & Gamble Company (P&G) in 2019, a position he held since 2015. He previously held numerous leadership positions with P&G since joining the company in 1984, including President of P&G’s global Walmart team from 2005 to 2015. Mr. Schomburger has been a member of the Board since 2016. The Board believes that Mr. Schomburger’s deep understanding of the branded consumer packaged goods business and his extensive management experience qualify him to serve on the Board.

Age: 61
Director Since: 2016
Independent

Barbara A. Tyson

Barbara A. Tyson, 74, served as Vice President of the Company until 2002, when she retired and became a consultant to the Company. She ceased serving as a consultant in 2011. Ms. Tyson has been a member of the Board since 1988. Through her years of experience as both an officer and director of the Company, Ms. Tyson developed an understanding of the Company and its operations, which allows her to assist the Board in its development of the Company’s long-term strategy. Ms. Tyson, as the sole income beneficiary of the BT 2015 Fund, also has a substantial personal interest in the Company. Ms. Tyson has also served on the Board of Arkansas Children’s Hospital Northwest since July 2017. The Board believes that Ms. Tyson’s management experience, understanding of the Company and personal interest in the Company’s success qualify her to serve on the Board. In consideration of these qualities and Ms. Tyson’s tenure on the Board, the Board waived the Retirement Age By-law and nominated her to serve on the Board for the coming year.

Age: 74
Director Since: 1988
Independent

Noel White

Noel White, 65, has served as Executive Vice Chairman of the Board since October 3, 2020, prior to which he served as Chief Executive Officer of the Company from September 2018 to October 3, 2020, and as President from September 2018 to December 2019. Mr. White has been a member of the Board since October 2018. Prior to his appointment as President and Chief Executive Officer, he served as a Group President Fresh Meats and International and Chief Operations Officer for the Company in 2017, prior to which he served as a President, Poultry since 2013 after serving as a Senior Group Vice President, Fresh Meats since 2009. The Board believes Mr. White’s more than 40 years of experience in the food industry with the Company and IBP, inc. (which was acquired by the Company in 2001) and his successful tenure in senior leadership roles with the Company qualify him to serve on the Board.

Age: 65
Director Since: 2018
Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTORS NOMINATED BY THE BOARD.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH BOARD NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of a nominee for director requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.
Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board contemplates that all of the director nominees will be able to stand for election, but should any director nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board (unless the Board chooses to reduce the number of directors on the Board).

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Family and Other Relationships
Barbara A. Tyson is the aunt of John H. Tyson, and John H. Tyson’s son, John R. Tyson, is an executive officer of the Company. There are no other family relationships among the director nominees or the Company’s executive officers. By reason of its beneficial ownership of the Company’s common stock, the TLP is deemed to be a controlling person of the Company. Other than the TLP, none of the companies or organizations listed in the director nominees’ biographies above is a parent, subsidiary or affiliate of the Company. After the end of fiscal year 2023, Mr. Baledge was appointed as one of the trustees of the Donald J. Tyson Revocable Trust, a general partner of the TLP, as described in footnote (1) to the table titled “Security Ownership of Certain Beneficial Owners.” Upon his appointment, the Board determined that Mr. Baledge no longer qualified as an independent director beginning November 16, 2023.
Director Independence
After reviewing all relevant relationships of the directors, the Board has determined that each of the following director nominees: Governor Beebe, Ms. Borras, Mr. Bronczek, Ms. Durham, Mr. Mariner, Mr. McNamara, Ms. Miller, Ms. Quinn, Mr. Schomburger and Ms. Tyson qualify as independent directors in accordance with the NYSE corporate governance rules. During fiscal year 2023, Mr. Baledge had also qualified as an independent director in accordance with NYSE corporate governance rules. In making its independence determinations, the Board also considered all relevant transactions, relationships or arrangements disclosed in the section titled “Certain Transactions” in this Proxy Statement. The Board is currently comprised of a majority of independent directors.
Board and Shareholder Meetings
The Board held five meetings and undertook three actions by written consent during fiscal year 2023. Directors’ attendance rate during fiscal year 2023 for all Board and committee meetings was approximately 95%. All directors attended at least 75% of the Board and committee meetings they were eligible to attend during fiscal year 2023. The Company expects all directors to attend each annual meeting of shareholders as if it were a regular Board meeting. All directors as of the 2023 annual meeting of shareholders attended the 2023 annual meeting.
Board Leadership Structure
The Board’s current leadership structure consists of a Chairman of the Board, a Vice Chairman and Lead Independent Director and, through December 31, 2023, an Executive Vice Chairman of the Board. Pursuant to the Company’s Corporate Governance Principles, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Chairman of the Board as it deems appropriate from time to time. Since 2006, these positions have been held by separate individuals. The Lead Independent Director is annually selected by the Board from among the independent directors. The Board reviews the continued appropriateness and effectiveness of this leadership structure at least annually. At the present time, the Board believes that separation of the positions of Chief Executive Officer and Chairman of the Board, along with the roles of the Vice Chairman and Lead Independent Director, improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, and ensures a significant role for non-management directors in the oversight and leadership of the Company. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. Accordingly, it believes the current leadership structure of the Board strikes an appropriate balance between independent directors, management and directors affiliated with the TLP, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.
Board Role in Risk Oversight
Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board’s committees assist in discharging its risk oversight role by performing the subject matter responsibilities outlined below in the descriptions of each committee. The Board retains full oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by competition, regulation, general industry trends and capital structure and allocation. The Board receives regular reports from the committee chairs, as well as reports directly from officers of the Company to ensure it is apprised of risks, how these risks may relate to one another and how management is addressing these risks. In addition, the Company has established a Whistle Blower Policy which has been approved by the Audit Committee and which sets forth procedures for the receipt, retention, and treatment of information or complaints regarding accounting, internal accounting controls, or auditing matters. Such procedures are intended to reduce risk by encouraging the reporting of any issues or concerns regarding questionable accounting matters and ensuring that such complaints are promptly and effectively addressed. Management conducts an enterprise risk assessment with monitoring on a regular basis as well as an evaluation and alignment of its risk mitigation activities. Management reviews the results of these periodic assessments with the appropriate committees of the Board. The risks considered as part of this assessment include but are not limited to those inherent in the Company’s business, as well as the risks from external sources such as supply chain operations, food safety, animal welfare, regulatory and legislative developments, and cybersecurity and data protection risks. The objectives of the risk assessment process include but are not limited to (i) determining whether there are risks that require additional or higher priority mitigation efforts; (ii) developing a defined list of key risks to be shared with the Governance and Nominating Committee, the Board and senior management; (iii) contributing to the development of internal audit plans; and (iv) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10-K.
The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure. In establishing the Board’s current leadership structure, risk oversight was one factor among many considered by the Board, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight function. The Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make changes it deems appropriate.
Executive Sessions; Lead Independent Director
Independent directors meet in executive session without management present each time the Board holds its regularly scheduled quarterly meetings, and these sessions are presided over by the Lead Independent Director. Mr. McNamara served as the Lead Independent Director for fiscal year 2023. The independent directors held five executive sessions and undertook three actions by written consent during fiscal year 2023. In addition, each Board committee regularly holds an executive session after each quarterly meeting with the chair of the committee presiding over the executive session.
Committees of the Board
The Board of Directors has the authority to appoint committees to perform certain management and administrative functions and currently has (i) an Audit Committee, (ii) a Compensation and Leadership Development Committee, (iii) a Governance and Nominating Committee, (iv) a Strategy and Acquisitions Committee and (v) an Executive Committee.

Audit Committee

Fiscal Year 2023 Members:
The Audit Committee’s primary functions are to:
•review and oversee the Company’s financial reporting and financial statements,
•review audit and accounting processes, disclosure controls and matters involving the Company’s independent registered public accounting firm and internal auditor, and
•oversee compliance with legal and regulatory requirements.

Jonathan D. Mariner, Chairperson
Mikel A. Durham
Kevin M. McNamara
Cheryl S. Miller

Actions by Written Consent: 2
Meetings: 4
See the section titled “Report of the Audit Committee” in this Proxy Statement. During fiscal year 2023, the members of the Audit Committee were Mr. Mariner, as Chairperson, Ms. Durham, Mr. McNamara and Ms. Miller. Each of the foregoing individuals qualifies as an “independent” director under the SEC rules and the NYSE listing standards relating to audit committees. The Board has determined that each member of the Audit Committee is knowledgeable and qualified to review financial statements. In addition, the Board has determined that each of Mr. Mariner, Ms. Miller and Mr. McNamara qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee is governed by a charter in accordance with NYSE rules and intends to conduct annual performance evaluations.

Compensation and Leadership Development Committee

Fiscal Year 2023 Members:
The Compensation and Leadership Development Committee’s primary functions are to:
•review and oversee the Company’s compensation policies and strategy,
•oversee the administration of the Company’s employee benefit plans, and
•oversee the development, retention and succession of the Company’s executive officers.
Each member of the Compensation and Leadership Development Committee qualifies as an “independent” director under the SEC rules and the NYSE listing standards relating to compensation committees. In addition, each member of the Compensation and Leadership Development Committee (including each former member at the time such member served on the Compensation and Leadership Development Committee) meets the definition of “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”), as in effect prior to the 2017 changes in the tax law (“Section 162(m)”) and “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation and Leadership Development Committee is currently composed entirely of independent directors, is governed by a charter in accordance with NYSE rules and intends to conduct annual performance evaluations. However, the Company has elected to rely on the “controlled company” exemption from certain of the NYSE corporate governance rules applicable to compensation committees, including the requirements that the Compensation and Leadership Development Committee:
•determine and approve the compensation of the Chief Executive Officer, and
•take into consideration any factors relevant to a person’s independence from management before selecting such person as a compensation consultant, legal counsel or other adviser to the Compensation and Leadership Development Committee.
While the Company has elected not to implement NYSE corporate governance rules requiring the Compensation and Leadership Development Committee to determine the compensation of the Chief Executive Officer, the Compensation and Leadership Development Committee has approved the employment contracts and total compensation for our Chief Executive Officer since 2003. For more information regarding the duties of the Compensation and Leadership Development Committee, see the section titled “Compensation Discussion and Analysis—How We Determine Compensation—Role of the Compensation and Leadership Development Committee” in this Proxy Statement.

Cheryl S. Miller, Chairperson
Maria Claudia Borras
David J. Bronczek
Jeffrey K. Schomburger

Actions by Written Consent: 1
Meetings: 6

Governance and Nominating Committee

Fiscal Year 2023 Members:
The Governance and Nominating Committee’s primary functions are to:
•review and recommend to the Board Corporate Governance Principles and Code of Conduct applicable to the Company,
•oversee and review related party and other special transactions between the Company and its directors, executive officers or affiliates,
•identify, evaluate and recommend individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders, and
•oversee the annual performance evaluation of the Board and its committees and management and have comprehensive oversight of ESG activities of the Company.
During fiscal year 2023, all members of the Governance and Nominating Committee were independent directors. After the end of the fiscal year, in connection with Mr. Baledge’s appointment as one of the trustees of the Donald J. Tyson Revocable Trust, he became a non-voting member of the committee. On November 16, 2023, Mr. Bronczek was appointed as Chairperson of the Governance and Nominating Committee. All voting members of the committee are independent directors, the committee is governed by a charter in accordance with NYSE rules and intends to conduct annual performance evaluations. As a controlled company under the NYSE rules, the Company is exempted from and has elected not to implement certain corporate governance rules applicable to the governance and nominating committee, including the requirement that the committee be composed only of independent directors.

Les R. Baledge, Chairperson
Mike Beebe
David J. Bronczek

Actions by Written Consent: 0
Meetings: 5

Strategy and Acquisitions Committee

Fiscal Year 2023 Members:
The Strategy and Acquisitions Committee’s primary functions are to:
•oversee the Company’s long-term strategy,
•review risks and opportunities relating to such strategy, and
•evaluate strategic opportunities and make decisions regarding investments, acquisitions and divestitures by the Company.
Among other things, the Strategy and Acquisitions Committee is required to develop, together with the Chief Executive Officer and enterprise leadership team, and recommend to the Board an annual strategic plan and long-term strategy and to continuously monitor the Company’s progress against such plan. Although not required under the Company’s Corporate Governance Principles and the Strategy and Acquisitions Committee’s charter, the Strategy and Acquisitions Committee is currently composed entirely of independent directors.

Jeffrey K. Schomburger, Chairperson
Maria Claudia Borras
Mikel Durham

Actions by Written Consent: 0
Meetings: 3

Executive Committee

Fiscal Year 2023 Members:
The Executive Committee’s primary function is to act on behalf of the Board during intervals between regularly scheduled meetings of the Board.
The Executive Committee may exercise all powers of the Board, except as otherwise provided by law and the Company’s by-laws. However, its actions are typically ministerial, such as approving:
•the opening and closing of bank accounts related to benefit plans where Board approval is required to open or close such accounts, and
•amendments to benefit plans for which Compensation and Leadership Development Committee approval is not required.
All actions taken by the Executive Committee between meetings of the Board are reviewed for ratification by the Board at the following quarterly Board meeting.

John H. Tyson
Kevin M. McNamara
Barbara A. Tyson

Actions by Written Consent: 0
Meetings: 0

Director Candidates
While the Company has not established minimum qualifications for director nominations, the Company has established, and the Governance and Nominating Committee charter contains, criteria by which the Governance and Nominating Committee is to evaluate candidates for recommendation to the Board. In evaluating candidates, the Governance and Nominating Committee takes into account the applicable requirements for directors under the Exchange Act, the rules and regulations promulgated thereunder and the listing standards of the NYSE. The Governance and Nominating Committee also may take into consideration the factors and criteria set forth in the Company’s Corporate Governance Principles and by-laws and such other factors or criteria that the Governance and Nominating Committee deems appropriate in evaluating a candidate, including but not limited to the applicable requirements for members of committees of the Board. The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a prospective nominee. While the Governance and Nominating Committee does not have a formal policy on diversity with regard to its consideration of nominees, it considers diversity in its selection process and seeks to nominate candidates with a diverse range of views, backgrounds, leadership and business experiences.
The Governance and Nominating Committee may consider candidates suggested by management or other members of the Board. In addition, the Governance and Nominating Committee may consider shareholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, shareholders should submit the recommendation to the Chairman of the Governance and Nominating Committee in the manner described in the section of this Proxy Statement titled “Shareholder Communications.” Shareholders who wish to nominate a candidate to the Board must submit such nominations in accordance with the Company’s by-laws as described in the section titled “Shareholder Proposals and Director Nominations” in this Proxy Statement.
Board Refreshment
We believe the quality, focus and diversity of skills and experience of the Board have been a key driver of the Company’s success. Our Governance and Nominating Committee regularly monitors the composition of the Board and identifies ways we can strengthen the Board, including to address particular skill and expertise areas, enhance diversity or replace directors that are expected to retire in the near future, while continuing to balance the benefits of having a board with significant Company knowledge and experience. The consistent, thoughtful and strategic approach of the Governance and Nominating Committee and the Board with respect to strengthening is illustrated by changes to the Board in the last few years, including the nomination to the Board of Kate B. Quinn which addresses, among other things, the Board’s strategic goal of expanding its expertise in business strategy, marketing, customer experience and retail operations.
Corporate Governance Principles; Committee Charters; Code of Conduct
The Board has adopted Corporate Governance Principles, and each of the Board committees, other than the Executive Committee, has adopted a written charter. The Board has also adopted a Code of Conduct applicable to all directors, officers and employees. Copies of these corporate governance documents are available on the Company’s Investor Relations website at http://ir.tyson.com and in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Office of the Corporate Secretary, 2200 West Don Tyson Parkway, Mail Stop AR076124, Springdale, Arkansas 72762-6999.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, the members of the Compensation and Leadership Development Committee were Ms. Miller, as Chairperson, Ms. Borras, Mr. Bronczek and Mr. Schomburger. All members of the Compensation and Leadership Development

Committee during fiscal year 2023 were independent directors. No member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Compensation and Leadership Development Committee serving during fiscal year 2023 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2023, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Leadership Development Committee or Board.
Environmental, Social and Governance
Throughout our history, we have found innovative and creative ways to offer affordable, accessible and nutritious protein, and we are on a journey to find new ways to do so in the future. We are working to help build a food system that is more sustainable and equitable for current and future generations.
Through our ESG strategy, Formula to Feed the Future, we aim to bring together a diverse set of expertise and the scalable resources needed to take on the difficult dilemmas facing our world in the 21st century and beyond.
ESG Governance Structure
Board oversight of ESG activities rests with the Governance and Nominating Committee and is reflected in the Governance and Nominating Committee’s Charter. The Governance and Nominating Committee takes an active role in the oversight of the Company’s ESG strategy and public reporting. To ensure that ESG is appropriately managed throughout the organization, we have designed the following governance structures:
•Board of Directors: Receives regular reports from the Governance and Nominating Committee on key ESG activities and initiatives.
•Governance and Nominating Committee: Oversees ESG activities, including ESG strategy and reporting.
•Chief Executive Officer: Provides executive direction on ESG strategy.
•Enterprise Leadership Team: Conducts periodic reviews of the Formula to Feed the Future strategy, data and progress against our goals and emerging ESG risks, challenges and opportunities.
•Chief Sustainability Officer: Our Chief Sustainability Officer, leads our sustainability strategy teams, reports regularly to our CEO and the Governance and Nominating Committee, and oversees the development and implementation of ESG strategy, communications, disclosures and reporting.
•ESG Working Groups: We routinely form working groups, composed of functional and business unit leaders, to inform our ongoing development and implementation of sustainability initiatives.
Our ESG Priorities
We are constantly striving for excellence and evolving to better meet the increasing demand for protein in responsible and sustainable ways. Our focus is on three essential pillars of success:
•Reimagining our people and community impact;
•Driving product responsibility from farm to table; and
•Working toward sustaining natural resources and achieving net zero.
Reimagining Our People and Community Impact. We seek to create work environments that enable workers to succeed while supporting the growth of our communities. We are leading a transparent, people-first business that values diversity, inclusion and equal opportunities, investing in communities, fighting hunger and empowering our team members to bring their best selves to a safe working environment.
Driving Product Responsibility from Farm to Table. We seek to deliver value to consumers with high-quality, sustainable, nutritious protein through a leading portfolio. We are cultivating a food system that prioritizes agriculture in our global supply chain through land stewardship, animal welfare, education, transparency and traceability, delivering products that are nutritious and safe and using packaging that is designed for recyclability, reusability or compostability.

Working Toward Sustaining Natural Resources and Achieving Net Zero. We seek to drive practices in our own operations and supply chains to more sustainably produce protein for a growing population through climate action, land stewardship, water stewardship and waste reduction. In 2021, we announced our ambition to achieve net-zero GHG emissions across our global operations and supply chain by 2050, including Scopes 1, 2 and 3. We work to, among other things, use water and resources more efficiently; pilot and scale programs with ranchers aimed at reducing environmental risks and promoting sustainable growth (e.g., regenerative and climate risk-informed agricultural practices); and eliminate manufacturing wastes. Further, we continue to work to compile and provide ESG data across our organization and supply chains.
A key part of our ESG approach is a process to identify and understand ESG priorities through extensive engagement with internal and external stakeholders, including hourly and salaried workers, senior leadership, investors, customers, suppliers, non-governmental organizations and government agencies. Our most recent ESG issue analysis, which began in fiscal year 2021 and ended in fiscal year 2022, helps inform our ongoing development of a renewed long-term 2030 sustainability strategy by identifying the level of importance of different ESG topics and issues for our stakeholders and our business. This approach allows for engagement on ESG issues across the organization and will help us to continue to meet the expectations of our consumers, customers, investors, and other stakeholders. Our Formula to Feed the Future advances these efforts and others, and we will continue to report on our progress in our annual Sustainability Report
Our ESG Achievements
In recent years, we realized some key achievements against our larger ESG strategy. Some of these achievements include:
•Completion of a new childcare facility at our Humboldt, Tennessee poultry processing plant, The Tyson Learning Center, which opened on July 18, 2023 and offers greater access to affordable child care.
•In October 2023, we signed an agreement for an investment in Protix, a global insect ingredients company, to support the use of insect ingredient solutions to create more efficient sustainable proteins and lipids for use in the global food system. This investment includes a joint venture for the construction of a new facility which will upcycle food manufacturing byproducts for use in the pet food, aquaculture and livestock industries.
•Over $100 million invested through Tyson New Ventures, the venture capital firm of Tyson Foods, focused on changing the food industry through technology developments, in support of startup companies including those working to develop emerging proteins, new technologies for food and worker safety, and sustainable food production.
•Implementation of a formal position statement on Antibiotic Stewardship, which acknowledges that antibiotics are a shared resource for human and animal health; details our commitment to judicious and responsible use of antibiotics; and provides information for stakeholders on practices we employ to ensure effective antibiotic stewardship.
•Strengthened our commitment to immigrant team members, including a partnership and investment in Immigrant Connection, a non-profit organization that provides immigrants with legal services, including petitions for citizenship.
•Announced a partnership with Guild, an education and upskilling platform, to provide our team members with expanded educational opportunities. We plan to expand our existing Upward Academy program to provide team members with free access to programs from some of the nation’s top universities and learning providers. The program will cover all tuition, books and fees for team members, giving team members the opportunity to attain associate, undergraduate and master’s degrees, career certificates and literacy and technology fundamentals.

Our External Recognitions

Religious Equity, Diversity & Inclusion Index (REDI)	U.S. Poultry & Egg Association	Fortune	McDonald’s	North American Meat Institute	CPA-Zicklin Index of Corporate Political Accountability and Disclosure
#8 for Religious Inclusion Fortune 500 category	2023 Clean Water Award (Pretreatment)	#1 Food Production World’s Most Admired Companies	Global Supplier of the Year for 2022	Tyson Foods’ plants and facilities recognized for dedication to continuous environmental improvement	Rated a “most-improved” company for 2022 and maintained first-tier status in 2023

Learn More About Tyson Foods ESG
We invite you to view our 2022 Sustainability Report at https://www.tysonfoods.com/sustainability. This link is intended to be a inactive textual reference only and the information on our website, including in the 2022 Sustainability Report and any other uploaded documents or content hyperlinked on our website, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the SEC.
Human Capital Management
Health, Safety and Wellbeing
We maintain a safety culture grounded on the premise of eliminating workplace incidents, risks and identified hazards. To keep our team members safe, we focus on ensuring that all team members receive appropriate training and equipment. For example, every production facility team member completes at least 13 hours of compliance, safety and food safety training per year, and new hourly employees receive 120 hours of classroom and on-the-job orientation. We created and implemented processes to help identify and eliminate safety events by reducing their frequency and severity. We also review and monitor our safety performance closely. Our goal is to reduce Occupational Safety and Health Administration (“OSHA”) recordable incidents year over year. During fiscal 2023, our recordable incident rate declined 1% compared to fiscal 2022. As an expansion of our wellbeing culture and efforts to boost the overall health and wellness of our workforce, we continue to operate health clinics near our production facilities, giving team members and their families easier access to high-quality healthcare.
Diversity, Equity and Inclusion
We believe that diversity, equity, and inclusion (“DE&I”) is one of our strengths. Our Company is diverse and consists of team members with a variety of experiences, backgrounds, beliefs, and lifestyles. Our workforce consists of approximately 39% women and over 60% minority groups. We strive to continue cultivating a culture and vision that supports DE&I in every aspect of our business, from recruiting to individual development and team member engagement, with the objective of promoting and retaining talent. We also believe that having engaged team members with a sense of belonging is paramount to our continued success. The Company has eight employee-led business resource groups that support our team members and assist with efforts to build a culture of inclusion to ensure that everyone feels respected and valued. Some of our functional teams have also engaged formal DE&I councils to inform special projects and initiatives and many production facilities routinely host local diversity committees.
Talent and Development
Our talent strategy and philosophy “Grow With Us” is focused on attracting the best talent, recognizing and rewarding performance, while continually developing, engaging and retaining our team members. We focus on the team member experience, removing barriers to engagement, further modernizing the human resources process, focusing on frontline team member retention and continually improving equity and effectiveness of all talent practices. Consistent with this focus, we conducted our fourth “OneTyson” engagement survey, that included corporate and frontline team members for the purpose of evaluating our team member experience, internal performance and how we compared to other companies in multiple areas. In addition, through our Upward Academy Onsite Program, we offer English as a second language, high-school equivalency, citizenship, financial literacy and digital literacy training to all team members. As of September 30, 2023, the onsite program was operating at 58 Company locations. To expand access to Upward Academy to all team members, we have also launched Upward Academy online, a frontline career development program. This program helps team members further hone professional skills and creates opportunities for our team members to advance to higher-paying, more senior-level positions within the Company through college degrees, job skills training and workforce certifications at no cost. We have a goal to be the most sought after company within our markets and peer groups. We strive to grow and develop the different capabilities and skills that we need for the future, while maintaining a robust pipeline of talent throughout the organization.
Political Contributions and Expenditures Policy
The Company participates in the public policy process to advance the best interests of the Company, its team members and its shareholders. To guide its activities, the Company has adopted a Political Contributions and Expenditures Policy (the “Political Contributions Policy”). Political contributions aligned with the Company’s public policy objectives are made through the Tyson Foods, Inc. Political Action Committee (“TYPAC”), as well as through corporate contributions for state and local candidates in states where laws allow. The Governance and Nominating Committee, composed entirely of independent directors, is informed of political contributions, including the use of corporate funds, and the processes by which such contributions and expenditures are made. The Governance and Nominating Committee is informed of the annual political plan for political contributions, including one or more annual authorized contribution budgets. In addition, the Senior Vice President for Global Government Affairs annually informs the Governance and Nominating Committee on lobbying and political activities.

The Company is committed to providing shareholders with transparency regarding political contributions and expenditures. The Company discloses on its corporate website, on a semi-annual basis, all political contributions made pursuant to the Political Contributions Policy by TYPAC and the Company to political candidates, parties and committees (as defined under Section 527 of the Internal Revenue Code), or to influence the outcome of a ballot measure, including recipient names and amounts. The Company also discloses on its corporate website a list of trade associations that received total payments of $50,000 or more in annual dues that report the portion of the Company’s dues or payments used for political or lobbying expenditures that if made directly by the Company would not be deductible under Section 162(e)(1)(B) of the Internal Revenue Code. The Political Contributions Policy and the disclosures thereunder are available at http://ir.tyson.com. In addition, the Company files publicly available federal lobbying reports each quarter, which disclose the Company’s lobbying expenditures, describe legislation and general issues that were the topic of communication, and identify the individuals who lobbied on behalf of the Company.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023
The Company’s compensation program for non-employee directors (the “Director Compensation Policy”) is designed to enable the Company to attract, retain and motivate highly qualified directors to serve on the Board. The Director Compensation Policy is also intended to be competitive with those of other companies in the Compensation Peer Group (as defined in the section titled “Compensation Discussion and Analysis—How We Determine Compensation—Role of Compensation Consultants/Benchmarking” in this Proxy Statement) and to further align the interests of these directors with those of our shareholders by compensating directors with a mix of cash and equity-based compensation. Directors who are employees of the Company receive no additional compensation for serving on the Board or its committees.
The Compensation and Leadership Development Committee is responsible for recommending to the Board changes in director compensation. The Compensation and Leadership Development Committee periodically reviews non-employee director compensation trends and data from the Compensation Peer Group and other relevant and comparable market data including reports on the competitiveness of compensation for non-employee directors received from the Company’s compensation consultant. Each of the Company’s non-employee directors currently receives the compensation described below.

In fiscal year 2023 the Company’s Director Compensation Policy provided the following elements of compensation to non-employee directors:
•An annual retainer of $115,000 (payable in quarterly installments).
•A grant of a deferred stock award for shares of Class A Common Stock having a value of $175,000 (with $55,000 in value to the Lead Independent Director and Vice Chairman) on the date of election or re-election as a director at the Annual Meeting, which award does not become payable until 180 days (unless the director elects otherwise) after the director ceases to serve on the Board. The director may elect different deferral and distribution options, including having the award distributed on the date of election or re-election, as applicable.
•An additional annual retainer (payable in quarterly installments) for each of the following positions in the amounts shown:

Lead Independent Director and Vice Chairman	$180,000
Chairperson of the Audit Committee	$25,000
Chairperson of the Compensation and Leadership Development Committee	$20,000
Chairperson of the Governance and Nominating Committee	$20,000
Chairperson of the Strategy and Acquisitions Committee	$20,000
Directors do not receive individual meeting fees. Each non-employee director also had the option to defer any portion of his or her cash retainer (which would be credited with interest semi-annually) or to receive Class A Common Stock in lieu of the cash retainer. None of our non-employee directors opted to defer any portion of the cash retainer or to receive Class A Common Stock in lieu of the cash retainer. As described in greater detail in the section titled “Compensation Discussion and Analysis—Stock Ownership Requirements” in this Proxy Statement, the Board has established stock ownership requirements for the non-employee directors to strengthen the alignment between the interests of the Company’s directors and senior officers and the interests of its shareholders.
The table below summarizes the total compensation earned or paid by the Company to non-employee directors with respect to fiscal year 2023.

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)(3)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Les R. Baledge (4)	135,000	175,000	—	—	—	1,644	311,644
Mike Beebe	115,000	175,000	—	—	—	—	290,000
Maria Claudia Borras	115,000	175,000	—	—	—	—	290,000
David J. Bronczek	115,000	175,000	—	—	—	—	290,000
Mikel A. Durham	115,000	175,000	—	—	—	—	290,000
Jonathan Mariner (4)	140,000	175,000	—	—	—	4,099	319,099
Kevin M. McNamara(5)	295,000	230,000	—	—	—	—	525,000

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)(3)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Cheryl S. Miller	135,000	175,000	—	—	—	—	310,000
Jeffrey K. Schomburger	135,000	175,000	—	—	—	—	310,000
Barbara A. Tyson(6)	115,000	175,000	—	—	—	23,835	313,835
Noel White(7)	—	—	—	—	—	1,246,219	1,246,219
_______________________________
(1)As Company employees, Messrs. John H. Tyson, King and White are not separately compensated for their service on the Board. Messrs. John H. Tyson’s and King’s compensation is included in the section titled “Executive Compensation—Summary Compensation Table” in this Proxy Statement. For information regarding the compensation arrangement with Mr. White, see footnote (7) below.
(2)The amounts in this column represent the grant date fair value of deferred stock awards granted in fiscal year 2023 ($60.64 per share on the date of grant). The Company has determined the fair value of these awards in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the calculation of the amounts shown are included in Note 14 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Recipients of these awards are entitled to dividends during the deferral period. These dividends are converted to additional shares and credited to each recipient, who then receives these additional shares upon distribution.
(3)As of the last day of fiscal year 2023, outstanding deferred stock awards, per individual elections, for individuals serving as non-employee directors during fiscal year 2023 were as follows: Mr. Baledge (9,532); Governor Beebe (3,100); Ms. Borras (7,321); Mr. Bronczek (9,546); Ms. Durham (15,018); Mr. Mariner (11,270); Mr. McNamara (64,114); Ms. Miller (12,546); Mr. Schomburger (14,882); and Ms. Tyson (43,825).
(4)These amounts represent personal use of Company-owned aircraft and taxes reimbursed.
(5)Mr. McNamara receives quarterly retainers in connection with his role as Lead Independent Director and Vice Chairman.
(6)The amount in the “All other compensation” column includes the Executive Rewards Allowance, pursuant to which Ms. Tyson receives an annual cash allowance of $12,000 and premiums paid by the Company for a health insurance plan for Ms. Tyson in the amount of $11,835.
(7)In connection with Mr. White’s retirement as the Company’s CEO, Mr. White entered into a second amended and restated employment agreement on October 3, 2020 that will expire on December 31, 2023. This employment agreement provides for, among other things, an annual base salary of $1,250,000 for the fiscal year beginning October 4, 2020; $1,150,000 for the fiscal year beginning October 3, 2021; and $1,000,000 for the period beginning October 2, 2022. It also provides for the possibility of special equity incentive awards as approved by the Compensation and Leadership Development Committee, and participation in the Company’s benefit plans. Additionally, Mr. White is entitled to personal use of Company-owned aircraft in a manner consistent with the Company’s policy governing aircraft use by executive officers. The amount in the “All other compensation” column represents Mr. White’s annual base salary of $1,000,000 for fiscal year 2023, $36,897 for personal use of Company-owned aircraft, and $209,322 in other employee benefits (including Company contributions to his Retirement Savings Plan account in the amount of $13,200, his Employee Stock Purchase Plan account in the amount of $25,000 and his Executive Savings Plan account in the amount of $57,800, premiums paid by the Company for a long-term disability benefit in the amount of $1,524 and life insurance in the amount of $58,003, and taxes reimbursed in the amount of $53,795. The values expressed for personal use of Company-owned aircraft are based on the aggregate incremental cost to the Company using a method that accounts for fuel, maintenance, landing fees, other associated travel costs and charter fees. In addition, on October 5, 2020, Mr. White was granted an award of restricted stock units (“RSUs”) with a grant date fair value of $800,000, one-third of which vested on October 5, 2021, another one-third vested on October 5, 2022 and the balance of which vested on October 5, 2023 and were settled in shares of Class A common stock. Mr. White was also granted an award of RSUs on November 20, 2020 with a grant date fair value of $1,135,000, one half of which vested on November 20, 2021 and the remainder vested on November 20, 2022 and were settled in shares of Class A common stock. These grants were made under the Stock Incentive Plan. As of the last day of fiscal year 2023, Mr. White held 303,550 stock options.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has selected PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2024. Shareholders are asked to ratify this selection at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the shareholders. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Audit Fees(1)	6,888,324	5,974,568
Audit-Related Fees(2)	—	—
Tax Fees(3)	231,948	578,998
All Other Fees(4)	6,966	6,966
Total	7,127,238	6,560,532
_______________________________
(1)    The fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for each of the fiscal years and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.
(2)    Aggregate fees billed or expected to be billed by PwC for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for each of the fiscal years, and not included in the audit fees listed above.
(3)    Aggregate fees billed or expected to be billed by PwC for tax compliance, tax advice and tax planning, which included expatriate tax services, international tax restructuring, federal research and development credit consulting and tax audit assistance.
(4)    PwC billed the Company for services rendered, other than those services covered in the sections captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” These amounts were for online research tools for accounting and financial reporting rules and guidance.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
Audit Committee Pre-Approval Policy
The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee charter provides that the Audit Committee must approve in advance all audit services to be performed by the independent registered public accounting firm. The Audit Committee has approved a separate written policy for the approval of engagements for non-audit services to be performed by the independent registered public accounting firm. For non-audit services, any person requesting that such services be performed by the independent registered public accounting firm must prepare a written explanation of the project (including the scope, deliverables and expected benefits), the reason for choosing the independent registered public accounting firm over other service providers, the estimated costs, the estimated timing and duration of the project and other pertinent information. Non-audit services must first be pre-approved by each of the Company’s Chief Accounting Officer and Chief Financial Officer before being submitted for pre-approval to the Audit Committee, and then the Audit Committee or a designated member of the Audit Committee must pre-approve the proposed engagement before the engagement can proceed. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent (5%) of the total amount paid by the Company to the independent registered public accounting firm during the fiscal year when the services are provided; (ii) the services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit of the fiscal year in which the non-audit services were provided.

Board Recommendation
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2024.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2024 requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. Ratification of the selection of PwC by shareholders is not required by the Company’s by-laws or otherwise. However, as a matter of policy, such selection is being submitted to the shareholders for ratification at the Annual Meeting because the Board considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Audit Committee on an important aspect of corporate governance and good corporate practice. If shareholders fail to ratify the selection of this firm, the Audit Committee will consider whether it is appropriate to select another registered independent public accounting firm.

SHAREHOLDER PROPOSAL
The Company has received notice of the intention of a shareholder to present one proposal for voting at the Annual Meeting. The text of the shareholder proposal and supporting statement appears exactly as received by the Company. All statements contained in a shareholder proposal and supporting statement are the sole responsibility of the proponent of such shareholder proposal. The Company will provide the names, addresses and shareholdings (to the Company’s knowledge) of the proponent of any shareholder proposal upon request made to the Company’s General Counsel and Secretary by mail at 2200 West Don Tyson Parkway, Mail Stop AR076124, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524.
SHAREHOLDER PROPOSAL REGARDING CORPORATE CLIMATE LOBBYING
RESOLVED: Shareholders request that Tyson Foods (“Tyson”) conduct an evaluation and issue a report annually, beginning within the next year (at reasonable cost, omitting proprietary information) describing if, and how, its lobbying, directly and through the activities of its trade associations and social welfare organizations, aligns with the Company’s science-based targets and long term net zero ambitions. The report should also address the risks presented by any misaligned lobbying and Tyson’s efforts, if any, to mitigate these risks.
Supporting Statement
Rapid reductions in global greenhouse gas emissions are needed by 2030 to limit global warming and meet the goals of the Paris Climate Agreement. If that goal is not met, even more rapid reductions, at greater cost, will be required to compensate for the slow start on the path to global net zero emissions.
Meanwhile, critical gaps remain between existing public policies and actions required to prevent the worst effects of climate change. Companies have an important and constructive role to play in enabling and encouraging policymakers to close these gaps.
Corporate lobbying that is inconsistent with the Paris Agreement and a company’s own climate targets presents material risks to investors, as delays in emissions reductions increase the compounding physical risks of climate change, threaten economic stability, and heighten uncertainty and volatility in investment portfolios.
Of additional concern are trade associations that say they speak for business but too often present forceful obstacles to addressing the climate crisis and to companies meeting their climate goals.
We recognize the industry-leading commitment that Tyson has made to reach net-zero greenhouse gas emissions across the company’s global operations and supply chain by 2050 and the certification of its emissions targets by the Science Based Targets initiative. However, achieving this goal will require supportive public policy to promote needed innovations and investments including increased renewable energy, transport electrification and sustainable farming. Climate change is a systemic risk and a global challenge; Tyson and other companies will require the support of sound public policy to make the rapid transition to a low-carbon economy to mitigate this long-term risk.
Dozens of companies in both the U.S. and Europe have produced or agreed to issue reports evaluating their policy advocacy programs in the past two years, enabling investors to better understand how their public policy positions align with their climate ambitions and the goals of the Paris Agreement.
Tyson reports its membership in some trade associations that have taken negative positions on recent climate and energy legislation such as the Inflation Reduction Act, including the U.S. Chamber of Commerce and the National Association of Manufacturers. However, the Company provides insufficient information to help investors understand if or how the Company works to ensure that its lobbying activities directly and/or indirectly (through trade and membership organizations) align with its climate goals, and how management and the board address identified misalignments.

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding Corporate Climate Lobbying
The Board recommends that shareholders vote AGAINST this shareholder proposal for the following reasons. The Board has carefully considered the proposal and, given the Company’s existing disclosures on political contributions, lobbying expenditures, and climate-related engagement activities, believes that the requested evaluation and annual report of lobbying efforts specifically related to the Company’s climate-related ambitions are duplicative and unnecessary. As information on this topic is already annually disclosed and reported on, the Board also believes that the request set forth in the proposal would not provide material benefits or result in additional disclosures not already available to shareholders. For these reasons and those detailed below, this proposal is not in the best interests of the Company or its shareholders.
The requested evaluation, disclosure, and reporting are unnecessary and duplicative because we already report on political contributions, lobbying expenditures, and our engagement on policies, laws, and regulations that have the potential to impact climate.
We are committed to being a responsible corporate citizen, ensuring compliance with the letter and spirit of the law, and promoting disclosure and accountability regarding political contributions and expenditures. We are also committed to engaging responsibly in the political process on matters that affect our customers, team members, communities, and the company. As detailed in our Political Contributions and Expenditures Policy, we conduct all political engagements, including contributions, in a transparent, legal, and ethical manner, and have put in place effective compliance procedures for oversight of political expenditures, corporate contributions, and lobbying activities.1 Our Code of Conduct also requires team members to maintain honest relationships with all levels of governments officials.2
We disclose and annually report on political contributions, corporate contributions, organization memberships, and lobbying activities that meet thresholds for disclosure detailed in our Political Contributions and Expenditures Policy. We also annually disclose and report on activities to engage on policies, laws, and regulations that may have a potential to impact climate as part of our annual reporting to Carbon Disclosure Project (CDP)3 and this reporting is made available on our Sustainability Resource Hub.4
As the Company already publicly reports on its engagement on policies, laws, and regulations having a potential to impact the climate and its political expenditures, corporate contributions, and lobbying activities, the Board believes that the actions requested by the proponent are unnecessary and would not add meaningfully to our ongoing efforts in this area or to our current public disclosures about such efforts. Accordingly, the Board recommends that shareholders vote AGAINST this proposal.
Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.
1 See Tyson Foods’ Political Contributions and Expenditures Policy, available at https://s22.q4cdn.com/104708849/files/doc_downloads/governance/2023/Political-Contributions-and-Expenditures-Policy.pdf.
2 See Tyson Foods’ Code of Conduct, available at https://www.tysoncodeofconduct.com/introduction/code-of-conduct/.
3 See Tyson Foods’ CDP Reporting: Climate Change, available at https://www.tysonfoods.com/sites/default/files/2023-08/Climate%20Change%202023.pdf.
4 See Tyson Foods’ Sustainability Resource Hub, available at https://www.tysonfoods.com/sustainability/resource-hub.

SHAREHOLDER PROPOSAL REGARDING THE COMPANY’S LABOR PRACTICES
Resolved: Shareholders of Tyson Foods (“Tyson”) request the Board of Directors commission an independent third-party audit assessing the effectiveness of the Company’s policies and practices in preventing illegal child labor throughout its value chain. A report on the audit, prepared at reasonable cost and omitting proprietary information and pending litigation, should be made available on the company's website.
Supporting Statement: At company discretion, the proponents recommend the audit include:
•Evaluation of Tyson policies and practices regarding, but not limited to, slaughter and processing facilities, third-party contractors, suppliers etc. linked to child labor violations;
•Meaningful consultation with workers, suppliers, and other relevant stakeholders to inform appropriate solutions and ensure compliance with federal child labor requirements; and
•Recommendations for actions and regular reporting with progress on identified actions.
Whereas: Investors remain concerned the illegal use of child labor poses significant financial, reputational, legal, and human rights risks throughout the Company’s value chain. In March 2023, a Department of Labor (“DOL”) investigation found the use of illegal child labor in Tyson’s Arkansas and Tennessee facilities. These children, employed by Tyson contractor Packers Sanitation Services Inc., worked during the night shifts and were exposed to dangerous chemicals and meat processing equipment like back saws and head splitters.5 The investigation found 7 children working in Tyson facilities and assessed the penalty at $105,966, the maximum penalty under federal law.6 DOL investigations into illegal child labor, including 600 ongoing investigations, highlight the systemic nature of the risk.7
Despite Tyson’s no tolerance policy for the use of illegal child labor, the Company does not disclose information on how its commitment is implemented.8 Furthermore, as 10 states have introduced bills to roll back child labor protections during the past 2 years, the majority of which are home to Tyson meatpacking plants, Tyson has not opposed any of the bills.9 Arkansas, where Tyson is headquartered, recently approved one such law.10 Although there is no direct evidence, Tyson’s financial interest and silence may indicate support of these rollbacks.
The findings of child labor in Tyson’s plants may be a symptom of a larger worker rights problem at Tyson, which has a track record for violating its workers’ health and safety.
Among US OSHA-covered companies, Tyson ranks the fifth highest for reported severe worker injuries, including amputations and hospital stays.11 OSHA’s actions in the first 7 months of 2023 uncovered 21 violations at 13 Tyson facilities in five states.12 leading to initial fines exceeding $100,000.13
5 https://www.dol.gov/newsroom/releases/whd/whd20230217-1
6 https://www.dol.gov/newsroom/releases/whd/whd20230217-1
7 https://www.dol.gov/newsroom/releases/osec/osec20230227
8 https://tysonsustainability.com/downloads/Tyson_Foods_Global_Human_Rights_Policy.pdf
9 https://www.epi.org/publication/child-labor-laws-under-attack/
10 https://www.epi.org/publication/child-labor-laws-under-attack/
11 https://www.epi.org/blog/an-average-of-27-workers-a-day-suffer-amputation-or-hospitalization-according- to-new-osha-data-from-29-states-meat-and-poultry-companies-remain-among-the-most-dangerous/
12 https://www.osha.gov/ords/imis/establishment.search?p_logger=1&establishment=Tyson+Foods&State=all&officetype=all&Office=all&sitezip=&p_case=all&p_violations_exist=all&startmonth=08&startday=02&startyear=2018&endmonth=08&endday=02&endyear=2023; https://www.osha.gov/ords/imis/establishment.search?establishment=Tyson&state=all&officetype=all&office=all&sitezip=100000&startmonth=08&startday=02&startyear=2018&endmonth=08&endday=02&endyear=2023&p_case=all&p_start=20&p_finish=40&p_sort=12&p_desc=DESC&p_direction=Prev&p_show=20&p_violations_exist=both
13 Id.

The company’s resistance to federal and state health safeguards during COVID-19, detailed in two congressional reports, may be contributing to its underperformance.14 Tyson faces lawsuits filed by workers citing the company’s mishandling of the pandemic.15 Investors are uncertain if ongoing safety concerns contribute to labor shortages, financial underperformance, the closure of six plants since March 2023, and child labor risks.16

14 https://coronavirus-democrats-oversight.house.gov/sites/democrats.coronavirus.house.gov/files/2022.5.12%20-%20SSCC%20report%20Meatpacking%20FINAL.pdf;
https://coronavirus-democrats-oversight.house.gov/sites/democrats.coronavirus.house.gov/files/2021.10.27%20Meatpacking%20Report.Final_.pdf
15 https://law.justia.com/cases/federal/appellate-courts/ca5/22-10171/22-10171-2023-03-27.html;
https://www.ca5.uscourts.gov/opinions/pub/21/21-11110-CV0.pdf;
https://www.insurancejournal.com/news/southcentral/2023/03/10/711829.htm#
16 https://www.fairr.org/news-events/press-releases/meat-companies-inaction-on-working-conditions;
https://www.reuters.com/markets/commodities/tyson-foods-shut-four-more-us-chicken-plants-2023-08-07/;
https://apnews.com/article/tyson-foods-plant-chicken-e45205f70baece25eda5ec3ba2129170

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding the Company’s Labor Practices
The Board recommends that shareholders vote AGAINST this shareholder proposal for the following reasons. The Board has carefully considered the proposal and, given the Company’s existing policies, practices and initiatives which already include a robust system of checks and audits designed to prevent underage workers from illegally working in the Company’s facilities, the Board believes that the requested audit of the Company’s policies and practices in this area is duplicative and unnecessary. As the Company has already taken several steps to guard against illegal child labor in its supply chain following the allegations against Packers Sanitation Services Inc. (“PSSI”) and other sanitation providers, the Board also believes that the request set forth in the proposal would not provide material benefits or result in additional disclosures not already available to shareholders. For these reasons and those detailed below, this proposal is not in the best interests of the Company or its shareholders.
The requested independent third-party audit assessing the effectiveness of the Company’s policies and practices in preventing illegal child labor throughout its value chain is unnecessary and duplicative because the Company has already strengthened its policies and practices in this area which include a robust system of checks and audits following the allegations against PSSI and other sanitation providers.
The use of underage labor in the United States, including the allegations against PSSI and other sanitation providers, represent a clear violation of our corporate policies, facility contracts, Tyson Foods’ Supplier Code of Conduct, and the law. Tyson Foods expects its suppliers to abide by the standards set forth in our Supplier Code of Conduct. This Supplier Code of Conduct includes specific labor and human rights provisions that require contractors to:
•Verify the eligibility of their employees.
•Prohibit inappropriate recruiting practices and fees.
•Ensure no forced labor or child labor is being used or human trafficking is occurring.
•Respect the right of employees to freely associate, organize, and bargain collectively.
•Ensure compliance with applicable wage and hour laws.
•Prohibit discrimination, harassment, and workplace violence.
•Provide options for employees to report concerns without fear of retaliation.
Specific to PSSI, once we learned of the allegations and the Department of Labor’s investigation into PSSI, we took immediate action to review hiring practices and confirm contract compliance for all Tyson Foods sanitation providers as well as compliance with our Supplier Code of Conduct. Additionally, we required all sanitation suppliers to conduct a complete and comprehensive review of their employees supporting Tyson Foods facilities. We have terminated our relationship with PSSI at a number of facilities (including at Green Forest and Goodlettsville), consistent with our policy and contract requirements. Tyson Foods Team Members currently perform sanitation processes at approximately 38% of Tyson Foods’ facilities, and we are working to significantly increase our investment in this capability moving forward.
While Tyson Foods’ policies are important to operating ethically, we do not rely on our policies as the exclusive means of ensuring compliance. For example, all Tyson Foods work application procedures for industrial positions at U.S. based facilities are configured to automatically reject individuals who are under the legal working age, our human resources professionals are trained to identify fraudulent documentation, and all hiring managers are trained on child labor prevention every year. Tyson Foods also posts clear and conspicuous notice of our Team Members’ rights in the workplace in prominent high traffic locations in all facilities, in multiple languages, consistent with the law. These postings are in cafeterias, employee break rooms, hallways, and hiring centers. Team Members have multiple ways to report violations of company policy or suspicious activity, including anonymously through the company’s Ethics Line, which is available 24/7 in multiple languages and managed by a third party. Typically, Tyson Foods does not have regular personnel inside facilities during sanitation shifts in facilities where a supplier performs sanitation. However, we have trained security personnel stationed at entrances to look for any individuals appearing to be underage. In addition, our Sanitation Center of Excellence performs visual checks of third-party employees and are trained to ask questions designed to determine if there is an age suspicion for anyone appearing underage.
Despite these robust internal controls, we recognize the need to continually evolve and update our practices. Tyson Foods has developed and deployed additional training on child labor compliance for anyone at Tyson Foods responsible for recruiting, hiring, or vetting prospective employees. In addition, we developed company-wide training for Tyson Foods community liaisons at each Tyson Foods facility to conduct outreach to local law enforcement, school districts, non-profits, and other community partners and create two-way dialogue on the best ways to detect and end any potential child labor violations. This included sharing our ethics hotline where individuals may anonymously report suspicious activity in any of our facilities.

To ensure compliance with our Supplier Code of Conduct, Tyson Foods contractually requires regular compliance audits of our third-party sanitation providers. These labor, health and safety, environmental performance, and ethics audits, based on the widely used Sedex Members Ethical Trade Audit (SMETA) standard, are rigorous and include in-person plant tours, document reviews, and interviews with frontline team members to check that the correct processes and procedures are in place and being followed at each Tyson Foods facility. We are implementing a new compliance program that will use a third-party auditor to conduct random audits of our suppliers. Procedural or process violations would result in immediate remediation; however, if suppliers are found in violation of child labor law at our facilities, we will terminate those contracts.
The Company has outlined all of these steps in response to the allegations against PSSI and other sanitation providers. As such, the Board believes that the actions requested by the proponent are unnecessary and would not add meaningfully to our ongoing efforts in this area or to our current public disclosures about such efforts. Further, the requested audit would divert Company resources without providing further value to the Company and our shareholders. Accordingly, the Board recommends that shareholders vote AGAINST this proposal.
Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

SHAREHOLDER PROPOSAL REGARDING DEFORESTATION-FREE SUPPLY CHAINS
Whereas: Tyson Foods uses beef, palm oil, soy, and fiber-based packaging in its business. These commodities are leading drivers of deforestation, forest degradation, and native vegetation conversion, which are responsible for approximately 15 percent of global greenhouse gas emissions. Further, deforestation is a primary cause of biodiversity loss. It is estimated that 40 percent of the world’s economy relies on biodiversity and natural capital.
Companies should protect their supply chains by eliminating deforestation linked commodities and by completing biodiversity dependency and impact assessments such as those aligned with the Taskforce for Nature Related Financial Disclosures (TNFD) framework.
Companies that do not eliminate deforestation linked commodities and address biodiversity dependencies are vulnerable to material risks, such as supply chain vulnerability, reputational risk, and regulatory risk. In its 2022 10-K, Tyson disclosed that “climate change and legal or regulatory responses may have a long-term adverse impact on our business and results of operations.”
Tyson sources beef from Brazil, where according to the World Wildlife Fund (WWF), cattle ranching accounts for 80% of deforestation in the surrounding region. While Tyson has developed a Forest Protection Standard, it will not achieve 100% deforestation-free beef from Latin America until the end of 2028 or deforestation free soy and palm used in animal feed until 2030. The Amazon biome may reach an unsustainable tipping point well before then. Research published in Nature Climate Change found that the Amazon is “close to a critical threshold of rainforest dieback.”
Tyson has committed to setting 1.5 degrees Celsius-aligned emissions targets with the Science Based Targets initiative (SBTi), yet to qualify, the company will have to set zero deforestation targets for no later than 2025. Tyson may be unable to deliver on its climate commitment if it does not eliminate supply chain deforestation by 2025.

At the COP 26 climate conference, investors with nearly $9 trillion in assets committed to eliminate commodity-driven deforestation from their portfolios by 2025. Tyson may become uninvestable for some asset managers if it does not eliminate supply chain deforestation by this date.

Resolved: Shareholders request that Tyson accelerate its efforts to eliminate deforestation, native vegetation conversion, and primary forest degradation from its supply chains to achieve independently verified deforestation-free supply chains by 2025.

Supporting Statement: In achieving this goal, proponents defer to management’s discretion but recommend:

•Including native vegetation conversion and primary forest degradation in the company’s deforestation-free goal.

•Disclosing the company’s forest footprint and annual reporting of deforestation-free commodity volumes.

•Completing a material biodiversity dependency and impact assessment in line with the Task Force for Nature Related Financial Disclosures (TNFD) Framework.

•Disclosing scope 3 emissions related to deforestation and other land-use change.

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding Deforestation-Free Supply Chains
The Board recommends that shareholders vote AGAINST this shareholder proposal for the following reasons. The Board has carefully considered the proposal and, given the Company’s existing work to address deforestation and land degradation risks in its supply chain, believes that the requested deforestation-free initiatives are duplicative and unnecessary. Given our current practices and disclosures, the Board also believes that the request set forth in the proposal would not provide material benefits or result in additional disclosures not already available to shareholders and is therefore not in the best interests of the Company or its shareholders.
We are taking steps to identify and reduce risks related to deforestation and land degradation in our supply chain through implementation of a Forest Protection Standard and country-specific Commodity Action Plans (CAPs).
As noted in our Forest Protection Standard, we source certain commodities (i.e., beef, palm, soy, and pulp, paper and packaging) that have potential risks of deforestation and land degradation due to their geographical point of origin.1 To address these potential risks, we collaborated with ProForest, an environmental non-profit organization, to assess potential forest risks for these commodities in 2017 and again in 2019. ProForest’s assessments concluded that 94 percent of the land footprint associated with our sourcing of these commodities was at no to low risk of deforestation due to sourcing origin and supply chain management processes. The remaining 6 percent of the land footprint associated with sourcing of these commodities was unknown.
Using information about commodity sourcing from ProForest’s assessments, we implemented the Forest Protection Standard and country-specific CAPs, targeting the reduction of deforestation risk in our global supply chain. These efforts align to our Science Based Target initiative (SBTi) approved target to reduce greenhouse gas emissions by 30 percent by 2030. We also report on progress towards country-specific CAP targets each year in our annual Sustainability Report2 and reporting to the Carbon Disclosure Project (CDP).3
In our 2022 annual Sustainability Report, we reported plans to update our Forest Risk Assessment, with consideration of changing definitions for deforestation under international and country-specific laws, and, in doing so, will reassess our deforestation goals and CAPs. Further, we are actively working with our suppliers to improve commodity traceability to farm or plantation of origin through certification, geospatial or other supply chain mapping, and blockchain initiatives.
Our Forest Protection Standard, CAPs, and procurement policies reflect our desire to build a supply chain that is free of forest degradation and deforestation risks.
Protecting forest resources aligns with our purpose – raising the world’s expectations for how much good food can do. Through the Company’s Core Values,4 we strive to create value for our shareholders, customers, communities, and team members, while serving as a steward of the animals, land and environment entrusted to our care. This commitment is underscored by the expectations for suppliers detailed in our Forest Protection Standard, CAPs, and Supplier Code of Conduct.5 We expect all suppliers to comply with all applicable laws, including specifically laws governing deforestation and land conversion. We are further committed to responding swiftly and appropriately to violations or alleged violations of our Supplier Code of Conduct and any applicable contract terms and conditions, which include taking appropriate action to address any known instances of a supplier’s unlawful land use practices.
The requested assessment, disclosure, and reporting are unnecessary and duplicative because we already report on deforestation risks and progress towards our forest protection goals.
We disclose and report on potential risks related to climate change, including those connected to deforestation, in connection with our operations in our filings with the U.S. Securities and Exchange Commission, such as our Annual Report on Form 10-K. We also report on progress and developments related to forest risk management, efforts to address deforestation and forest degradation risks, and supply chain management in our annual Sustainability Report and CDP reporting, which are publicly available. Our sustainability reporting and disclosures are informed by relevant Global Reporting Initiatives and Sustainability Accounting Standards Board standards. We also regularly engage with shareholders and other stakeholders on these and other important land stewardship issues.
Given the Company’s current Forest Protection Standard, CAPs, procurement policies and practices, and the continuing attention to the topic by the Company, the Board believes that the actions requested by the proponent are unnecessary and would not add meaningfully to our ongoing efforts in this area or to our current public disclosures about such efforts. Accordingly, the Board recommends that shareholders vote AGAINST this proposal.
1 See Tyson Foods’ Forest Protection Standard, available at https://www.tysonfoods.com/sites/default/files/2023-04/Tyson_Foods_Forest_Protection_Standard.pdf
2 See Tyson Foods’ 2022 annual Sustainability Report, available at https://www.tysonfoods.com/sustainability.
3 See Tyson Foods’ CDP Reports, available at https://www.tysonfoods.com/sustainability/resource-hub/cdp-reports.
4 See https://www.tysonfoods.com/who-we-are/our-story/purpose-values.
5 See Tyson Foods’ Supplier Code of Conduct, available at https://www.tysonfoods.com/sites/default/files/2021-06/supplier-code-of-conduct_0.pdf?la=en.

Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

SHAREHOLDER PROPOSAL REGARDING A CIRCULAR ECONOMY FOR PACKAGING
WHEREAS: The growing plastic pollution and packaging waste crises pose increasing risks to Tyson Foods. Corporations could face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they produce.6 Laws to this effect have significant momentum, having been recently adopted in four U.S. states, with additional introduced at the state and federal level.7 The European Union has already enacted a $1 per kilogram tax on all non-recycled plastic packaging waste.8 Additionally, consumer demand for sustainable packaging is increasing.9
A circular economy for packaging, whereby packaging is designed for reuse or recycling and kept in the economy and out of the environment, is critical to a net-zero emissions world. Tyson states it is committed to emissions reductions,10 yet lacks commitments to ensure circularity of its product packaging,11 even though its sold products and packaging contribute significantly to Scope 3 emissions at their end-of-life (“EOL”).12
More than 100 leading companies have committed to promoting a circular economy for packaging by acknowledging responsibility for the collection, sorting, and recycling of packaging at EOL, a policy known as Extended Producer Responsibility (“EPR”).13 Absent legally mandated EPR, companies must voluntarily contribute to improve the collection and recycling of their packaging.
The Recycling Partnership (“TRP”), the leading recycling organization, finds that $17 billion is needed to modernize and expand recycling infrastructure, and that doing so will save the equivalent of 710 million metric tons of CO2 over ten years.14 To improve plastic recycling infrastructure, TRP recommends that companies contribute at least $88 for every metric ton of plastic used.15
Competitors Kraft Heinz, Kellogg’s, Nestlé, Procter & Gamble and at least 25 other companies make voluntary contributions to expand recycling infrastructure, a critical step in embracing EPR.16 Tyson is not known to voluntarily contribute financial resources to ensure its packaging never becomes waste.17
Tyson received a “D-” grade on a recent report evaluating corporate packaging sustainability for its failure to financially support recycling infrastructure, endorse EPR, reduce plastic use, explore reuse opportunities, and make all packaging recyclable.18
Our Company could avoid regulatory, environmental, and competitive risks by adopting a circular economy approach to packaging and financially contributing to recycling infrastructure.
RESOLVED: Shareholders request that the Board issue a report, at reasonable expense and excluding proprietary information, describing opportunities for Tyson to support a circular economy for packaging.
SUPPORTING STATEMENT: The report should assess, at Board discretion:
•The reputational, financial, and operational risks associated with failing to promote a circular economy for packaging;
•The potential to increase packaging recyclability and transition to reusable packaging; and
•Opportunities to develop policies or goals to endorse EPR and determine an appropriate level of voluntary financial contributions to recycling infrastructure.
6 https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf, p. 9
7 https://www.packworld.com/news/business-intelligence/article/22861621/extended-producer-responsibility-legislationemerging-
in-us
8 https://commission.europa.eu/strategy-and-policy/eu-budget/long-term-eu-budget/2021-2027/revenue/ownresources/
plastics-own-resource_en
9 https://www.shorr.com/resources/blog/the-2022-sustainable-packaging-consumer-report/
10 https://www.tysonsustainability.com/natural-resources/energy-emissions
11 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/data-visualization
12 https://ghgprotocol.org/scope-3-technical-calculation-guidance
13 https://ellenmacarthurfoundation.org/extended-producerresponsibility/
overview?_ga=2.194255722.613184023.1673367048-
710010554.1662564816&_gl=1*18c5mjb*_ga*NzEwMDEwNTU0LjE2NjI1NjQ4MTY.*_ga_V32N675KJX*MTY3MzM2NzA0OC4xN
C4wLjE2NzMzNjcwNDguNjAuMC4w
14 https://recyclingpartnership.org/paying-it-forward/
15 https://plasticiq.org/
16 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/, p. 17
17 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/data-visualization
18 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/, p. 5

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding a Circular Economy for Packaging
The Board recommends that shareholders vote AGAINST this shareholder proposal for the following reasons. We share the proponent’s concern for environmental sustainability and recognize the need to reduce plastic and packaging waste, as well as promote a circular economy. We therefore continually look for options to make packaging used for Tyson Foods products more sustainable, including working towards innovations in sustainable packaging. Given our current practices and disclosures, the Board believes that the proposal’s requested assessment and report would not provide material benefits or additional disclosure not already available to shareholders, and therefore, this proposal is not in the best interests of the Company or its shareholders.
We are taking steps to make packaging used for Tyson Foods branded products more sustainable through work to innovate packaging designs and to address obstacles to responsible disposal of packaging.
Our packaging strategy aligns with the five “Rs”—Remove, Reduce, Reuse, Recycle and Renew—and is guided by the recommended packaging metrics and definitions set forth by the Sustainable Packaging Coalition and the Global Packaging Project. In designing packaging for Tyson Foods branded products, we prioritize the use of recyclable and renewable materials, as well as minimize packaging where possible. However, our packaging must be sufficiently durable to endure handling through receipt, inventory, packing use, distribution, point of sale, consumer use and disposal, as well as meeting our high standards for food quality and safety and protecting perishable products.
In our 2022 annual Sustainability Report, we introduced new packaging-related goals indicating that we aspire to design all Tyson Foods branded products packaging to be recyclable, home compostable or reusable by 2030.1 To accomplish these goals, we are exploring alternative materials and processes, and rethinking the packaging used across our entire product portfolio. Our packaging innovation lab and pilot plant at our Discovery Center in Springdale, Arkansas remains committed to further developing sustainable packaging solutions. In collaboration with our packaging suppliers, we are also actively exploring new advancements in packaging suitable for our products. We share information about our packaging and efforts to use more sustainable packaging options for Tyson Foods branded products in our annual Sustainability Report.
When it finally reaches its end of useful life, we aim for our packaging to be disposed of as responsibly as possible.
We recognize that there are many challenges associated with creating a circular economy for plastics packaging and there are significant barriers to increasing responsible disposal methods of packaging and packaging components for food products, including infrastructure limitations and consumer behavior. The plastics recycling infrastructure in the United States, for example, varies in capabilities and maturity from city to city and state to state. Many recycling programs also exclude packaging materials that have been in contact with food, raw meat, or blood, even if these materials can be recycled from a technical standpoint. Infrastructure limitations and past practices for packaging disposal have further led to inconsistency in consumer awareness and understanding of methods to dispose of packaging, leading to low rates of consumer adoption of recycling, composting, or reuse of packaging, even if designed for that specific purpose.
Despite these challenges—many of which are out of our direct control—we remain committed to collaborating with our partners to develop sustainable solutions for packaging used with our products. In our 2022 annual Sustainability Report, we also introduced a new goal of working to identify strategic partnerships with industry organizations and stakeholders that are necessary to facilitate infrastructure changes needed to improve circularity of packaging and packaging-related components. In support of this goal, we plan to continue work to improve U.S. waste management and recycling through our memberships with the Sustainable Packaging Coalition, How2Recycle and The Association of Plastic Recyclers, and by collaborating with numerous other organizations, such as the U.S. Plastics Pact, Alliance to End Plastic Waste, the Ellen MacArthur Foundation, and the American Chemistry Council.
The requested evaluation and report are unnecessary and duplicative because we already report on packaging metrics and our efforts to make packaging for Tyson Foods branded products more sustainable.
We report on packaging metrics, use, and efforts to make packaging used for Tyson Foods branded products in our 2022 annual Sustainability Report and Carbon Disclosure Project (CDP) reporting2, which are publicly available. Our sustainability reporting and disclosures are informed by relevant Global Reporting Initiatives and Sustainability Accounting Standards Board standards. We also regularly engage with shareholders and other stakeholders on these and other important land stewardship issues.
As evidenced by our existing initiatives, the Company shares proponents’ concerns for reducing plastic pollution and is already engaged in efforts to improve packaging sustainability as well as providing public disclosure on progress on these initiatives. The Board therefore believes that the actions requested by the proponent are unnecessary and would not add meaningfully to our ongoing efforts in this area or to our current public disclosures about such efforts. Accordingly, the Board recommends that shareholders vote AGAINST this proposal.
1 See Tyson Foods’ annual Sustainability Report, available at https://www.tysonfoods.com/sustainability.
2 See Tyson Foods’ CDP Reports, available at https://www.tysonfoods.com/sustainability/resource-hub/cdp-reports.

Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis explains the Company’s philosophy and program for compensating its executive officers, as well as the compensation paid to its NEOs for fiscal year 2023. During fiscal year 2023, the Company’s NEOs were:
•John H. Tyson, Chairman of the Board (“Chairman”)
•Donnie King, President and Chief Executive Officer (“CEO”)
•Melanie Boulden, Group President, Prepared Foods and Chief Growth Officer
•Brady Stewart, Group President, Beef, Pork and Chief Supply Chain Officer
•John R. Tyson, Executive Vice President and Chief Financial Officer
Fiscal Year 2023 Financial Results
For information about the Company’s financial results, see the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
Compensation Philosophy and Objectives
Our executive compensation philosophy is to provide competitive compensation necessary to attract, motivate and retain talented and experienced executives to achieve short- and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our executive compensation program.
Shareholder Alignment. Executive compensation should be appropriately linked with the Company’s financial performance and the creation of shareholder value.
Attract, Motivate and Retain Key Employees. Executive compensation should be competitive with organizations with which the Company competes for talent and with other public and private companies to attract, motivate and retain superior executive talent for the long-term.
Link Pay to Performance. As an executive’s responsibility increases, a larger portion of his or her total compensation should be “at-risk” incentive compensation (both short- and long-term), subject to corporate, segment, individual, stock price and/or earnings and performance measures through incentive awards based on such earnings and performance goals.

Compensation Governance
	What we do		What we don’t do
☑	Pay-for-performance – Pay outcomes are aligned with performance of the Company.	☒
No employment contracts except for the Chairman, the CEO and the Executive Vice Chairman – Employment contracts are provided only to the Chairman, one member of our Enterprise Leadership Team (the CEO) and the Executive Vice Chairman.

☑	Performance measures support strategic objectives – Performance measures used in compensation programs reflect strategic and operating objectives, creating long-term value for shareholders.

		☒	No dividends on unearned shares – Dividends are not paid on performance stock awards during the performance cycle.
☑
Include “double-trigger” change in control provisions in equity awards – In the event of a change in control, acceleration of vesting of long-term incentive awards will not occur unless there is also a qualifying termination of employment upon or within two years following the change in control.

		☒	No hedging of Company stock – Our officers (including all NEOs) and directors are prohibited from entering into hedging transactions related to our stock.
☒
No pledging of Company stock without prior approval – Our senior officers (including all NEOs) and directors are prohibited from holding our company’s securities in a margin account or pledging our company’s securities as collateral for a loan without prior approval from the General Counsel and Secretary or a designee.

☑	Significant stock ownership guidelines – Our NEOs and other executives are required to accumulate and hold stock equal to a multiple of annual base salary.

☑	Provide limited perquisites – Perquisites offered to NEOs with sound business rationale.
		☒	No repricing of underwater options – Our Stock Incentive Plan prohibits repricing or exchange of underwater stock options without stockholder approval.
☑
Have a Clawback Policy – In fiscal year 2023, in line with newly-adopted listing standards by the NYSE, we reviewed and updated our Clawback Policy to require the Company to seek recovery of incentive-based compensation in the event of a financial restatement or other material noncompliance with financial reporting requirements under the securities laws.

How We Determine Compensation
Determining Performance Measures. The Compensation and Leadership Development Committee sets challenging but realizable performance measures that are fully achieved only as a result of strong performance. As part of our pay-for-performance philosophy, if targets and pre-determined goals are not fully met, payouts may be reduced or not made. Consistent with the Company’s pay-for-performance philosophy, the Compensation and Leadership Development Committee selects financial performance measures under the annual and stock incentive plans that support the Company’s short- and long-term business plans and strategies and incentivize management to focus on actions that create sustainable shareholder value. Since fiscal year 2021, the Compensation and Leadership Development Committee also selects certain non-financial performance measures which modify annual incentive payments for all Enterprise Leadership Team members and which support and incentivize management to promote the Company’s core values. In setting targets for the short-term and long-term performance measures, the Compensation and Leadership Development Committee considers the Company’s annual and long-term business goals and strategies and certain other factors, including the Company’s projected operating environment and economic and industry conditions. The Compensation and Leadership Development Committee recognizes that performance goals will change over time to reflect market practices, evolving business priorities and developments in the Company’s core values and business sustainability strategies. Accordingly, the Compensation and Leadership Development Committee regularly reassesses the performance measures and goals used and determines, at least on an annual basis, the most appropriate financial and non-financial performance measures to be used in connection with evaluating performance payouts for our Enterprise Leadership Team.
Role of the Compensation and Leadership Development Committee. In general, the Compensation and Leadership Development Committee works with management and external experts to set the Company’s executive compensation philosophy and objectives and to compensate key executives accordingly. More specifically, the Compensation and Leadership Development Committee periodically reviews and approves:
•the Company’s stated compensation philosophy, corporate goals and objectives relevant to executive officer compensation and total compensation policy to evaluate whether they support business objectives, create shareholder value, are consistent with shareholder interests, attract, motivate and retain required key executive talent and link compensation with Company, business unit and/or personal performance;

•the peer group used for competitive pay/performance benchmarking (see the below subsection titled “Role of Compensation Consultants/Benchmarking” for additional details); and
•the employment contracts or other similar arrangements that provide compensation for NEOs and other executive officers.
The Compensation and Leadership Development Committee’s charter describes additional duties and responsibilities of the Compensation and Leadership Development Committee with respect to the administration, oversight and determination of executive compensation. A copy of the Compensation and Leadership Development Committee’s charter can be found on the Company’s Investor Relations website at http://ir.tyson.com.
The Compensation and Leadership Development Committee intends for its decisions to be consistent with tax regulations, applicable law and NYSE listing requirements. Because the Company meets the definition of a “controlled company” under NYSE corporate governance rules, the Compensation and Leadership Development Committee is not required to determine the compensation of our CEO. However, the Compensation and Leadership Development Committee has approved the employment contracts and total compensation for the CEO position since 2003.
Say-on-Pay and Frequency of Say-on-Pay. Over 98% of the votes cast at the 2023 Annual Meeting of Shareholders on the non-binding advisory vote on the compensation of our NEOs (commonly referred to as a “say-on-pay” vote) were voted in support of our executive compensation program. Consistent with our shareholders’ approval, the Compensation and Leadership Development Committee continued to apply the same effective principles and philosophy it has used in prior years while also monitoring market trends and best practices to determine executive compensation and will continue to consider shareholder concerns and feedback. In addition, over 78% of the votes cast at the 2023 Annual Meeting on the non-binding advisory vote on the frequency of say-on-pay vote were in support of having a say-on-pay vote every three years. Following the say-on-pay vote and the frequency of say-on-pay vote at the Annual Meeting, it is expected that the next say-on-pay vote will be at the Company’s 2026 Annual Meeting of Shareholders.
Executive Officer Compensation Structure. Our executive officers are compensated based on a pay structure (including salary, target annual incentive, and long-term incentive awards (i.e., equity grants)) determined for their respective roles and responsibilities. The pay structure for an executive considers the role, scope of responsibilities, capabilities and experience of the executive.
Interaction Between the Compensation and Leadership Development Committee and Management; Role of the CEO in Compensation Decisions. Key employment terms for NEOs other than the Chairman and the CEO are recommended to the Compensation and Leadership Development Committee by the CEO in consultation with the Company’s human resources group. The Compensation and Leadership Development Committee reviews and discusses the proposed compensation terms and will meet with the Company’s human resources group to discuss any questions or issues it has regarding these decisions. Once all questions and issues have been addressed to the satisfaction of the Compensation and Leadership Development Committee, the Compensation and Leadership Development Committee will approve the compensation terms for each NEO. The Compensation and Leadership Development Committee reviews and discusses pay decisions related to the Chairman and the CEO in executive session, and neither the Chairman nor the CEO is present when the Compensation and Leadership Development Committee discusses and determines their respective compensation.
Our executive compensation structure is periodically reviewed by our human resources group and senior management based on their collective review of information about the Compensation Peer Group (as defined below) and recommendations provided by the Company’s compensation consultant (Korn Ferry during fiscal year 2023), together with analysis of general market trends and data of executive compensation at large public and private companies (“General Industry Data”). The Company’s human resources group and senior management suggest modifications to the Compensation and Leadership Development Committee as they deem necessary to ensure that our executive officers and key employees are generally compensated in accordance with our compensation philosophy and objectives. The Compensation and Leadership Development Committee considers the recommendations made by the human resources group and senior management and may also consult the Company’s compensation consultant before approving decisions on executive compensation. For a more detailed discussion regarding decisions with respect to each element and amount of compensation paid to the NEOs, see the section titled “Elements of Compensation” in this Proxy Statement.
Role of Compensation Consultants/Benchmarking. Since fiscal year 2001, the Company has retained Korn Ferry, to periodically review general industry data, and to identify and provide market analyses and trend information regarding compensation practices of certain publicly traded companies (the “Compensation Peer Group,” as revised from time to time, and most recently revised in fiscal year 2023) in the protein and packaged foods, consumer packaged goods, and manufacturing industries, as well as companies with which the Company competes for talent due to geographic proximity. The companies listed below made up the Compensation Peer Group for fiscal year 2023 for the purposes of benchmarking all elements of NEO compensation, including salary, short-term cash incentives, and any equity awards.

Albertsons Companies, Inc.	Mondelez International, Inc.
Archer-Daniels-Midland Company	PepsiCo, Inc.
Bunge Limited	Performance Food Group Co.
Caterpillar, Inc.	The Procter & Gamble Company
The Coca-Cola Company	Sysco Corp.
Deere & Co.	United Natural Foods, Inc.
J.B. Hunt Transport Services, Inc.	U.S. Foods Holding Corp.
The Kraft Heinz Company	Walmart Inc.
Korn Ferry furnishes market analyses and trend information to our human resources group, which is then presented to the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee uses this market data as one of many factors considered in its review of compensation for the NEOs to assess consistency with our compensation philosophy and objectives.
In consultation with Korn Ferry, the Compensation and Leadership Development Committee regularly reviews the companies included in the Company’s Compensation Peer Group to ensure that the Company continually benchmarks its compensation practices, philosophy and objectives against an appropriate set of publicly traded peer companies. From time to time, the Compensation and Leadership Development Committee may revise the list of companies included in the Compensation Peer Group to ensure that the Company’s practices, philosophy and objectives remain aligned with market practices and stay competitive compared to similarly situated companies in the industry.
For fiscal year 2023, Korn Ferry’s aggregate fees for the market analyses, trend information and recommendations described above and input with respect to elements of NEO compensation and director compensation were approximately $141,494. In fiscal year 2023, Korn Ferry also provided certain services to our human resources group unrelated to executive and non-employee director compensation, primarily related to executive recruiting and job evaluations. For these services, Korn Ferry received compensation totaling approximately $2,216,094. The Compensation and Leadership Development Committee considered whether any conflict of interest exists with Korn Ferry and concluded that the work of Korn Ferry did not raise any conflict of interest. Both the Company and the Compensation and Leadership Development Committee periodically evaluate the engagement of Korn Ferry and Korn Ferry’s performance.
How NEOs Are Compensated
NEO compensation is comprised of base salary, subject to adjustment by the Company from time to time, and participation in the Company’s annual cash and long-term equity incentive plans on terms and at levels recommended by the Company’s senior management, including the CEO (except with respect to the compensation of the Chairman and the CEO, each of whose compensation is determined and approved by the Compensation and Leadership Development Committee in executive session), and as approved by the Compensation and Leadership Development Committee. Adjustments to compensation are determined after reviewing the market data, individual and Company performance and internal pay equity based on position with the organization. For a more detailed analysis regarding these decisions, see the section titled “Elements of Compensation” in this Proxy Statement.
Elements of Compensation
The Company’s executive compensation program consists of:
•base salary;
•annual incentive payments;
•long-term incentive compensation;
•financial, retirement and welfare benefit plans; and
•certain defined perquisites.
A discussion of the compensation received by each current NEO in connection with his or her service as an executive officer of the Company for fiscal year 2023, broken down by each element of compensation, is provided in the sections below.
Compensation Mix
Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an executive officer’s responsibility and ability to affect financial results of the Company increases, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning the executive officer’s interests with those of the Company and its shareholders. The following table illustrates the mix of target compensation components for Messrs. John H. Tyson, King, Stewart, John R. Tyson and Ms. Boulden, as a percentage of target total compensation.

			Target Equity Based Incentives
Name*	Base Salary	Target Annual Cash Incentive	Stock Options	Restricted Stock	Performance Stock
John H. Tyson/King	11%	18%	18%	18%	35%
Boulden/Stewart/John R. Tyson	17%	19%	5%	50%	10%
*The percentages in the table may not sum to 100% due to rounding
For Messrs. John H. Tyson and King, approximately 89% of their target total compensation is variable and approximately 70% is equity-based incentives. For Ms. Boulden and Messrs. Stewart and John R. Tyson, approximately 83% of their target total compensation is variable and approximately 64% is equity-based incentives. For details regarding fiscal year 2023 performance, see the below subsection titled “Annual Incentive Payments.”
Base Salary
Each of Messrs. John H. Tyson’s and King’s employment contracts set an amount for base salary. The Compensation and Leadership Development Committee approved such amounts for Messrs. John H. Tyson and King as part of its process in approving their respective employment contracts, and the Compensation and Leadership Development Committee can adjust base salary as it deems appropriate, except that the base salary under Mr. John H. Tyson’s employment contract can be increased but not decreased. The CEO has discretion to set and adjust base salary amounts for all other NEOs based on each NEO’s role, capabilities, experience and performance. In determining whether to adjust (or, in the case of new hires, setting) an NEO’s base salary, the Compensation and Leadership Development Committee or the CEO, as applicable, considers (i) the Compensation Peer Group and General Industry Data for the NEO’s role, as applicable, (ii) the individual’s past performance and experience, (iii) the NEO’s capabilities, (iv) the NEO’s potential for advancement within the Company, (v) changes in level and scope of responsibility for the NEO, (vi) salaries of other Company executive officers and (vii) internal pay equity based on position with the organization. No requisite weight is assigned to any factor by the CEO or the Compensation and Leadership Development Committee.
The table below discloses the base salary in effect for each NEO at the end of fiscal years 2022 and 2023.

Name	End of Fiscal Year 2022 Salary ($)	End of Fiscal Year 2023 Salary ($)
John H. Tyson	1,200,000	1,200,000
Donnie King	1,300,000	1,400,000
Melanie Boulden(1)	—	800,000
Brady Stewart(1)	—	900,000
John R. Tyson(2)	—	650,000
(1) Compensation for Ms. Boulden and Mr. Stewart is provided only for fiscal year 2023 because they were not employed by the Company during fiscal year 2022.
(2) Compensation for Mr. John R. Tyson is provided only for fiscal year 2023 because he was not an NEO for fiscal year 2022.
Annual Incentive Payments
Employment contracts with Messrs. John H. Tyson and King and employment terms with our other NEOs provided them an opportunity to receive annual incentive payments. In fiscal year 2023, the annual incentive plan in place for senior executive officers was the Executive Incentive Plan. This plan is designed to align the interests of management toward the achievement of common corporate goals. An NEO selected to participate in the Executive Incentive Plan is not eligible to participate in other cash performance incentive payment plans maintained by the Company. For fiscal year 2023, the Compensation and Leadership Development Committee designated all NEOs, as well as other executive officers, as eligible participants under the Executive Incentive Plan. Target annual incentive payment eligibility under the Executive Incentive Plan, expressed as a percentage of base salary, is established each year by the Compensation and Leadership Development Committee.
Selection of Fiscal Year 2023 Performance Measures
Annual incentive eligibility under the Executive Incentive Plan is based on one or more performance measures established at the beginning of each fiscal year by the Compensation and Leadership Development Committee. In addition, the final amount of an annual incentive payment awarded to an NEO is subject to adjustment for any mid-year changes to (1) such NEO’s salary or (2) performance targets under the plan (to the extent such mid-year performance target changes are approved by the Compensation and Leadership Development Committee). For fiscal year 2023, the Compensation and Leadership Development Committee selected two performance measures under the Executive Incentive Plan: (i) Adjusted Operating Income, weighted at 75% of the total funding to be made available for the plan, and (ii) Adjusted Total Volume as a new performance measure, weighted at 25% of the total funding to be made available for the plan. “Operating Income” is the Company’s operating income (which takes into account accruals for annual incentive payments) and “Adjusted Operating Income” for purposes of annual incentive payments means Operating Income but takes into account any unusual or unique items, such as one-time gains or losses, as determined by the Compensation and Leadership Development Committee. “Adjusted Total Volume” for purposes of annual incentive payments means total output of product volume but takes into account any unusual or unique items, such as changes to volume in connection with acquisitions or divestitures, as determined by the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee believes Adjusted Operating Income and Adjusted Total Volume are the appropriate metrics of Company performance to utilize in making performance-based compensation decisions because they are good indicators of value creation and are some of the factors used by senior management to evaluate the performance of the business.
Adjusted Operating Income Target
The fiscal year 2023 target performance levels were set by the Compensation and Leadership Development Committee at the beginning of fiscal year 2023. When establishing the target performance levels, the Compensation and Leadership Development Committee considered the Company’s expected performance and potential growth for the year, as well as the overall market at the time the targets were set for fiscal year 2023, the Compensation and Leadership Development Committee set the threshold level of Adjusted Operating Income for 50% of the weighted target performance incentive payments at $3.075 billion (compared to $3.12 billion for fiscal year 2022), the target Adjusted Operating Income level for 100% of the weighted target performance incentive payments at $4.100 billion (compared to $3.90 billion for fiscal year 2022), and a maximum level of Adjusted Operating Income for 200% of the weighted target performance incentive payments at 125% of the target Adjusted Operating Income level at $5.125 billion (compared to $4.68 billion for fiscal year 2022). In considering fiscal year 2023 performance levels, the Compensation and Leadership Development Committee also took into account the potential to include an adjustment above or below any performance level to allow the Compensation and Leadership Development Committee to recognize business unit, group, individual or other factors.
Adjusted Total Volume Target
In fiscal year 2023, the Compensation and Leadership Development Committee, in consultation with Korn Ferry, introduced the Adjusted Total Volume target to inform annual incentive payment amounts for the first time, which would be weighted at 25% of the total funding to be made available for the Executive Incentive Plan. The Adjusted Total Volume target was set in November 2022, based on an assessment of expected product volume and growth. For fiscal year 2023, the Compensation and Leadership Development Committee set the threshold level of Adjusted Total Volume for 50% of the weighted target performance incentive payments at 28,074 million pounds, the target Adjusted Total Volume level for 100% of the weighted target performance incentive payments at 28,813 million pounds, and a maximum level of Adjusted Total Volume for 200% of the weighted target performance incentive payments at 29,552 million pounds.
Leadership Scorecard
In addition to the Adjusted Operating Income and Adjusted Total Volume performance measure, the Company’s Executive Incentive Plan includes certain “Leadership Scorecard” performance modifiers to promote and reward behaviors in support of (1) diversity, equity and inclusion, (2) health and safety and (3) sustainability. For fiscal year 2023, the Compensation and Leadership Development Committee, in consultation with management, adjusted certain of the threshold goals. In the Diversity, Equity & Inclusion category, the goal for a percentage of diverse candidate slates was set at 85%. In the Health & Safety category, the percentage of reduction in OSHA recordable rate was modified from 10% in the prior fiscal year to 16%, and the reduction in significant injuries and fatalities was modified from 10% to 37%.
The Compensation and Leadership Development Committee recognizes that the mix of categories may change and grow over time, including expanding outside of the existing “Leadership Scorecard” goals into other environmental, social and governance categories. As such, in fiscal year 2023, after a review of the Company’s goals, the Compensation and Leadership Development Committee accepted both of management’s recommendations to (i) use Sustainability as one of the three categories of the Leadership Scorecard goals, in place of the category for Talent and Development, and (ii) to use the Company’s Dow Jones Sustainability Index score as the Sustainability goal for the Leadership Scorecard.

Goals
Diversity, Equity & Inclusion •Greater than 85% of candidate slates considered are diverse
Health & Safety •16% reduction in OSHA recordable rate •37% reduction in significant injuries and fatalities
Sustainability •Achieve a rating of between 45 and 55 or better on the Dow Jones Sustainability Index
Each of the three above-referenced factors can modify actual performance by up to plus or minus 5% of target performance incentive payments, with a total potential impact of plus or minus 15% of target performance incentive payments. A positive modifier applies if we exceed these goals, no modifier applies if we meet these goals and a negative modifier applies if we do not meet these measured goals. Within its discretion, the Compensation and Leadership Development Committee determined these modifiers to be applicable to only those executives of the Company who were team members throughout all of fiscal year 2023.
Fiscal Year 2023 Executive Incentive Plan Results
The market environment for fiscal year 2023 was challenging, with our sales negatively impacted by lower average sales prices, driven by reduced pricing in our Pork and Chicken segments. Further, our gross margin decreased due to cost of sales increasing, impacted primarily by an increase in live cattle costs in our Beef segment, among other factors. Other economic headwinds which impacted product volume included unforeseen volume impacts on Chicken exports due to High-Pathogen Avian Influenza regulatory changes, higher-than-expected cattle herd liquidation due to drought conditions and prolonged heifer retention issues that impacted cattle herd numbers, and China’s faster-than-anticipated recovery in the global pork market that resulted in a sharp correction in US pork demand, after initial increases in US pork production to meet expected global demand from African Swine Fever.
Actual Adjusted Operating Income for purposes of annual incentive payments for fiscal year 2023 was approximately $987 million, which was below the Adjusted Operating Income target. In light of the actual market conditions in fiscal year 2023, and in consideration of the Compensation and Leadership Development Committee’s goal to design compensation in order to motivate executives to achieve short-term and long-term corporate goals that enhance shareholder value, the committee approved adjustments to the Adjusted Total Volume numbers to account for these unusual and unexpected developments in fiscal year 2023 for all participants in the Executive Incentive Plan, including each of the NEOs, with the Company delivering 28,813 million pounds in Adjusted Total Volume. This resulted in the target being met, and an overall incentive payment of 25% of the respective target eligibilities for each of our NEOs. Further, the “Leadership Scorecard” modifier had a net negative impact of -7.5% on fiscal year 2023 annual incentive payments for NEOs who were team members throughout all of fiscal year 2023.
In November 2023, the Compensation and Leadership Development Committee reviewed with our CEO and other members of management the eligibility of each NEO to receive the aforementioned annual incentive award (other than that of the Chairman and the CEO, which the Compensation and Leadership Development Committee reviewed separately in executive session with neither the Chairman nor the CEO present) based on this Adjusted Operating Income amount, the Adjusted Total Volume amount, and the individual performance of each NEO during fiscal year 2023. Based on this review, the Compensation and Leadership Development Committee approved the awards of the annual incentive payment amounts set forth in the following table to the NEOs listed below, reflecting achievement of performance at 25% of the target, based solely on achievement of the Adjusted Total Volume amount. The Compensation and Leadership Development Committee approved annual incentive plan payouts for Mr. John H. Tyson, Mr. King, Ms. Boulden, Mr. Stewart and Mr. John R. Tyson of 25% of their respective target eligibilities, reflecting each NEO’s respective contributions to the Company in fiscal year 2023 (prior to the application of the -7.5% “Leadership Scorecard” modifier noted above for certain NEOs. This modifier is not applicable to Ms. Boulden and Mr. Stewart, as they joined the Company mid-year and were not team members throughout all of fiscal year 2023.)

Name	Salary at 2023 Fiscal Year End ($)	Eligibility at Target Adjusted OI and Target Adjusted Total Volume (100% of target annual incentive payment) ($)(1)	Eligibility at Target Adjusted OI and Target Adjusted Total Volume (expressed as percentage of base salary)	Eligibility at Maximum Adjusted OI and Maximum Adjusted Total Volume (200% of target annual incentive payment) ($)	Actual Annual Incentive Payment for Fiscal Year 2023 ($)
John H. Tyson	1,200,000	1,800,000	150%	3,600,000	315,000
Donnie King	1,400,000	2,492,308	180%	4,984,616	436,154
Melanie Boulden (2)	800,000	432,060	110%	864,120	108,016
Brady Stewart (2)	900,000	623,695	125%	1,247,390	155,924
John R. Tyson	650,000	715,000	110%	1,430,000	125,125

(1) Salaries approved for each fiscal year are generally adjusted beginning in the third month of each fiscal year through the second month of the following fiscal year (i.e., actual salary paid for the fiscal year is a blended amount including two months paid at the previous fiscal year’s approved salary amount and ten months paid at the current fiscal year’s approved salary amount). Eligibility at Target Adjusted OI and Target Adjusted Total Volume is calculated based on an NEO’s actual salary paid for the fiscal year, rather than such NEO’s approved base salary at fiscal year-end.

(2) Ms. Boulden was initially employed on February 6, 2023 and Mr. Stewart was initially employed on January 9, 2023. Eligibility at Target Adjusted OI and Target Adjusted Total Volume is calculated based on an NEO’s actual salary paid for the fiscal year, rather than such NEO’s approved base salary at fiscal year-end.
Equity-Based Compensation
The Compensation and Leadership Development Committee believes that long-term incentive compensation allows the Company to provide employees with an incentive different from base salary and cash annual incentive payments, with long-term incentive compensation increasing in value when the Company share price increases. Messrs. John H. Tyson’s and King’s employment contracts provide for equity-based compensation as determined by the Compensation and Leadership Development Committee. For details regarding these awards, see the table titled “Grants of Plan-Based Awards During Fiscal Year 2023” in this Proxy Statement. All long-term incentive compensation is issued under the Stock Incentive Plan, which was last amended and restated on February 9, 2023.
The amounts and types of long-term incentive compensation to be awarded are determined by management and/or the Compensation and Leadership Development Committee to align the interests of executives and other managers with the interests of the Company’s shareholders. In determining these amounts, management and the Compensation and Leadership Development Committee consider the relationship of long-term incentive stock-based compensation to cash compensation, the goal of providing additional incentives to executives and managers to increase shareholder value and the value of long-term incentive compensation awarded to NEOs and other executives to awards made to executives in similar positions within the applicable peer group, as well as General Industry Data.
For fiscal year 2023, the dollar value of annual long-term incentive compensation for the NEOs was weighted 25%, 25% and 50% among stock options, restricted stock and performance stock, respectively, as discussed further below. From time to time, the Company may award additional equity compensation in connection with hiring, retention and promotions. In February 2023, Mr. Stewart received restricted stock award grants in connection with his initial employment as Group President, Fresh Meats. In May 2023, Ms. Boulden received restricted stock award grants in connection with her initial employment as Chief Growth Officer. For details regarding equity awards granted to the NEOs in fiscal year 2023, see the table titled “Grants of Plan-Based Awards During Fiscal Year 2023” in this Proxy Statement.
In addition, starting in fiscal year 2023, we updated the terms for new stock option awards, restricted stock awards and performance stock awards to provide for the vesting of a pro rata portion of unvested awards upon retirement or termination for reasons other than for cause. Retirement as defined in the awards would mean either the voluntary termination of employment at age sixty-two, or the voluntary termination of employment where the employee has attained an age of fifty-five, and the sum of his or her age and years of continuous service with the Company is equal to or greater than sixty-five.
Stock Options. Stock option awards made up approximately 25% of the NEOs’ annual long-term incentive compensation for fiscal year 2023. Stock options are typically awarded and approved annually by the Compensation and Leadership Development Committee prior to a pre-determined grant date. The grant date for fiscal year awards usually occurs four business days after the Company announces fiscal year-end financial results, absent subsequent Compensation and Leadership Development Committee action to the contrary. The actual number of stock options granted during fiscal year 2023 was determined by dividing the target award dollar value assigned by the Compensation and Leadership Development Committee for stock options by the grant date fair value of such stock options. The exercise price for option awards is the closing price for our Class A Common Stock as reported on the NYSE on the grant date. Option awards expire ten years after the grant date. The Company does not backdate, re-price or grant stock option awards retroactively. All stock options vest in equal annual increments on each of the first, second and third anniversaries of the grant dates of the awards and become fully vested after three years, subject to certain exceptions in the event of the death or disability of the executive officer or certain other termination events. For the fiscal year 2023 stock option awards, the Compensation and Leadership Development Committee approved the awards at its November 9, 2022 meeting with a grant date of November 18, 2022.
Restricted Stock. Restricted stock awards made up approximately 25% of the NEOs’ annual long-term incentive compensation for fiscal year 2023. The actual number of shares of restricted stock granted during fiscal year 2023 was determined by dividing the target dollar value assigned by the Compensation and Leadership Development Committee for restricted stock by the closing price of the Company’s stock on the grant date.
Restricted stock awards issued during fiscal year 2023 represent the right to vest in shares of Class A Common Stock conditioned upon the executive officer remaining continuously employed by the Company from the grant date through the vesting date, subject to certain exceptions in the event of the death or disability of the executive officer or certain other termination events.
On November 9, 2022, the Compensation and Leadership Development Committee approved the restricted stock awards to be granted on November 18, 2022. In February 2023, the Compensation and Leadership Development Committee also approved restricted stock grants, effective February 10, 2023, to Mr. Stewart in connection with his initial employment as Group President, Fresh Meats and, effective May 12, 2023, to Ms. Boulden in connection with her initial employment as Chief Growth Officer. Information regarding restricted stock granted during fiscal year 2023 is shown in the “Grants of Plan-Based Awards Table” in this Proxy Statement.
Performance Stock. Performance stock awards made up approximately 50% of the NEOs’ annual long-term incentive compensation for fiscal year 2023. Performance stock awards represent the right to receive shares of Class A Common Stock if certain performance criteria are met within the time period indicated in the grant. The target number of shares of performance stock granted during fiscal year 2023 was determined by dividing the dollar value assigned by the Compensation and Leadership Development Committee for performance stock by the closing price of the Company’s stock on the grant date. The Compensation and Leadership Development Committee approved the fiscal year 2023 performance stock awards at its November 9, 2022 meeting with a grant date of November 18, 2022. Performance criteria are measured three years from the beginning of the fiscal year in which the performance stock is awarded, and, if the performance criteria are achieved, the award vests as set forth below. The right to receive Class A Common Stock under a performance stock award is conditioned upon the executive officer remaining continuously employed by the Company from the grant date through the vesting date, subject to certain exceptions in the event of the death or disability of the executive officer or certain other termination events.
On an annual basis, the Company’s senior management, Compensation and Leadership Development Committee and human resources group meet to discuss the performance criteria and levels to be considered for the following year’s grants. Through the course of its review and discussions, the Compensation and Leadership Development Committee chooses such performance criteria that the Compensation and Leadership Development Committee believes provide the appropriate balance between (i) significant performance measures aimed at increasing shareholder value if achieved and (ii) performance measures that are reasonably attainable to motivate the officers to achieve the performance goals.
The performance criteria adopted by the Compensation and Leadership Development Committee for performance stock awards granted in fiscal year 2023 were as follows:
•achievement of a cumulative Adjusted Operating Income target over the 2023, 2024 and 2025 fiscal years (the “cumulative Adjusted Operating Income criterion”);
•a comparison of the relative total shareholder return of the Company’s Class A Common Stock relative to the total shareholder return of the Compensation Peer Group over the 2023, 2024 and 2025 fiscal years (the “rTSR criterion”); and
•achievement of a ROIC metric over the 2023, 2024 and 2025 fiscal years (the “ROIC criterion”).
For performance stock awards granted in fiscal year 2023, similar to fiscal year 2022, the cumulative Adjusted Operating Income criterion accounted for 50% of the performance stock award, while the rTSR criterion and the ROIC criterion accounted for 25% each.
The Compensation and Leadership Development Committee utilized Adjusted Operating Income as an element in both the Company’s annual incentive program and long-term incentive program in recognition that this measure is viewed as a core driver of the Company’s performance and shareholder value creation. Through careful deliberation and consideration, the Compensation and Leadership Development Committee continues to believe that using Adjusted Operating Income as the primary financial performance-based target is in the best interests of the Company and its shareholders, given its use by management in reviewing the Company’s performance and future targets. In designing the Company’s executive compensation program, the Compensation and Leadership Development Committee supplemented this measure in the long-term incentive program with a relative total shareholder return comparison measure and the achievement of a return on invested capital measure to strike an appropriate balance with respect to incentivizing top-line growth, shareholder returns and return on invested capital over both the short-term and long-term horizons.
For performance stock awards granted in fiscal 2023, each of the three performance criteria accounts for the respective percentage of the performance stock award set forth above and is subject to the achievement of performance goals as set forth in the below tables. For performance stock awards granted prior to fiscal 2023, each of the cumulative Adjusted Operating Income criterion and the rTSR criterion accounts for one-half of the performance stock award and is subject to the achievement of performance goals as set forth in the below tables. With respect to the cumulative Adjusted Operating Income criterion, the Adjusted Operating Income measure selected is based on management’s projected earnings for the Company over a three-year period. The targeted performance goal was established at a level that was designed to be reasonably attainable to motivate the officers to achieve or exceed the goal. Also, in selecting the cumulative Adjusted Operating Income criterion, the Compensation and Leadership Development Committee recognized the importance placed by senior management on this measure in its evaluation of the day-to-day performance of the business.
Based on the percentage of the Adjusted Operating Income measure achieved, our NEOs are entitled to receive upon achievement of the Adjusted Operating Income goals the number of shares as set forth in the following table:

Name(1)	Percentage of Cumulative Adjusted Operating Income Goal Achieved
	80%	100%	120%
John H. Tyson	11,447	22,894	45,788	Number of Shares Awarded*
Donnie King	20,986	41,972	83,944
John R. Tyson	3,816	7,631	15,263
* Amounts rounded down to the nearest share and may differ from the amounts reported in the table entitled “Grants of Plan-Based Awards During Fiscal Year 2023” due to rounding differences.
(1) Ms. Boulden and Mr. Stewart are not included in this or the following tables in this section as they were not employed by the Company at the time of these grants.
With respect to the relative total shareholder return criterion, the NEO is entitled to receive the number of shares set forth in the following table, based on the percentile ranking of the Company’s total shareholder return compared to the Compensation Peer Group members’ total shareholder return during the measurement period:

Name	Percentile of Companies’ Relative Total Shareholder Return
	30th	50th	80th
John H. Tyson	5,723	11,447	22,894	Number of Shares Awarded*
Donnie King	10,493	20,986	41,972
John R. Tyson	1,908	3,816	7,631
* Amounts rounded down to the nearest share and may differ from the amounts reported in the table entitled “Grants of Plan-Based Awards During Fiscal Year 2023” due to rounding differences.
With respect to the ROIC criterion, the NEO is entitled to receive the number of shares set forth in the following table, based on the Company’s achievement of certain ROIC metrics during the measurement period.

Name	Percentage on Return on Invested Capital Achieved
	80%	100%	120%
John H. Tyson	5,723	11,447	22,894	Number of Shares Awarded*
Donnie King	10,493	20,986	41,972
John R. Tyson	1,908	3,816	7,631
* Amounts rounded down to the nearest share and may differ from the amounts reported in the table entitled “Grants of Plan-Based Awards During Fiscal Year 2023” due to rounding differences.
Following certification of the Company’s fiscal year 2023 performance and stock price performance relative to certain peers, the Compensation and Leadership Development Committee approved the vesting of performance stock awarded to the NEOs in fiscal year 2021 based on the Company’s achievement of (i) three years’ (fiscal years 2021-2023) cumulative adjusted operating income (“AOI”) of $9.669 billion where the three-year cumulative target was $7.637 billion and (ii) a Total Shareholder Return Comparison (“rTSR”) percentile ranking among the Compensation Peer Group (the Company did not exceed the 30th percentile relative to the performance of its 14 peers in the Compensation Peer Group) during the performance period for purposes of this award in the following amounts:

Name	Number of Shares of Performance Stock
	rTSR Criterion (0% of Target)	Cumulative AOI Criterion (200% of Target)
John H. Tyson	—	49,390.846
Donnie King	—	22,225.880
John R. Tyson	—	2,469.542
Financial, Retirement and Welfare Benefit Plans
Our NEOs are eligible to participate in the Company’s financial, retirement and welfare benefit plans that are generally available to all employees of the Company. The NEOs are also eligible to participate in certain plans described below that are only available to certain eligible officers and managers. We believe these benefits are a basic component in attracting, motivating and retaining executives and are comparable to the benefits offered by peer companies, according to market data.
Deferred Compensation Plan. The Supplemental Executive Retirement Plan (“SERP”) is a non-qualified deferred compensation plan providing a retirement benefit to certain officers of the Company, including Messrs. John H. Tyson and King. In fiscal year 2018, the Compensation and Leadership Development Committee elected to freeze benefits under the SERP on December 31, 2018. Mr. King participated in the SERP prior to his retirement in 2017, but when he rejoined the Company in January 2019, the SERP was frozen and he was, therefore, ineligible to resume participation. The SERP allows participating officers to supplement such officers’ existing anticipated retirement payments and benefits. Ms. Boulden and Messrs. Stewart and John R. Tyson were not eligible to participate in the SERP. Additional information about our SERP is included in the narrative text following the section titled “Executive Compensation—Pension Benefits” in this Proxy Statement.
Retirement Plans. We also provide the following qualified and non-qualified plans to the NEOs:
•Employee Stock Purchase Plan;
•Retirement Savings Plan;
•Executive Savings Plan; and
•Executive Long-Term Disability Plan.
The Employee Stock Purchase Plan is a non-qualified benefit plan available to all NEOs and most U.S.-based employees (some bargaining units do not participate). The purpose of the plan is to encourage employees to acquire stock in the Company by offering employees who participate a way to purchase our Class A Common Stock on terms better than those available to a typical investor. Participants are currently eligible to participate on the first day of employment and can contribute (on an after-tax basis) up to 20% of eligible pay to this plan per pay period. After one year of service the Company will match 25% of the first 10% of eligible pay contributed. The plan provides for 100% immediate vesting.
The Retirement Savings Plan is a tax-qualified benefit plan (401(k)) available to all NEOs and most U.S.-based employees (some bargaining units do not participate). The plan allows employees who participate to save money for retirement in a tax-advantaged way. Participants may elect how their accounts are invested from a selection of investment options. Participants are currently eligible to participate on the first day of employment and can contribute from 2% to 60% of eligible pay to this plan per pay period, on either a pre-tax basis, an after-tax Roth basis or a combination of the two, subject to IRS annual limits on contributions and compensation. After one year of service, the Company matches 100% of the first 3% of eligible pay contributed, plus 50% of the next 2% contributed. This plan provides for 100% immediate vesting.
The Executive Savings Plan is a non-qualified deferred compensation plan available to the NEOs and other highly compensated U.S.-based employees of the Company. The plan is available for those who wish to defer additional dollars over and above the IRS limits for tax-qualified plans. After reaching the annual IRS limits in the Retirement Savings Plan, participants can begin deferring up to 60% of base pay into this plan. Participants can also defer up to 100% of the annual incentive payment to this plan. All deferrals and payout elections to this plan must be elected by December 31 of the year prior to the deferral year. This plan provides Company matching contributions in the same manner and amount as the Retirement Savings Plan for contributions not otherwise matched under the Retirement Savings Plan. In addition, NEOs and certain other participants receive a non-elective Company contribution equal to 4% of their base salary and annual incentive plan payment. The Company may also make non-elective contributions to certain participants within its discretion. Participants elect notional investment options mirroring those available under the Retirement Savings Plan. This plan generally provides for 100% immediate vesting, except for certain discretionary non-elective contributions, which may be subject to a vesting schedule established by the Company. Additional information on the Executive Savings Plan can be found in the narrative text following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2023” in this Proxy Statement.

U.S.-based officers and certain U.S.-based managers of the Company (including the NEOs) participate in the Executive Long-Term Disability Plan. This plan replaces (tax free) up to 60% of “insured earnings” to a maximum benefit of $25,000 per month. “Insured Earnings” include salary, annual incentive payment and the value of the most recent annual stock option, restricted stock and performance stock awards. The value of the premiums paid by the Company are included in the participant’s taxable income.
Welfare Benefit Plans. Our NEOs and other executives participate in our broad-based employee welfare plans, including medical, dental, vision and other insurance. These plans and benefits are available to all salaried employees. In addition, certain executives, including Messrs. King, Stewart, John R. Tyson and Ms. Boulden, receive an additional amount of term life insurance (“Executive Basic Life Insurance”) under our Basic Life Insurance Plan equal to two times their respective annual base salaries. Executive Basic Life Insurance coverage ends upon termination of employment or when the executive is no longer employed in an eligible position.
Perquisites
We provide certain perquisites that the Compensation and Leadership Development Committee believes are reasonable and consistent with our overall compensation program. The Company pays taxes owed by the NEOs (subject to certain limits) on certain of these perquisites. The value of these perquisites and the estimated income taxes thereon are imputed as income to the executive. The Compensation and Leadership Development Committee believes that these personal benefits provide executives with benefits that balance our compensation program and help attract executive talent. The Compensation and Leadership Development Committee reviews the perquisites on a periodic basis to evaluate whether they are appropriate given the Company’s total compensation program and market practice. For the last completed fiscal year, Messrs. John H. Tyson and King were permitted by their respective employment contracts to have personal use of Company-owned aircraft (subject to certain contractual limits) and all other NEOs were eligible for personal use of Company-owned aircraft in the CEO’s discretion, subject to an overall limit established by the Compensation and Leadership Development Committee and, in all cases, consistent with Company policy. In addition, all NEOs are eligible to receive the Executive Rewards Allowance, pursuant to which they receive an annual cash allowance of $12,000 that can be used for an array of items based on the NEO’s needs. The attributed costs of the perquisites described above for the NEOs for fiscal year 2023 are included in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal Year 2023” in this Proxy Statement.
Executive Transitions
Appointment of Melanie Boulden as Group President, Prepared Foods and Chief Growth Officer
Effective September 17, 2023, Melanie Boulden was appointed as Group President, Prepared Foods expanding her current enterprise leadership role of Chief Growth Officer. In connection with her appointment, Ms. Boulden’s salary was increased to $800,000 and her annual cash bonus target was increased from 100% to 110% to compensate her for her additional duties.
Appointment of Brady Stewart as Group President, Beef, Pork and Chief Supply Chain Officer
On August 30, 2023, the Company announced that Brady Stewart had been appointed as Group President, Beef, Pork and Chief Supply Chain Officer, effective September 1, 2023, after serving as Group President, Fresh Meats since his initial employment with the Company in January 2023. In connection with his appointment, Mr. Stewart’s salary was increased to $900,000 and his annual cash bonus target was increased from 110% to 125% to compensate him for his additional duties.
Appointment of John R. Tyson as Executive Vice President and Chief Financial Officer
On September 27, 2022, the Company announced that John R. Tyson had been appointed Executive Vice President and Chief Financial Officer, effective October 2, 2022, after serving as the Company’s Executive Vice President, Strategy and Chief Sustainability Officer since October 2021, as the Company’s Chief Sustainability Officer since September 2019, and as Director, Office of the Chief Executive Officer since May 2019. In connection with his appointment, Mr. John R. Tyson’s salary was increased to $625,000 and his annual cash target bonus was increased from 90% to 110% to compensate him for his additional duties.
Employment Contracts and Executive Severance Plan
The Company maintained employment contracts with Messrs. John H. Tyson and King during fiscal year 2023. A summary description of these contracts is provided below. NEOs, other than Messrs. John H. Tyson and King are participants in the Company’s Executive Severance Plan (the “Executive Severance Plan”), as described below.
John H. Tyson. Mr. John H. Tyson entered into an amended and restated employment contract with the Company on November 9, 2017, the terms of which were approved by the Compensation and Leadership Development Committee prior to execution. Mr. John H. Tyson’s employment contract provides for, among other things, a minimum annual base salary $1,050,000, participation in the Company’s annual performance incentive payment program on terms and in amounts as determined by the Compensation and Leadership Development Committee, eligibility for equity awards under the Company’s equity incentive plans on terms and in amounts as determined by the Compensation and Leadership Development Committee, continued annual payments of $175,196 from his SERP account and participation in the Company’s benefit plans. Mr. John H. Tyson is also entitled to certain perquisites, including personal use of Company-owned aircraft for up to 275 hours per year, use of Company security personnel consistent with past practice (the expense for which the Company estimates to be $80 per hour), security services of up to $50,000 annually and payment of an annual premium on a $7,500,000 life insurance policy. The Company has also agreed to reimburse Mr. John H. Tyson and “gross up” any tax liability incurred by Mr. John H. Tyson from the receipt of any perquisites. The employment contract is for a perpetual term, subject to the Board of Directors’ right to terminate the contract at any time upon written notice to Mr. John H. Tyson. Any such termination without cause is subject to the Company’s obligation to pay, in a lump sum, an amount equal to two years of his base salary and two times his target annual cash bonus, plus continued medical coverage for life. Such termination will also trigger vesting of Mr. John H. Tyson’s equity awards that are outstanding as of the date of termination.
Donnie King. In connection with Mr. King’s appointment as President and CEO, he entered into an employment agreement (the “King Employment Agreement”) with the Company on June 1, 2021, effective as of June 2, 2021. The King Employment Agreement provides for, among other things, an annual base salary of $1,200,000 (which may be adjusted by the Company from time to time), participation in the Company’s annual performance incentive programs on terms and in amounts as determined by the Compensation and Leadership Development Committee, eligibility for equity awards under the Company’s equity incentive plans on terms and in amounts as determined by the Compensation and Leadership Development Committee and participation in the Company’s benefit plans. In connection with Mr. King’s appointment, the Compensation and Leadership Development Committee approved an initial grant to Mr. King on June 2, 2021 of non-qualified stock options (the “Stock Option Award”) and an initial grant of restricted stock (the “Restricted Stock Award” and together with the Stock Option Award, the “Initial Equity Award”), each valued at approximately $750,000. The Stock Option Award has a three-year vesting schedule and a ten-year term, while the Restricted Stock Award vests on January 26, 2024. The Initial Equity Award was valued based on the closing price of the Company’s Class A common stock on June 2, 2021.
The King Employment Agreement also provides that upon a termination by the Company (other than for “cause” or by reason of death or permanent disability) or if Mr. King resigns for “good reason,” the Company will pay Mr. King an amount equal to two years of his base salary and two times his target annual cash bonus, to be paid out over two years, plus continued medical coverage for up to 19 months. The King Employment Agreement contains a non-competition restriction for a period of 24 months post termination and a 36-month post-termination non-solicitation restriction. Additionally, Mr. King is entitled to personal use of Company-owned aircraft in a manner consistent with the Company’s policy governing aircraft use by executive officers.
Executive Severance Plan
Messrs. Stewart, John R. Tyson and Ms. Boulden are participants in the Executive Severance Plan, which provides eligible employees with certain severance benefits.
Upon a qualifying involuntary termination, the participating NEO will be eligible for (i) cash severance benefits equal to two times his or her annual base salary, payable in installments in accordance with the Company’s normal payroll schedule and (ii) COBRA reimbursements for up to two years of continued coverage. A qualifying involuntary termination includes termination of employment by the Company without cause or by the participating NEO for good reason. Upon a qualifying voluntary termination, the participating NEO will be eligible for (x) cash severance benefits equal to one times his or her annual base salary, payable in installments in accordance with the Company’s normal payroll schedule and (y) COBRA reimbursements for one year of continued coverage. A qualifying voluntary termination is a termination of employment by a participating NEO with at least five years of consecutive service with the Company who provides a qualifying 12-month prior notice to the Company of his or her election to terminate employment. In addition, participating NEOs in the Executive Severance Plan are also eligible to receive a payout under the Executive Severance Plan equal to the amount that they would have received under the Company’s annual incentive plan for the year of termination, provided that the NEO was employed for at least 60 days during the applicable fiscal year. For terminations that occur in the first through third quarters of the fiscal year, the payout will be equal to the NEO’s target opportunity under the annual incentive plan and prorated for the NEO’s service during the year. For terminations that occur in the fourth quarter of the fiscal year, any payout will be determined based on actual Company performance and prorated for the NEO’s service during the year.
An otherwise eligible employee is not eligible to participate in the Executive Severance Plan if he or she (i) has a written employment contract with the Company or any affiliate on his or her date of termination or (ii) is otherwise covered by any other plan or similar arrangement that addresses severance pay or any similar benefits, regardless of whether he or she receives any severance pay or benefits under such contract, plan or similar arrangement.
Severance information is more particularly described in the section titled “Executive Compensation—Potential Payments Upon Termination” in this Proxy Statement.

Certain Benefits Upon a Change in Control
The Compensation and Leadership Development Committee believes that change in control benefits are an important part of the total executive compensation program because they protect the Company’s interest in the continuity and stability of the executive group. The Compensation and Leadership Development Committee also believes that the change in control benefits are necessary to retain and attract highly qualified executives and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition.
Impact of Change in Control on the SERP. No later than 30 days after a change in control of the Company, a grantor trust created under the SERP will be funded with the present value of all accrued benefits for each participant under the SERP.
Executive Life Insurance Program. Following a change in control of the Company, the Company will continue to pay the annual life insurance premiums (plus a tax gross-up based on the withholding rates for supplemental wages) under the Executive Life Insurance Program for active participants on the date of the change in control up to the earlier of termination of employment or age 62.
Change in control information is more particularly described in the section titled “Executive Compensation—Potential Payments Upon a Change in Control” in this Proxy Statement.
Accounting Considerations
The Company accounts for equity-based awards by recognizing the compensation expense of the equity award to an employee based on the fair value of the award on the grant date. The Company has determined the fair value of these awards based on the assumptions set forth in Note 14 to our fiscal year 2023 audited financial statements included in our Form 10-K for the fiscal year ended September 30, 2023. The compensation expense for stock options, stock appreciation rights, restricted stock, phantom stock and performance stock is ratably recognized over the vesting period.
Stock Ownership Requirements
The Company’s stock ownership requirements require senior officers, including the NEOs, and directors to maintain a minimum equity stake in the Company. These requirements were put into place to strengthen the alignment between the interests of the Company’s directors and senior officers and the interests of its shareholders and are periodically reviewed by the Company’s compensation consultant.
The requirements set forth the minimum number of shares of Company stock a director and certain officers must own. Participants’ holdings are reviewed by the Company annually. Each officer subject to the requirements has five years from the effective date of his or her appointment to a role with share ownership requirements to achieve the applicable level of ownership. Each Director has five years from his or her initial election as director to achieve the required share ownership level.
For officers, the levels are based on a multiple of the officer’s salary. The Chief Executive Officer’s current ownership level is six times annual salary and the remaining NEOs’ levels are currently two times annual salary. For directors, the level is four times the annual cash retainer (exclusive of any retainer amounts attributable to positions of Lead Independent Director or committee chairs). As of December 11, 2023, all NEOs and directors complied with the stock ownership requirements or were on track to comply within the five-year period.
Policy on Hedging and Pledging
The Company’s Securities Trading Policy (the “Securities Trading Policy”) prohibits all directors, officers (including all NEOs), and all employees with regular and routine access to material non-public information from engaging in any hedging transactions with respect to Company securities. The Securities Trading Policy also prohibits all senior officers (including all NEOs) and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan without prior approval from the General Counsel and Secretary or a designee.
Clawback Policy
To promote the highest level of financial integrity and ethical behavior, and to discourage excessive risk-taking, the Compensation and Leadership Development Committee and the Board have adopted a Clawback Policy (the “Clawback Policy”), allowing the Company to recoup certain incentive-based compensation in the event of a financial restatement of our financial statements or specific acts of improper conduct (as described below). Specifically, any performance-based compensation granted on or after October 3, 2021, including stock incentive plan compensation and annual incentive plan compensation, is subject to recoupment in the event of a financial restatement (with certain exceptions as set forth in the Clawback Policy) or the employee engaging in fraud, willful misconduct or certain other acts that causes reputational or financial harm to the Company, as described in the Clawback Policy.
The SEC recently adopted rules relating to clawback policies and the NYSE has, in turn, adopted new listing standards in connection with the rules. Accordingly, our Compensation and Leadership Development Committee approved amendments to the Clawback Policy, effective October 1, 2023 to align our Clawback Policy with the new rules. We filed our revised Clawback Policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
Consistent with the new rule requirements, the revised Clawback Policy requires us to seek recovery of erroneously awarded incentive-based compensation received by our executive officers during any three-fiscal-year period prior to the date the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement that results from the correction of an error that is material to the previously issued financial statement(s), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of a financial restatement, any Enterprise Leadership Team member or Section 16 officer of the Company would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the restatement that the Compensation and Leadership Development Committee determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine the compensation. Further, in the event of fraud, willful misconduct or certain other improper conduct—including violation of an employment agreement or Company policy (including the Code of Conduct), disclosing confidential information or trade secrets, or violating any non-solicitation or non-competition covenant—the employee engaging in such conduct would forfeit the amount of any incentive-based compensation paid with respect to the portion of a three-year lookback period that precedes the earliest known act or occurrence of such improper conduct.
Risk Considerations in Our Overall Compensation Program
We believe that the Company’s compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. The Company’s performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to the Company’s long-term performance, we seek to mitigate short-term risks that could be detrimental to the Company’s long-term best interests and the creation of shareholder value. Another aspect we considered is our practice of increasing an individual’s long-term incentive equity-based performance compensation as a percentage of his or her total compensation as his or her responsibility and ability to affect the financial results of the Company increases. Such long-term equity-based performance awards are subject to multi-year vesting periods and derive their value from the Company’s total performance, which we believe further encourages decision-making that is in the long-term best interests of the Company and its shareholders. Finally, we considered our stock ownership guidelines for executive officers and directors, which are designed to strengthen the alignment between the interests of our Board of Directors and executive officers and the Company’s shareholders. We believe these guidelines discourage excessive risk-taking that could be detrimental to the long-term interests of the Company, its performance or our stock price. In conclusion, we believe that the Company’s compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.
REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
We, the Compensation and Leadership Development Committee of the Board of Directors of Tyson Foods, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Tyson Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
Compensation and Leadership Development Committee

Cheryl S. Miller, Chair
Maria Claudia Borras
David J. Bronczek
Jeffrey K. Schomburger

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Year 2023
The table below summarizes the compensation for our NEOs during fiscal year 2023 and, where required by applicable SEC disclosure rules, fiscal years 2022 and 2021.

Name and Principal Position During Fiscal Year 2023	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
John H. Tyson, Chairman of the Board	2023	1,212,000	—	4,469,093	1,500,005	315,000	—	1,330,914	8,827,012
	2022	1,212,000	—	4,659,643	1,500,015	2,829,240	—	1,832,573	12,033,471
	2021	1,212,000	—	5,580,000	1,500,000	3,600,000	—	1,849,940	13,741,940

Donnie King, President and Chief Executive Officer	2023	1,396,615	—	8,193,338	2,750,006	436,154	—	404,006	13,180,119
	2022	1,296,615	—	5,125,607	1,650,008	3,432,569	—	509,698	12,014,497
	2021	980,462	—	3,669,000	1,425,000	2,679,698	—	245,284	8,999,444

Melanie Boulden, Group President Prepared Foods and Chief Growth Officer	2023	432,846	—	4,302,000	—	108,016	—	1,106,126	5,948,988

Brady Stewart, Group President Beef, Pork and Chief Supply Chain Officer	2023	568,384	—	3,320,000	—	155,924	—	1,634,973	5,679,281

John R. Tyson, Executive Vice President and Chief Financial Officer	2023	662,000	—	1,489,698	500,007	125,125	—	110,495	2,887,325

_______________________________
(1)The amounts included in these columns are the aggregate grant date fair values for performance stock, restricted stock, and option awards granted in the fiscal year shown, computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. For performance stock with market performance criteria, the grant date fair value was calculated using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. For performance stock without market performance criteria, restricted stock with performance criteria, restricted stock and restricted stock units, the grant date fair value was calculated based on the closing market price of our Class A Common Stock on the grant date. For option awards, the grant date fair value was calculated using a binomial lattice model with a Monte Carlo simulation. The assumptions used in the calculation of the amounts shown are included in Note 14 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Recipients do not realize the value of equity-based awards until the awards vest (or are exercised in the case of stock options). The actual value that a recipient will realize from these awards is determined by the Company’s future share price and may be higher or lower than the amounts indicated in the table, which represent the full grant date fair value of such awards. The grant date fair values of the performance stock and restricted stock with performance criteria reflect target payout (which for restricted stock with performance criteria is also maximum payout). The number of shares of performance stock and restricted stock with performance criteria that vest, if any, depends on the specified level of performance achieved with respect to the performance measures tied to these awards. The table below shows the grant date fair values of the performance stock awards granted to each NEO during fiscal year 2023 at the target payout and the maximum payout that would result if the highest levels of performance goals are achieved. Description of the performance stock granted in fiscal year 2023 is provided in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Equity-Based Compensation—Performance Stock” in this Proxy Statement.

	Grant Date Fair Value of Performance Stock Awards ($)
Name	Target Payout	Maximum Payout
John H. Tyson	2,969,093	6,000,000
Donnie King	5,443,338	11,000,000
Melanie Boulden(1)	—	—
Brady Stewart(1)	—	—
John R. Tyson	989,698	2,000,000
(1) Ms. Boulden and Mr. Stewart did not receive Performance Stock Awards during fiscal year 2023

(2)Amounts reflected in this column are cash payments made pursuant to the Executive Incentive Plan. For a more detailed discussion, see the section titled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Payments” in this Proxy Statement.
(3)For the assumptions used to determine the change in the pension value, see the table titled “SERP Assumptions” in the section titled “Pension Benefits” in this Proxy Statement. Mr. King participated in the SERP prior to his retirement in 2017, but when he rejoined the Company in January 2019, the SERP was frozen and he was, therefore, ineligible to resume participation. Mr. John H. Tyson and Mr. King are currently receiving distributions under the SERP. Ms. Boulden, Mr. Stewart and Mr. John R. Tyson were ineligible to participate in the SERP because it was frozen prior to their joining the Company.
(4)The amounts reflected in this column for fiscal year 2023 represent the sum of all other compensation and perquisites received by the NEOs from the Company, as more fully set forth in the table below.

Name	Year	Reimbursement of Taxes ($)	Executive Basic Life Insurance Premiums ($)	Company Contribution under the Employee Stock Purchase Plan ($)	Company Contribution under the Executive Savings Plan ($)(a)	Company Contribution under the Retirement Savings Plan ($)	Perquisites ($)(b)
John H. Tyson	2023	125,492	—	—	108,000	13,200	1,084,222	(c)
Donnie King	2023	66,470	6,048	34,615	131,288	13,200	152,385	(d)
Melanie Boulden	2023	97,082	1,849	—	21,321	—	985,874	(e)
Brady Stewart	2023	40,266	1,849	—	28,622	—	1,564,236	(f)
John R. Tyson	2023	33,339	2,839	16,250	39,555	13,200	5,312	(g)
_______________________________
(a)Included in these amounts are Company contributions to the applicable NEOs pursuant to the Executive Savings Plan subsequent to the end of the fiscal year 2023, though attributable to performance in fiscal year 2023, as follows: Mr. John H. Tyson - $25,200; Mr. King - $34,892; Ms. Boulden - $4,321; Mr. Stewart - $6,237 and Mr. John R. Tyson - $5,005 (a description of the Executive Savings Plan is provided under the heading “Financial, Retirement and Welfare Benefit Plans” in the “Compensation Discussion and Analysis” section of this Proxy Statement, as well as following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2023” under the heading “Executive Savings Plan”). The amounts do not include matching contributions that were attributable to performance in fiscal year 2022 for Messrs. John H. Tyson, King and John R. Tyson but paid in fiscal year 2023, as those awards were previously reported as fiscal year 2022 compensation.
(b)The amounts in this column include premiums paid by the Company for a long-term disability insurance policy for each NEO. The values expressed for personal use of Company-owned aircraft in footnotes (c) through (g), below, are based on the aggregate incremental cost to the Company using a method that accounts for fuel, maintenance, landing fees, other associated travel costs and charter fees. Mr. John H. Tyson’s and Mr. King’s personal use of Company-owned aircraft is permitted under their respective employment contracts, and the other NEOs’ personal use of Company-owned aircraft is at the CEO’s discretion, subject to an overall limit established by the Compensation and Leadership Development Committee. In each case, the executives’ use must comply with the Company’s aircraft policy and not interfere with the Company’s use of the aircraft. The values of all perquisites are based on the incremental aggregate cost to the Company and are individually quantified only if they exceed the greater of $25,000 or 10% of the total amount of perquisites for such NEO.
(c)This amount includes $1,077,435 for personal use of Company-owned aircraft, amounts for an additional cellular device and data storage services, an amount for event tickets, an amount for donation matching and an amount for an executive physical.
(d)This amount includes $149,241 for personal use of Company-owned aircraft and an amount for donation matching.
(e)This amount includes a sign-on bonus of $800,000, which Ms. Boulden will be required to repay should she voluntarily terminate her employment with the Company prior to the two-year anniversary of February 6, 2023 and $184,882 in moving expenses.
(f)This amount includes a sign-on bonus of $1,500,000, which Mr. Stewart will be required to repay should he voluntarily terminate his employment with the Company prior to the two-year anniversary of January 9, 2023, $35,087 in moving expenses, an amount for health insurance and an amount for donation matching.
(g)This amount includes an amount for an executive physical.
Grants of Plan-Based Awards During Fiscal Year 2023
The table below provides information on equity- and cash-based performance awards granted to each of the Company’s NEOs during fiscal year 2023. The equity-based awards were granted under the Stock Incentive Plan. The cash-based performance awards were granted under the Executive Incentive Plan. More information on plan-based awards is provided in the section titled “Compensation Discussion and Analysis—Elements of Compensation” in this Proxy Statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
John H. Tyson		11/9/2022	900,000	1,800,000	3,600,000
	11/18/2022	11/9/2022				22,894	45,788	91,575				2,969,093
	11/18/2022	11/9/2022							22,894			1,500,000
	11/18/2022	11/9/2022								94,817	65.52	1,500,005
Donnie King		11/9/2022	1,260,000	2,520,000	5,040,000
	11/18/2022	11/9/2022				41,972	83,944	167,888				5,443,338
	11/18/2022	11/9/2022							41,972			2,750,000
	11/18/2022	11/9/2022								173,831	65.52	2,750,006
Melanie Boulden		2/1/2023	325,000	650,000	1,300,000
	5/12/2023	2/1/2023							61,387			3,000,000
	5/12/2023	2/1/2023							26,642			1,302,000
Brady Stewart		2/1/2023	412,500	825,000	1,650,000
	2/10/2023	2/1/2023							30,137			1,820,000
	2/10/2023	2/1/2023							24,839			1,500,000
John R. Tyson		11/9/2022	357,500	715,000	1,430,000
	11/18/2022	11/9/2022				7,631	15,263	30,525				989,698
	11/18/2022	11/9/2022							7,631			500,000
	11/18/2022	11/9/2022								31,606	65.52	500,007
_______________________________
(1)The amounts in these columns represented the threshold, target and maximum amounts payable for performance in fiscal year 2023 under the Executive Incentive Plan based on the NEO’s salary on September 30, 2023. The amounts paid to each NEO pursuant to this plan for fiscal year 2023 are set forth in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table for Fiscal Year 2023” in this Proxy Statement. For more detailed information on the Executive Incentive Plan and potential payments thereunder, see the discussion and tables in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Payments” in this Proxy Statement.
(2)The amounts in these columns represent (i) the threshold, target and maximum number of shares of performance stock which would be awarded upon the achievement of specified performance criteria for the awards granted, and (ii) the number of shares of restricted stock. The vesting terms of the performance stock include the achievement of a three-year cumulative Adjusted Operating Income target, a favorable relative total shareholder return comparison with the Compensation Peer Group and the achievement of certain Company ROIC metrics over a three-year period. The vesting terms of the restricted stock granted on November 18, 2022 are based on the NEOs’ continued employment through the vesting date of November 18, 2025 (other than Mr. John H. Tyson whose restricted stock vested on November 18, 2023). The vesting terms of the restricted stock granted on February 10, 2023 are based on Mr. Stewart’s continued employment through the vesting date of February 10, 2026. The vesting terms of the restricted stock granted on May 12, 2023 are based on Ms. Boulden’s continued employment through the vesting dates of May 12, 2024, May 12, 2025 and May 12, 2026, respectively. For a more detailed discussion, see the sections titled “Compensation Discussion and Analysis—Elements of Compensation—Equity-Based Compensation—Performance Stock” and “Compensation Discussion and Analysis—Elements of Compensation—Equity-Based Compensation—Restricted Stock” in this Proxy Statement.

(3)The amounts in this column represent non-qualified stock options that expire on November 18, 2032. These options vest in equal annual increments on each of the first, second and third anniversary dates of the grant and become fully vested after three years.
(4)Pursuant to the terms of the Stock Incentive Plan, the exercise price for all options listed in this column is the closing price of our Class A Common Stock on the grant date.
(5)For a description of the methodology used to determine the grant date fair value of stock and option awards, see footnote (1) to the “Summary Compensation Table for Fiscal Year 2023” in this Proxy Statement.
Outstanding Equity Awards at 2023 Fiscal Year-End
The table below provides information on the stock option, restricted stock, restricted stock units and performance stock awards held by each of the Company’s NEOs as of September 30, 2023.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John H. Tyson	11/22/2013	160,600	—		31.82	11/22/2023
	11/21/2014	231,239	—		42.26	11/21/2024
	11/30/2015	109,202	—		50.00	11/30/2025
	11/28/2016	93,334	—		58.34	11/28/2026
	11/17/2017	71,997	—		77.97	11/17/2027
	11/19/2018	127,754	—		59.42	11/19/2028
	11/18/2019	89,499	—		89.98	11/18/2029
	11/20/2020	89,366	44,682	(2)	60.74	11/20/2030
	11/20/2020									49,390	(3)	2,493,701
	11/19/2021	30,249	60,496	(4)	81.51	11/19/2031
	11/19/2021									73,610	(5)	3,716,569
	11/18/2022	—	94,817	(6)	65.52	11/18/2032
	11/18/2022						23,689	(7)	1,196,058
	11/18/2022									91,575	(8)	4,623,622

Donnie King	11/18/2019	40,275	—		89.98	11/18/2029
	11/20/2020	40,215	20,107	(2)	60.74	11/20/2030
	11/20/2020						12,042	(9)	608,001
	11/20/2020									22,225	(3)	1,122,140
	05/14/2021						2,852	(10)	143,997
	06/02/2021	33,817	16,908	(11)	80.27	06/02/2031
	06/02/2021						9,946	(12)	502,174
	11/19/2021	33,274	66,545	(4)	81.51	11/19/2031
	11/19/2021						21,422	(13)	1,081,597
	11/19/2021									80,971	(5)	4,088,226
	11/18/2022	—	173,831	(6)	65.52	11/18/2032
	11/18/2022						43,430	(14)	2,192,781
	11/18/2022									167,887	(8)	8,476,615

Melanie Boulden	05/12/2023						62,519	(15)	3,156,584
	05/12/2023						27,133	(16)	1,369,945

Brady Stewart	02/10/2023						30,951	(17)	1,562,716
	02/10/2023						25,509	(17)	1,287,949

John R. Tyson	11/18/2019	2,611	—		89.98	11/18/2029
	11/20/2020	4,469	2,233	(2)	60.74	11/20/2030
	11/20/2020						1,338	(9)	67,556
	11/20/2020									2,469	(3)	124,660
	11/19/2021	3,782	7,562	(4)	81.51	11/19/2031
	11/19/2021						2,434	(13)	122,893
	11/19/2021									9,201	(5)	464,558

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John R. Tyson	11/18/2022	—	31,606	(6)	65.52	11/18/2032
	11/18/2022						7,896	(14)	398,669
	11/18/2022									30,525	(8)	1,541,207
_______________________________
The footnotes below are applicable to more than one executive where noted.
(1)The amounts listed in this column reflect a share price of $50.49, the closing price of our shares on the NYSE on September 29, 2023, the last trading day of our 2023 fiscal year.
(2)These options vested and became exercisable on November 20, 2023.
(3)This represents an award of performance stock that vested on November 20, 2023, with any vesting determined based on the satisfaction of the following performance criteria: (a) cumulative Adjusted Operating Income target of $7.637 billion for the 2021-2023 fiscal years and (b) a favorable comparison of the Company’s Class A Common Stock price relative to the stock prices of a predetermined peer group of publicly traded companies over the 2021-2023 fiscal years. Based on the actual level of performance, this award vested at 200% of the target award with respect to the cumulative adjusted operating income criterion and 0% with respect to the stock price comparison criterion.
(4)One-half of these options vested and became exercisable on November 19, 2023 and the remaining options are scheduled to vest and become exercisable on November 19, 2024.
(5)This represents an award of performance stock that vests on November 19, 2024, subject to the achievement of a three-year cumulative adjusted Operating Income target, a favorable comparison of the relative total shareholder return to a predetermined peer group of publicly traded companies and achievement of a ROIC metric over the 2022-2024 fiscal years. The number of shares reported is based on the maximum potential payout.
(6)One-third of these options vested and became exercisable on November 18, 2023. One-half of the remaining options are scheduled to vest and become exercisable on November 18, 2024, and the remaining options are scheduled to vest and become exercisable on November 18, 2025.
(7)This represents an award of restricted stock that vested on November 18, 2023. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(8)This represents an award of performance stock that vests on November 18, 2025, subject to the achievement of a three-year cumulative adjusted Operating Income target, a favorable comparison of the Company’s relative total shareholder return to a predetermined peer group of publicly traded companies and achievement of a ROIC metric over the 2023-2025 fiscal years. The number of shares reported is based on the maximum potential payout.
(9)This represents an award of restricted stock that vested on November 20, 2023. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(10)This represents an award of restricted stock that vests on May 14, 2024 based on the continued employment of Mr. King through the vesting date. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(11)One-half of these options vested and became exercisable on June 2, 2023 and the remaining options are scheduled to vest and become exercisable on June 2, 2024.
(12)This represents an award of restricted stock that vests on January 26, 2024 based on the continued employment of Mr. King through the vesting date. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(13)This represents an award of restricted stock that vests on November 19, 2024 based on the NEO’s continued employment through the applicable vesting date. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(14)This represents an award of restricted stock that vests on November 18, 2025. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(15)This represents an award of restricted stock one-half of which vests on May 12, 2024 and the remaining balance will vest on May 12, 2025 based on the continued employment of Ms. Boulden through each of the vesting dates. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(16)This represents an award of restricted stock that vests on May 12, 2026 based on the continued employment of Ms. Boulden through the vesting date. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(17)This represents an award of restricted stock that vests on February 10, 2026 based on the continued employment of Mr. Stewart through the vesting date. The amount includes shares accrued under the Company’s dividend reinvestment plan.

Option Exercises and Stock Vested During Fiscal Year 2023
The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal year 2023 by the listed NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John H. Tyson			17,922	(1)	1,174,280	(2)
			32,822	(3)	2,150,517	(2)
			9,310	(4)	610,053	(2)
			18,820	(5)	1,233,124	(2)
Donnie King			8,065	(1)	528,426	(2)
			14,770	(3)	967,732	(2)
			5,862	(4)	384,107	(2)
John R. Tyson			1,045	(1)	68,500	(2)
			478	(3)	31,362	(2)
			732	(4)	48,013	(2)
_______________________________
(1)Represents previously awarded restricted stock with performance criteria that vested on November 18, 2022.
(2)The value is based on our stock price of $65.52 on November 18, 2022.
(3)Represents previously awarded performance stock that vested on November 18, 2022.
(4)Represents previously awarded restricted stock units that vested on November 20, 2022.
(5)Represents previously awarded restricted stock that vested on November 19, 2022.
Pension Benefits
The SERP is a non-qualified deferred compensation plan that provides a retirement benefit to certain officers of the Company, including certain of the NEOs. It also provides life insurance protection for certain officers. The retirement benefit is a “single life” or a “Joint and 50% to Survivor” annuity. In fiscal year 2018, the Compensation and Leadership Development Committee elected to suspend new participation and vest benefits for all existing participants in the SERP as of December 31, 2018. The primary formula for calculating the amount of such benefit uses one percent of the average annual compensation paid to the officer for his or her final five years of service multiplied by his or her years of creditable service (the “normal retirement allowance”). “Creditable service” is the number of years and months that the participant has been a contracted officer beginning January 1, 2004, subject to certain grandfathering and grade level criteria. The SERP also provides for catch-up accruals for certain grandfathered participants (officers prior to 2002 receive an additional one percent of their final five-year average annual compensation multiplied by their final five years of creditable service). An officer’s normal retirement allowance cannot decrease from the highest normal retirement allowance amount calculated during the officer’s tenure. In addition, participants in the plan as of July 1, 2014, with at least 20 years of vesting service are generally eligible for a minimum benefit and a tax allowance based on the amount of their executive life insurance premium at the male non-smoker rate. The Compensation and Leadership Development Committee has the discretion to grant early retirement benefits under the plan.
If a Company-employed participant was in the SERP as of July 1, 2014, and subsequently dies, the participant’s beneficiaries receive a death benefit under the life insurance portion of the SERP. Mr. John H. Tyson no longer participates in the life insurance portion of the SERP in connection with his becoming a non-executive officer in fiscal year 2008, and Mr. John H. Tyson is currently receiving benefits under the SERP. Mr. King participated in the SERP, including the life insurance portion, prior to his retirement in 2017, but when he rejoined the Company in January 2019, the SERP was frozen and he was, therefore, ineligible to resume participation, including with respect to the life insurance portion. Mr. King is currently receiving benefits under the SERP. Messrs. Stewart, John R. Tyson and Ms. Boulden were ineligible to participate in the SERP because it was frozen prior to their joining the Company.

The following table shows the years of creditable service for benefit accrual purposes and the present value of the accrued benefits for each of the NEOs under the SERP as of September 30, 2023.

Name	Plan Name	Numbers of Years of Creditable Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John H. Tyson	Tyson Foods, Inc. SERP	15.75	3,619,988	175,196
Donnie King(3)	Tyson Foods, Inc. SERP	18.50	3,399,322	268,799
_______________________________
(1)The plan considers only creditable service, as more fully described above. The NEOs’ actual years of service are as follows: Mr. John H. Tyson - 51 years; Mr. King - 35 years prior to his 2017 retirement plus 4 years after he rejoined the Company on January 22, 2019.
(2)The present value of these benefits is based on the following assumptions:

SERP Assumptions

	As of October 1, 2022	As of September 30, 2023
Discount Rate	5.46%	5.80%
Mortality Table for Annuities	PRI-2012 mortality tables with MP-2021 generational improvement for males and females with white collar adjustment	PRI-2012 mortality tables with MP-2021 generational improvement for males and females with white collar adjustment

(3)Mr. King’s SERP benefits are the result of his employment by the Company prior to his 2017 retirement.
The following table shows the estimated annual single life annuity payable from the plan upon retirement at age 62, based on the specific compensation and years of service classifications indicated below:
SERP Estimates

Average Cash Compensation	Years of Service
	15	20	25	30	35
$500,000	$75,000	$100,000	$125,000	$150,000	$175,000
$750,000	$112,500	$150,000	$187,500	$225,000	$262,500
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,500,000	$225,000	$300,000	$375,000	$450,000	$525,000
$2,000,000	$300,000	$400,000	$500,000	$600,000	$700,000
$3,000,000	$450,000	$600,000	$750,000	$900,000	$1,050,000
$5,000,000	$750,000	$1,000,000	$1,250,000	$1,500,000	$1,750,000
Nonqualified Deferred Compensation for Fiscal Year 2023
The table below provides information on benefits available to the NEOs for fiscal year 2023 under the Executive Savings Plan.

Name	Plan(1)	Executive Contributions in Last Fiscal Year ($)(2)	Company Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)(5)
John H. Tyson	Executive Savings Plan	59,596	108,000	863,902	1,766,243	4,602,898
Donnie King	Executive Savings Plan	72,192	131,288	61,451	—	1,067,400
Melanie Boulden	Executive Savings Plan	—	21,321	19	—	21,340
Brady Stewart	Executive Savings Plan	—	28,622	85	—	28,706
John R. Tyson	Executive Savings Plan	7,500	39,555	16,828	90,063	143,946
_______________________________
(1)As further detailed in the narrative below, all NEOs may participate in the Executive Savings Plan.
(2)Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table for Fiscal Year 2023” in this Proxy Statement. The amounts in this column include post-fiscal year 2023 contributions made from the NEOs’ non-equity incentive plan compensation attributable to fiscal year 2023 performance as follows: Mr. John H. Tyson - $15,750; Mr. King - $21,808; Ms. Boulden - $0; Mr. Stewart - $0; and Mr. John R. Tyson - $0.
(3)Included in these amounts are Company contributions to the applicable NEOs and pursuant to the Executive Savings Plan subsequent to the end of the fiscal year 2023, though attributable to performance in fiscal year 2023, as follows: Mr. John H. Tyson - $25,200; Mr. King - $34,892; Ms. Boulden - $4,321; Mr. Stewart - $6,237 and Mr. John R. Tyson - $5,005. A description of the Executive Savings Plan is provided in the section titled “Compensation Discussion and Analysis—Financial, Retirement and Welfare Benefit Plans” in this Proxy Statement, as well as below under the heading “Executive Savings Plan.”
(4)The amounts in this column include post-fiscal year 2023 executive contributions and Company contributions as described in footnotes (2) and (3) above.
(5)The table below shows the total amounts of nonqualified deferred compensation for each of the NEOs as reported in the Company’s Summary Compensation Tables, including the amounts described in footnotes (2) and (3) above, and all previous years:

Name	Amount ($)
John H. Tyson	3,621,149
Donnie King	945,417
Melanie Boulden	21,321
Brady Stewart	28,622
John R. Tyson	47,055
Executive Savings Plan
The Company sponsors the Executive Savings Plan which is available to NEOs and other highly compensated employees of the Company and is intended to provide participants the opportunity to defer up to 60% of their salaries in excess of the limits of the Internal Revenue Code imposed on the Retirement Savings Plan (the qualified 401(k) plan) and 100% of cash performance incentive payments. Participants must elect to defer their compensation for a year in the year prior to performing services, and deferral elections are generally irrevocable. The Executive Savings Plan also provides a matching contribution by the Company equal to 100% of the first 3% of eligible pay contributed, plus 50% of the next 2% contributed which is not otherwise matched under the Company’s Retirement Savings Plan. Performance incentive payment deferrals are also matched at the same rates. In addition, NEOs and certain other participants receive a non-elective Company contribution equal to 4% of their base salary and annual incentive plan payment. Participants’ accounts under the Executive Savings Plan are adjusted for investment gains or losses. Participants may elect how their accounts are invested from a notional investment based on the investment options available under the Retirement Savings Plan.
For amounts deferred to the Executive Savings Plan on or after January 1, 2005, and any earnings, gains or losses thereon, the following distribution rules apply. Participants must elect the amount of their deferrals and the time and form of their distributions prior to the year their salaries and performance incentive payments to be deferred are earned. Participants may elect to receive distributions in January following termination of employment, in January of a specified calendar year as elected by the participant, or a combination of the foregoing. Participants may apply for an earlier distribution on account of an extraordinary and unforeseeable event. Participants may elect the form of their distributions in either a lump sum payment or annual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed the maximum annual contribution limit under the Retirement Savings Plan following termination of employment. Changes are permitted to these elections only in accordance with limited rules of the plan. Certain key employees may be required to delay a distribution payable at termination of employment for six months as required by law. Notwithstanding a participant’s distribution election, if a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary beginning in January of the year following the participant’s death in five annual installments or in a lump sum in January of the year following the participant’s death if the value of the account does not exceed the maximum annual contribution limit under the Retirement Savings Plan at the time of distribution. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election. For account balances prior to January 1, 2005, and earnings, gains and losses thereon, the distribution rules described in the section below titled “Retirement Income Plan” apply.
Any assets reserved for Company payments under the Executive Savings Plan remain subject to the claims of our creditors. Benefits are currently paid from a grantor trust originally established to pay benefits under the Retirement Income Plan. Assets from this grantor trust can be used to pay benefits under the Executive Savings Plan only if there are sufficient assets remaining in the trust after any such payment to satisfy all benefit obligations under the Retirement Income Plan. The Company currently provides funding for this grantor trust on an ongoing basis.

Potential Payments Upon Termination
NEOs’ Severance Terms
The severance terms for Messrs. John H. Tyson and King are reflected in their respective employment contracts. The severance terms for Ms. Boulden and Messrs. Stewart and John R. Tyson are based on the Executive Severance Plan.
As of the end of fiscal year 2023, in the event the Company terminated the employment of Messrs. John H. Tyson or King prior to the expiration of the NEO’s respective employment contract term (other than for “cause” or by reason of their death or permanent disability), a termination by Mr. King due to good reason or, in the case of the other NEOs, a termination of employment due to a job elimination or by the NEO due to good reason, the Company will pay, in the case of Mr. John H. Tyson, a lump sum payment equal to two years of his then-current base salary and two times his annual bonus target, in the case of Mr. King, his then-current base salary for a period of two years and two times his annual bonus target plus continued medical coverage for up to 19 months, and, in the case of the other NEOs, such officer’s then-current base salary for a period of two years, COBRA reimbursements for up to two years of continued coverage, and 12-months of outplacement assistance. In addition, participating NEOs in the Executive Severance Plan are eligible to receive a prorated payout equal to the amount that they would have received under the Company’s annual incentive plan for the year of termination, provided that the NEO was employed for at least 60 days during the applicable fiscal year, with such payout based on target performance for terminations in the first three quarters of a fiscal year and actual performance for terminations in the fourth quarter.
If an NEO’s employment terminates for “cause,” he is not entitled to any of the foregoing benefits and will receive only his accrued but unpaid compensation as of the date of his termination. The term “cause” generally includes, among other things, the NEO engaging in wrongful conduct which results in injury to the Company or engaging in certain criminal activities.
The Executive Severance Plan also provides severance benefits in the event of a qualifying voluntary termination; however, as of September 30, 2023, none of the current NEOs were eligible to terminate under the Executive Severance Plan due to a qualifying voluntary termination.
Equity-Based Compensation Awards
Subject to certain exceptions, the award agreements under the Stock Incentive Plan generally provide that in the event that the employment of an NEO is terminated by reason of death, disability or retirement, by the NEO with good reason or pursuant to a qualifying voluntary termination under the Executive Severance Plan or by the Company without cause, a pro rata portion of any unvested equity award will be accelerated and will vest.
Payments and Benefits as of the Last Day of Fiscal Year 2023
The NEOs would have been entitled to the following estimated payments and benefits from the Company if a termination occurred on the last day of the fiscal year, under the following circumstances. In addition, NEOs may be eligible for payment of their accounts under the Company’s qualified retirement plan, the Employee Stock Purchase Plan and non-qualified plans. For the benefits under these plans, see the sections titled “Compensation Discussion and Analysis,” “Pension Benefits” and “Nonqualified Deferred Compensation for Fiscal Year 2023” in this Proxy Statement.

	John H. Tyson				King
	Termination by Company Without Cause or by NEO for Good Reason ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)	Termination by Company Without Cause or by NEO for Good Reason ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)
Severance	6,000,000	(1)	—	3,600,000	7,840,000	(1)	—	5,040,000
Accrued and Unpaid Vacation	92,308		92,308	92,308	107,692		107,692	107,692
Acceleration of vesting of equity-based compensation awards(2)	4,544,975		—	6,100,107	6,192,750		—	8,017,355
Health Insurance(3)	—		—	—	9,938		—	9,938
Outplacement Assistance	9,000		—	—	9,000		—	—
Total	10,646,283		92,308	9,792,415	14,159,380		107,692	13,174,985

	Boulden				Stewart
	Termination by Company Without Cause or by NEO for Good Reason ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)	Termination by Company Without Cause or by NEO for Good Reason ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)
Severance	1,708,016	(4)	—	108,016	1,955,924	(4)	—	155,924
Accrued and Unpaid Vacation	61,538		61,538	61,538	69,231		69,231	69,231
Acceleration of vesting of equity-based compensation awards(2)	585,931		—	4,526,524	605,474		—	2,850,667
Health Insurance(3)	7,604		—	7,604	—		—	—
Outplacement Assistance	9,000		—	—	9,000		—	—
Total	2,372,089		61,538	4,703,682	2,639,629		69,231	3,075,822

	John R. Tyson
	Termination by Company Without Cause or by NEO for Good Reason ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)
Severance	1,425,125	(4)	—	125,125
Accrued and Unpaid Vacation	50,000		50,000	50,000
Acceleration of vesting of equity-based compensation awards(2)	741,692		—	1,071,779
Health Insurance(3)	7,417		—	7,417
Outplacement Assistance	9,000		—	—
Total	2,233,234		50,000	1,254,321
_______________________________
(1)    These amounts represent (i) in the case of Mr. John H. Tyson, a lump sum payment equal to two years of his then-current base salary and two times his annual target performance incentive and (ii) in the case of Mr. King, the continued payment of his base salary for two years and two times his annual target performance incentive.
(2)    These amounts represent the value of each NEO’s unvested stock options, restricted stock and performance stock at the target level that would have vested in the event of a termination on September 30, 2023, based on our stock price of $50.49 on September 29, 2023, the last trading day of our 2023 fiscal year.
(3)With the exception of Mr. John H. Tyson and Mr. King, these amounts represent the premiums to continue the NEOs’ health insurance for the severance period provided in the Executive Severance Plan. Mr. John H. Tyson’s contract provides that, in the case of his disability, he and his spouse are entitled to health insurance until each of their deaths, and his eligible dependents are entitled to health insurance until such time as their eligibility has ceased. In the case of Mr. John H. Tyson’s death, his spouse and eligible dependents are entitled to the same coverage. With respect to Mr. John H. Tyson, this amount (a) excludes any amount for a spouse, as Mr. John H. Tyson was not married as of September 30, 2023, and (b) excludes any amount for Mr. John H. Tyson, as the period of time for coverage cannot be determined. As of September 30, 2023, the annual costs for Mr. John H. Tyson’s health insurance totaled $6,451. Mr. King’s contract provides that, upon a termination by the Company (other than for “cause” or by reason of death or permanent disability) or if Mr. King resigns for “good reason,” the Company will provide Mr. King with certain premium subsidies and/or monthly reimbursement payments for COBRA continuation coverage for up to 19 months.
(4)These amounts represent continued payment of the NEO’s base salary for two years and one annual incentive target payment under the Company’s annual incentive plan.
Potential Payments Upon a Change in Control
The award agreements under the Stock Incentive Plan currently provide for the acceleration of vesting of all unvested equity-based compensation awards held by an NEO in the event of either (i) a termination of employment by the Company without cause or (ii) a resignation by the NEO for good reason (as defined therein) occurring within twenty-four (24) months following a change in control of the Company. In these provisions, “change in control” is defined as any one of the following: (1) the acquisition by any individual or entity of the Company’s voting securities where the acquisition caused the individual or entity to own 25% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors; (2) a merger, consolidation, combination or like transaction involving the Company in which the shareholders of the Company immediately prior to the transaction did not own at least 50% of the voting power of the issued and outstanding capital stock of the Company immediately after the transaction; (3) the sale or transfer by the Company of more than 50% of its assets or by any shareholder or shareholders of the Company of more than 50% of the voting power of the issued and outstanding capital stock of the Company in any one transaction or a series of related transactions occurring within a one year period in which the Company, any corporation controlled by the Company or the shareholders of the Company immediately prior to the transaction did not own at least 50% of the voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction; (4) a majority of the persons who were members of the Board ceased to be directors within any 12-month period; or (5) the dissolution or liquidation of the Company. However, for the purpose of the acceleration of vesting of equity-based compensation awards, a change in control does not include any event as a result of which one or more of the following persons or entities possessed, immediately after such event, over 50% of the combined voting power of the Company or any successor entity: (i) Tyson Limited Partnership, or any successor entity; (ii) individuals related to Don Tyson by blood, marriage or adoption, or the estate of any such individual (including Don Tyson); or (iii) any entity in which one or more individuals or estates described in the preceding clauses (i) and (ii) possessed over 50% of the combined voting power or beneficial interests of such entity.
Each NEO would have been entitled to the estimated payments from the Company or its successor described in the table below if a change in control occurred and the NEO’s employment was terminated by the Company without cause or by the NEO for good reason, in each case, on September 30, 2023. The amounts represent the value of the listed NEOs’ unvested stock options, restricted stock and performance stock that would vest, based on a closing stock price of $50.49 on September 29, 2023, the last trading day of fiscal year 2023. However, if the payments due to a change in control were to result in an excise tax being due, the aggregate payments would be reduced to the largest amount which could be paid without triggering an excise tax. The amounts reported in the table below do not reflect the application of any reduction in benefits pursuant to the applicable employment contracts or the Executive Severance Plan.

Name	Estimated Amount ($)
John H. Tyson	7,859,917
Donnie King	11,933,187
Melanie Boulden	4,526,524
Brady Stewart	2,850,667
John R. Tyson	1,716,734
If the Company were to terminate any NEO following a change in control, such officer would not be entitled to any additional severance benefits because his or her termination followed a change in control. Instead, the officer would receive the severance benefits described in the section titled “Potential Payments Upon Termination” in this Proxy Statement.

CEO PAY RATIO DISCLOSURE
We are required by Item 402(u) of Regulation S-K, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, to disclose the ratio of our fiscal year 2023 CEO’s annual total compensation to the median of the annual total compensation of all of our employees. The SEC’s rules for calculating this ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to our pay ratio disclosed below.
We strive to offer competitive compensation for each position considering local labor markets. As a result, our compensation program varies amongst each local market and by position in order to allow us to provide a competitive total rewards package.
The median of the fiscal year 2023 annual total compensation of all of our employees, other than Mr. King, was $41,949. Mr. King’s fiscal year 2023 annual total compensation was $13,180,119, as reported in the Summary Compensation Table for Fiscal Year 2023. The ratio of these amounts (our “Pay Ratio”) for fiscal year 2023 is approximately 314:1.
We believe our fiscal year 2023 Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules and in accordance with the methodology described below. From the employee population as of the last day of our 2023 fiscal year (September 30, 2023) based on our payroll records, we identified the median compensated employee (the “Median Compensated Employee”) using as our consistently applied compensation measure gross taxable wages prior to any pre-tax deductions, as reported in the Company’s payroll records for the twelve months ended September 30, 2023. We calculated the annual total compensation for the Median Compensated Employee in accordance with the rules applicable to the Summary Compensation Table for Fiscal Year 2023.
As of September 30, 2023, we had 138,759 employees globally, with 120,421 employees based in the U.S. and 18,338 employees located outside of the U.S. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the Median Compensated Employee by excluding certain employees located outside of the U.S.1
After applying the de minimis exemption, we calculated the Pay Ratio based on our 120,421 U.S. employees, 5,483 China employees, and 8,500 Thailand employees, representing approximately 97% of our global2 full-time, part-time, temporary and seasonal employees who were employed as of September 30, 2023.
___________________________________
1 Excluded employee count by each location was as follows: Australia (173); Austria (30); Belgium (1); Brazil (934); Canada (9); Colombia (28); Costa Rica (1); Egypt (1); Germany (1); Guatemala (1); Hong Kong (2); Hungary (1); India (198); Indonesia (2); Ireland (1); Italy (14); Japan (7); Lebanon (1); Malaysia (1,613); Mexico (122); Netherlands (422); New Zealand (108); Peru (108); Philippines (117); Portugal (9); South Africa (2); South Korea (193); Taiwan (6); Turkey (36); UAE (2) and United Kingdom (212).
2 We employ people in 34 countries globally.
PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-principal executive officer named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation and Leadership Development Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Dean Banks ($)(1)	Summary Compensation Table Total for Donnie King ($)(1)	Compensation Actually Paid to Dean Banks ($)(1)(2)(3)	Compensation Actually Paid to Donnie King ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Adjusted Operating Income ($ Millions)(5)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	—	13,180,119	—	1,186,444	5,835,652	3,036,329	92.24	129.69	(649)	987
2022	—	12,014,497	—	10,941,512	5,760,752	3,956,575	116.45	110.26	3,249	4,405
2021	14,480,695	8,999,444	26,013,794	13,991,217	7,250,044	12,287,861	135.32	110.86	3,060	4,223
_______________________________

(1)Dean Banks was our PEO for part of fiscal year 2021 (from October 4, 2020 to June 2, 2021). Donnie King was our PEO for part of fiscal year 2021 (from June 2, 2021), as well as for fiscal years 2022 and 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023
John H. Tyson	John H. Tyson	John H. Tyson
Stewart Glendinning	Stewart Glendinning	Melanie Boulden
Amy Tu	Scott Spradley	Brady Stewart
Chris Langholz	Amy Tu	John R. Tyson
Noelle O'Mara
Chris Langholz
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Donnie King ($)	Exclusion of Stock Awards and Option Awards for Donnie King ($)	Inclusion of Equity Values for Donnie King ($)	Compensation Actually Paid to Donnie King ($)
2023	13,180,119	(10,943,344)	(1,050,331)	1,186,444
2022	12,014,497	(6,775,615)	5,702,630	10,941,512
2021	8,999,444	(5,094,000)	10,085,773	13,991,217

Year	Summary Compensation Table Total for Dean Banks ($)	Exclusion of Stock Awards and Option Awards for Dean Banks ($)	Inclusion of Equity Values for Dean Banks ($)	Compensation Actually Paid to Dean Banks ($)
2021	14,480,695	(11,046,000)	22,579,099	26,013,794

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	5,835,652	(3,895,201)	1,095,878	3,036,329
2022	5,760,752	(2,894,550)	1,090,373	3,956,575
2021	7,250,044	(3,486,250)	8,524,067	12,287,861
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Donnie King ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Donnie King ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Donnie King ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Donnie King ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Donnie King ($)	Total - Inclusion of Equity Values for Donnie King ($)
2023	4,240,467	(5,034,566)	—	(256,232)	—	(1,050,331)
2022	5,459,221	(1,170,125)	—	1,413,534	—	5,702,630
2021	7,878,426	2,202,621	—	4,726	—	10,085,773

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Dean Banks ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Dean Banks ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Dean Banks ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Dean Banks ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Dean Banks ($)	Total - Inclusion of Equity Values for Dean Banks ($)
2021	—	445,290	22,144,413	542,894	(553,498)	22,579,099

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,687,272	(1,515,880)	—	(75,515)	—	1,095,878
2022	2,025,053	(720,881)	—	455,691	(669,491)	1,090,373
2021	6,380,051	2,014,439	—	129,577	—	8,524,067
(4)The Company’s Total Shareholder Return (TSR) and Peer Group TSR (change in the year-end stock price plus reinvested dividends) as shown in the table, is based on $100 invested at the end of fiscal year 2020, through the end of each of our fiscal years 2021, 2022 and 2023, respectively. The Peer Group TSR set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended September 30, 2023. During fiscal year 2023, we changed our peer group to include geographically relevant peers in addition to those operating in the manufacturing, food and consumer packaged goods (CPG) industries, because we believe a peer group that includes companies with a comparable geographical market as well as companies in adjacent industries better reflects the Company’s competitive landscape. The fiscal year 2023 peer group is comprised of the following companies: Albertsons Companies, Inc., Archer-Daniels-Midland Company, Bunge Ltd., Caterpillar, Inc.,The Coca-Cola Company, Deere & Co., J.B. Hunt Transport Services, Inc., The Kraft Heinz Company, Mondelez International, Inc., PepsiCo, Inc., Performance Food Group Co., Sysco Corp., United Natural Foods, Inc., U.S. Foods Holding Corp., The Proctor & Gamble Company and Walmart Inc. For fiscal years 2020 to 2022, our Peer Group (the “Old Peer Group”) was comprised of the following companies: Archer-Daniels-Midland Company, Bunge Limited, Campbell Soup Company, ConAgra Foods, Inc., The Coca-Cola Company, General Mills, Inc., Hormel Foods Corp., Kellogg Co., The Kraft Heinz Company, Mondelez International, Inc., PepsiCo, Inc., Pilgrim’s Pride Corporation, The Hershey Company and The J.M. Smucker Company. For the Old Peer Group, the total shareholder return for fiscal years 2021, 2022 and 2023 would be $110.55, $123.08, and $128.04, respectively. In calculating the total shareholder return for each peer group, the return of each company in the peer group was weighted by market capitalization.
(5)We determined Adjusted Operating Income to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal year 2023. “Adjusted Operating Income” for purposes of annual incentive payments means Operating Income but takes into account any unusual or unique items, such as one time gains or losses, as determined by the Compensation and Leadership Development Committee. This performance measure may not have been the most important financial performance measure for fiscal years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
Company TSR (FYE 2020 Indexed to $100)
30
25
20
15
10
5
0
$160
$140
$120
$100
$80
$60
$40
$20
$0
100.00
26.0
135.32
14.0
12.3
116.45
10.9
4.0
92.24
1.2
3.0
2020
2021
2022
2023
Fiscal Year
Dean Banks Compensation Actually Paid
Donnie King Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Tyson Foods, Inc. TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
30
25
20
15
10
5
0
Compensation Actually Paid ($ Millions)
3500
3000
2500
2000
1500
1000
500
0
-500
-1000
Net Income ($ Millions)
26.0
14.0
12.3
3,060
10.9
4.0
3,249
1.2
3.0
-649
2021
2022
2023
Fiscal Year
Dean Banks Compensation Actually Paid
Donnie King Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Tyson Foods, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted Operating Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted Operating Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted Operating Income
Compensation Actually Paid ($ Millions)
Adjusted Operating Income ($ Millions)
30
25
20
15
10
5
0
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
26.0
14.0
12.3
10.9
4.0
1.2
3.0
4,223
4,405
987
2021
2022
2023
Fiscal Year
Dean Banks Compensation Actually Paid
Donnie King Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted Operating Income

Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the fiscal year 2023 peer group and Old Peer Group over the same period.

Comparison of Cumulative TSR of Tyson Foods, Inc.,
Peer Group, and Old Peer Group
TSR (10/3/2020 Indexed to $100)
$150
$100
$50
$0
10/3/2020
10/2/2021
10/1/2022
9/30/2023
135.32
110.86
110.55
123.08
116.45
110.26
129.69
128.04
92.24
Tyson Foods, Inc. TSR
Peer Group TSR
Old Peer Group TSR

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Adjusted Operating Income (“AOI”)
Return on Invested Capital (“ROIC”)
Relative Total Shareholder Return (“rTSR”)

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2023. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions above, the Audit Committee recommended to the Board that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.
The Board has delegated to the Audit Committee the responsibility to, among other things, (i) oversee and monitor the Company’s financial reporting, auditing and accounting process, (ii) be directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (iii) review and oversee the Company’s internal audit department, and (iv) provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal auditor and the Board. The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. The Audit Committee’s charter was last amended by the Board in August 2022 and is available on the Company’s Investor Relations website at http://ir.tyson.com or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Office of the Corporate Secretary, 2200 West Don Tyson Parkway, Mail Stop AR076124, Springdale, Arkansas 72762-6999.
Audit Committee
Jonathan D. Mariner, Chair
Mikel A. Durham
Kevin M. McNamara
Cheryl S. Miller

CERTAIN TRANSACTIONS
The following are the transactions occurring since October 1, 2022 (i) in which the Company was a participant, (ii) where the annual amount involved exceeded $120,000, and (iii) in which the Company’s NEOs, directors, director nominees, principal shareholders and other related parties had a direct or indirect material interest or which the Company has chosen to voluntarily disclose. Other than described in this section, no other transactions of this type are currently proposed.
The Company has contracts with an entity for the lease of wastewater treatment plants that service chicken processing facilities owned by the Company in Nashville, Arkansas, and Springdale, Arkansas. During fiscal year 2023, interests in the lessor entity were owned by the following persons: the Donald J. Tyson Revocable Trust (of which John H. Tyson, the Chairman of the Board, is one of the trustees); Berry Street Waste Water Treatment Plant, LP (of which the TLP owns 90%); Carla Tyson (sister of John H. Tyson); Cheryl Tyson (sister of John H. Tyson) and J.J. Caldwell-Tyson (sister of John H. Tyson). Aggregate lease payments made by the Company during fiscal year 2023 with respect to the Nashville facility were $750,000 plus $8,971 for property taxes attributable to the treatment plant. Aggregate lease payments made by the Company during fiscal year 2023 with respect to the Springdale facility were $450,000 plus an amount for property taxes; however, for property tax purposes the treatment plant is not segregated from the processing facility and, as such, the amount of property tax attributable to the treatment plant is not determinable.
In fiscal year 2023, the Company provided administrative services to the Tyson Limited Partnership. After fiscal year 2023 ended, the Tyson Limited Partnership (including affiliates), reimbursed the Company $282,866 for administrative services provided in fiscal year 2023. Consistent with the foregoing reimbursement practice, the Company expects that the Tyson Limited Partnership will reimburse the Company in fiscal year 2025 for administrative services provided by the Company to the Tyson Limited Partnership in fiscal year 2024.
In fiscal year 2023, Mr. John H. Tyson made purchases of protein from the Company in the amount of $150,712.
Kyle Guziec, son-in-law of Mr. White, was employed as Director Commodity during fiscal year 2023, and received compensation including a base salary of $176,749, a bonus of $11,600, a retention award of $75,000 and $8,114 in other employee benefits (including Company contributions to his Retirement Savings Plan, Executive Savings Plan and Employee Stock Purchase Plan accounts and premiums paid by the Company for a long-term disability benefit). On November 18, 2022, Kyle Guziec was granted an award of restricted stock with a grant date fair value of $18,750, which vests on the third anniversary of the grant date subject to his continued employment through the vesting date, and an award of non-qualified stock options which will vest in equal annual installments over three years with a grant date fair value of $6,265. All grants were made under the Stock Incentive Plan. Taylor White, son of Mr. White, was employed as Director Sales during fiscal year 2023, and received compensation including a base salary of $166,185, a bonus of $9,800 and $7,070 in other employee benefits (including Company contributions to his Retirement Savings Plan and Employee Stock Purchase Plan accounts and premiums paid by the Company for a long-term disability benefit). On May 12, 2023, Taylor White was granted an award of restricted stock with a grant date fair value of $14,000, which vests on the third anniversary of the grant date subject to his continued employment through the vesting date.
John R. Tyson, son of John H. Tyson, was employed as Executive Vice President and Chief Financial Officer during fiscal year 2023, and his compensation and benefits are as described in the preceding disclosures throughout this proxy statement.
Randy King, brother of Mr. King, was employed as Complex Manager during fiscal year 2023, and received compensation including a base salary of $251,685, a bonus of $23,123 and $10,333 in other employee benefits (including Company contributions to his Retirement Savings Plan and Employee Stock Purchase Plan accounts and premiums paid by the Company for a long-term disability benefit). On November 18, 2022, Randy King was granted an award of restricted stock with a grant date fair value of $56,250 which vests on February 20, 2025 subject to his continued employment through the vesting date, and an award of non-qualified stock options which will vest in equal annual installments over three years with a grant date fair value of $18,763. All grants were made under the Stock Incentive Plan.
The related party transactions described above have been reviewed by the Governance and Nominating Committee, which has determined that the transactions are fair to the Company. The Governance and Nominating Committee oversees and reviews related party and other certain transactions between the Company and directors, executive officers or affiliates of the Company. This review typically entails the receipt of appraisals or other information from independent third parties which are utilized in the Governance and Nominating Committee’s determination of fairness. However, our Governance and Nominating Committee charter requires that the Governance and Nominating Committee review and approve all transactions with related persons as may be required to be disclosed by the rules of the SEC. The Governance and Nominating Committee is responsible for determining whether such transactions are fair to the Company. Directors and executive officers are specifically asked to disclose such transactions annually.
DELINQUENT SECTION 16(a) REPORTS
The Company’s directors and executive officers and the beneficial owners of more than ten percent of the Company’s shares are required to file under the Exchange Act reports of ownership and changes of ownership with the SEC. Based solely on information provided to the Company by individual directors and executive officers and the beneficial owners of more than ten percent of the Company’s shares, the Company believes that, during fiscal year 2023, all filing requirements applicable to directors and executive officers have been complied with in a timely manner, except for one filing reporting a transaction by Noel White and one filing reporting a transaction by Brady Stewart.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
The Company currently anticipates that the 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”) will be held on February 6, 2025. Shareholder proposals must be received by the Company’s General Counsel and Secretary at the Company’s principal executive offices on or before August 22, 2024 to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for the 2025 Annual Meeting. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.
The Company’s by-laws provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Company’s board of directors or by a shareholder. The Company’s by-laws provide that for any business (other than a proposal included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) to be brought before an annual meeting by a shareholder, the shareholder must (i) be a shareholder of record on the date the shareholder provides notice to the Company of its intention to bring business before the annual meeting and on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, (ii) be entitled to vote at the annual meeting, and (iii) give timely notice of the proposed business in proper written form in compliance with the notice procedures and informational requirements set forth in Article II, Section 10 of the Company’s by-laws. To be timely, the notice must be received by the secretary of the Company at the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of the annual meeting was made. To be timely for purposes of the 2025 Annual Meeting, the notice must be received by the Company’s General Counsel and Secretary at the Company’s principal executive offices on or before November 9, 2024, but in no event earlier than October 10, 2024.
Under the Company’s by-laws, nominations for director may be made only by the Board (or any duly authorized committee of the Board) or by any shareholder that (i) is a shareholder of record on the date the shareholder provides notice to the Company of its intention to nominate a director nominee for election to the Board and on the record date for the determination of shareholders entitled to notice of and to vote at the meeting at which directors will be elected, (ii) is entitled to vote at such meeting, and (iii) gives timely notice of such nomination in proper written form in compliance with the notice procedures and informational requirements set forth in Article II, Section 9 of the Company’s by-laws. To be timely, the notice must be received by the secretary of the Company at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than 120 days prior to such annual meeting nor less than the later of (x) 90 days prior to such annual meeting and (y) ten days after the day on which public disclosure of the date of the meeting was made; and (ii) in the case of a special meeting called for the purpose of electing directors, no more than ten days after the day on which public disclosure of the date of such special meeting was made. To be timely for purposes of the 2025 Annual Meeting, the notice must be received by the Company’s General Counsel and Secretary at the Company’s principal executive offices on or before November 9, 2024, but in no event earlier than October 10, 2024.
In addition to satisfying the deadlines in these advance notice provisions of the Company’s bylaws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must:
•provide the notice required under Rule 14a-19 under the Exchange Act to our General Counsel and Secretary no later than November 9, 2024; and
•solicit the holders of shares of the Company representing at least 67% of the voting power of shares entitled to vote on the election of directors and include a statement to that effect in the proxy statement or form of proxy.
The Company’s principal executive offices for notices of shareholder proposals, other Company business to be brought at an annual meeting, or nominations for director are located at the address provided below in “Shareholder Communications.”
SHAREHOLDER COMMUNICATIONS
Shareholders and other interested parties may direct communications to individual directors, including the Lead Independent Director, a Board committee, the non-management directors as a group or the Board as a whole, by addressing the communication to the named individual, the committee, the non-management directors as a group or the Board as a whole, c/o Tyson Foods, Inc., Attention: Office of the Corporate Secretary, 2200 West Don Tyson Parkway, Mail Stop AR076124, Springdale, Arkansas 72762-6999.
EXPENSES OF SOLICITATION
The cost of soliciting proxies will be borne by the Company. Solicitations may be made by executive officers, directors and employees of the Company personally or by mail, telephone or other similar means of communication. Solicitations by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitations will be paid.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Upon written request of any shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC, including the financial statements and data supplementary thereto. The written request should be sent to the General Counsel and Secretary at the Company’s principal executive offices at the address provided above under “Shareholder Communications.” The written request must state that as of December 11, 2023, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including the financial statements and data supplementary thereto, is available on the Company’s Investor Relations website at http://ir.tyson.com.
OTHER MATTERS
The material referred to in this Proxy Statement under the captions “Report of the Audit Committee” and “Report of the Compensation and Leadership Development Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Exchange Act.
So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.
By Order of the Board of Directors
Adam Deckinger, General Counsel and Secretary
December 21, 2023

Tyson

2200 WEST DON TYSON PARKWAY
SPRINGDALE, AR 72762-6999

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 7, 2024 for shares held directly and by 11:59 P.M. Eastern Time on February 5, 2024 for shares held in a Plan. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 7, 2024 for shares held directly and by 11:59 P.M. Eastern Time on February 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27084-P01028

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TYSON FOODS, INC.

The Board of Directors recommends that you vote FOR items 1 and 2:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. John H. Tyson	☐	☐	☐
1b. Les R. Baledge	☐	☐	☐
1c. Mike Beebe	☐	☐	☐
1d. Maria Claudia Borras	☐	☐	☐
1e. David J. Bronczek	☐	☐	☐
1f. Mikel A. Durham	☐	☐	☐
1g. Donnie King	☐	☐	☐
1h. Jonathan D. Mariner	☐	☐	☐
1i. Kevin M. McNamara	☐	☐	☐
1j. Cheryl S. Miller	☐	☐	☐
1k. Kate B. Quinn	☐	☐	☐
1l. Jeffrey K. Schomburger	☐	☐	☐
1m. Barbara A. Tyson	☐	☐	☐
1n. Noel White	☐	☐	☐
2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2024.	☐	☐	☐

The Board of Directors recommend that you vote AGAINST Items 3 through 6.

	For	Against	Abstain
3. Shareholder proposal regarding corporate climate lobbying.	☐	☐	☐
4. Shareholder proposal regarding Tyson Foods' labor practices.	☐	☐	☐
5. Shareholder proposal regarding deforestation-free supply chains.	☐	☐	☐
6. Shareholder proposal regarding a circular economy for packaging.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

A-1

Tyson

The Annual Meeting of Shareholders will consist of a business meeting and brief reports from Company executives and is expected to last approximately 30 minutes. The Annual Meeting of Shareholders will be webcast live and a replay will be available at http://ir.tyson.com. To attend in person at 2008 South Thompson Street, Springdale, Arkansas please contact Tyson Foods Investor Relations for tickets via email at ir@tyson.com or by telephone at 479-290-4524. A ticket is required for entry to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V27085-P01028

PROXY
TYSON FOODS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 8, 2024

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) John H. Tyson and Kevin M. McNamara, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the Annual Meeting of Shareholders to be held at Tyson Foods, Inc., 2008 South Thompson Street, Springdale, Arkansas on Thursday, February 8, 2024 at 10:00 a.m., Central time and at any adjournments or postponements thereof, for the transaction of the business listed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

Continued and to be signed on reverse side

A-2